Exhibit 10.1

Execution version

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Dated 17 February 2021

EXPLORER NEW BUILD, LLC

as Borrower

and

NCL CORPORATION LTD.

as Guarantor

and

SEVEN SEAS CRUISES S. DE R.L.

as Charterer

and Shareholder

and

Norwegian Cruise Line Holdings Ltd.

as the Holding

and

THE Banks and FINANCIAL INSTITUTIONS listed IN Schedule 1

as Lenders

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

SOCIÉTÉ GÉNÉRALE

HSBC BANK PLC

KFW IPEX-BANK GMBH

as Joint Mandated Lead Arrangers

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent

and SACE Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Trustee

AMENDMENT AND RESTATEMENT AGREEMENT

relating to a facility agreement originally dated 31 July 2013 (as amended and restated pursuant to an amendment and restatement agreement dated 31 October 2014 and as amended by a supplemental agreement dated 4 June 2020)
in respect of the part financing of the passenger cruise ship m.v. “SEVEN SEAS EXPLORER”

Index

Clause		Page

1	Definitions and Interpretation	2
2	Conditions Precedent and Conditions Subsequent	5
3	Representations	5
4	Acknowledgment and Acceptance of the Principles	6
5	Amendment and Restatement of Facility Agreement and other Finance Documents	6
6	Further Assurance	7
7	Costs, Expenses and Fees	7
8	Notices	7
9	Counterparts	8
10	Signing Electronically	8
11	Governing Law	8
12	Enforcement	8

Schedules

Schedule 1 The Lenders		9
Schedule 2 Conditions Precedent		11
Schedule 3 Form of Effective Date Certificate		13
Schedule 4 Information Package		14

Execution

Execution Pages

Appendices

Form of Amended and Restated Facility Agreement (marked to indicate amendments)
Form of Amended and Restated Guarantee (marked to indicate amendments)

THIS AGREEMENT is made on 17 February 2021

Parties

(1)	EXPLORER NEW BUILD, LLC, a limited liability company formed in the state of Delaware whose registered office is at Corporate Creations Network, Inc., 3411 Silverside Road, Tatnall Building Suite 104, Wilmington, DE 19810, United States of America as borrower (the “Borrower”)

(2)	NCL CORPORATION LTD., an exempted company incorporated under the laws of Bermuda with its registered office at Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda (the “Guarantor”)

(3)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda (the “Holding”)

(4)	SEVEN SEAS CRUISES S. DE R.L., a Panamanian sociedad de responsabilidad limitada domiciled in Panama whose resident agent is at Arifa Building, West Boulevard, Santa Maria Business District, Panama, Republic of Panama and registered at the Mercantile Section of the Panama Public Registry at Microjacket 876, Document 1238212 since 7 November 2007 (the “Charterer” and “Shareholder”)

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as lenders (the “Lenders”)

(6)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France, SOCIÉTÉ GÉNÉRALE a French société anonyme having its registered office located at 29 Boulevard Haussmann, 75009 Paris under number Siren 552 120 222 at the Registre du Commerce et des Sociétés of Paris, France, HSBC BANK PLC of Level 2, 8 Canada Square, London, E14 5HQ, United Kingdom and KFW IPEX-BANK GMBH of Palmengartenstraße, 5-9 60325, Frankfurt, as mandated lead arrangers (the “Mandated Lead Arrangers”)

(7)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as agent and SACE agent (the “Agent” and the “SACE Agent”)

(8)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French société anonyme having its registered office located at 12, Place des États-Unis, CS 70052, 92547 Montrouge Cedex, France registered under number Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre, France as security trustee (the “Security Trustee”)

Background

(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrower a facility of the Dollar Equivalent of up to EUR 299,866,962 (not to exceed USD 440,321,649) for the purpose of assisting the Borrower in financing (i) payment under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount and (ii) payment to the Borrower of the Dollar Equivalent of 100% of the first instalment of the SACE Premium already paid direct to SACE on or before 30 days following the issuance of the SACE Insurance Policy and (iii) payment to SACE of the Dollar Equivalent of 100% of the second instalment of the SACE Premium payable on the original Drawdown Date.

(B)	Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE S.p.A. has informed the cruise operators of its availability to evaluate certain measures (the “Temporary Measures”) applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures is subject, amongst other things, to certain principles dated 15 April 2020 for cruise lines offered by SACE (as further defined below, the “Original Principles”).

(C)	Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Facility Agreement, and requested, amongst other things, the deferral of repayments of principal under the Facility Agreement for a period of one year from 1 April 2020 to 31 March 2021 (the “Borrower Request”).

(D)	On 25 May 2020, the Agent (for and on behalf of the Lenders) provided its consent to part of the Borrower Request in accordance with and subject to certain conditions as set out in the 2020 Amendment Agreement.

(E)	Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the “Extended Temporary Measures”), again subject to certain principles dated 26 November 2020 for cruise lines offered by SACE (as further defined below and together with the Original Principles, the “Principles”).

(F)	Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the Facility Agreement, and requested, amongst other things, the deferral of repayments of principal under the Facility Agreement for a further period of one year from 1 April 2021 to 31 March 2022 (the “Second Borrower Request”).

(G)	On 25 January 2021, the Agent (for and on behalf of the Lenders) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in this Agreement.

(H)	The Parties have agreed to amend and restate the Facility Agreement as set out in this Agreement for the purposes of, inter alia, documenting the required amendments identified in the Principles.

Operative Provisions

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“2020 Amendment Agreement” means the amendment to the Facility Agreement dated 4 June 2020 between, amongst others, the Borrower, the Agent and the SACE Agent.

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“2021 Deferral Fee Letters” means any letter between the Agent or the SACE Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by this Agreement.

“2021 Deferral Period” means the period from 1 April 2021 to 31 March 2022.

“2021 Deferral Tranche” means the part of the Loan made or to be made available (or deemed made or to be deemed to be made available) to the Borrower to repay the aggregate of the 2021 Deferred Repayment Instalments, including, for the avoidance of doubt, the repayment instalments due pursuant to paragraph (a) of clause 5.5 (Repayment of Deferral Tranches) of the Amended and Restated Facility Agreement.

“2021 Deferred Repayment Instalments” means the repayment instalments in principal due during the 2021 Deferral Period.

“2021 Finance Documents” means this Agreement, the New Mortgage Addendum and each 2021 Deferral Fee Letter.

“Amended and Restated Facility Agreement” means the Facility Agreement as amended and restated by this Agreement in the form set out in the Appendix.

“Amended and Restated Guarantee” means the Guarantee as amended and restated by this Agreement in the form set out in the Appendix.

“Effective Date” means the date on which the Agent notifies the Borrower, the other Creditor Parties and SACE as to the satisfaction of the conditions precedent as provided in Clause 2.1(a).

“Facility Agreement” means the facility agreement dated 31 July 2013 and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arrangers, (iv) the Agent and the SACE Agent and (v) the Security Trustee, and (where the context requires) as amended from time to time, including pursuant to an amendment and restatement agreement dated 31 October 2014, and as further amended by the 2020 Amendment Agreement.

“Information Package” means the information package in connection with the “Debt Holiday” application in the form set out in Schedule 4 (Information Package) of this Agreement, submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Principles.

“New Mortgage Addendum” means the addendum to the Mortgage in the agreed form.

“Obligors” means the Borrower, the Guarantor, the Holding, the Charterer and the Shareholder.

“Original Principles” means the document titled “Cruise Debt Holiday Principles” offered by SACE dated 15 April 2020, which sets out certain key principles and parameters relating to the qualifying Loan Agreements (as defined therein) and being applicable to SACE-covered loan agreements such as the Facility Agreement.

“Party” means a party to this Agreement.

“Principles” means, together with the Original Principles, the document titled “Debt Deferral Extension Framework for ECA-backed Export Financings” offered by SACE dated 26 November 2020, which sets out certain key principles and parameters relating to the qualifying Loan Agreements (as defined therein) and being applicable to SACE-covered loan agreements such as the Facility Agreement.

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1.2	Defined expressions

Defined expressions in the Facility Agreement and, with effect from the Effective Date, the Amended and Restated Facility Agreement, shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction of certain terms) of the Facility Agreement applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any new or supplement to a Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Agent); or

(b)	in any other form agreed in writing between the Borrower and the Agent acting with the authorisation of the Majority Lenders or, where clause 30.2 (Variations, waivers etc. requiring agreement of all Lenders) of the Facility Agreement applies, all the Lenders.

1.5	Designation as a Finance Document

The Borrower and the Agent designate this Agreement as a Finance Document.

1.6	Third party rights

(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement other than SACE, who may enforce or to enjoy the benefit of and rely on the provisions of this Agreement and the Amended and Restated Facility Agreement subject to the provisions of the Third Parties Act.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party (other than SACE) is not required to rescind or vary this Agreement at any time.

(c)	For the avoidance of doubt and in accordance with clause 33.4 (Third party rights) of the Facility Agreement, nothing in this Clause 1.6 (Third party rights) shall limit or prejudice the exercise by SACE of its rights under this Agreement or the Finance Documents in the event that such rights are subrogated or assigned to it pursuant to the terms of the SACE Insurance Policy.

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2	Conditions Precedent and Conditions Subsequent

2.1	The Effective Date cannot occur unless:

(a)	the Agent has received (or on the instructions of all the Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent;

(b)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, the representations and warranties contained in Clause 3 (Representations) are true and correct on, and as of, each such time as if each was made with respect to the facts and circumstances existing at such time;

(c)	save as disclosed in writing to the Agent and SACE prior to the date of this Agreement, no Event of Default, event or circumstance specified in clause 18 (Events of Default) of the Facility Agreement which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, event resulting in mandatory prepayment of the Loan pursuant to clause 16.3 (Mandatory prepayment – Sale and Total Loss) and clause 16.4 (Mandatory prepayment – SACE Insurance Policy) of the Facility Agreement or Deferral Prepayment Event shall have occurred and be continuing or would result from the amendment and restatement of the Facility Agreement pursuant to this Agreement; and

(d)	the Agent is satisfied that the Effective Date can occur and have not provided any instructions to the contrary informing the Parties that the Effective Date cannot occur.

2.2	Upon fulfilment or waiver of the conditions set out in Clause 2.1 above, the Agent shall provide the Borrower and the Creditor Parties and SACE with a copy of the executed certificate in the form set out in Schedule 3 (Form of Effective Date Certificate) confirming that the Effective Date has occurred and such certificate shall be binding on all Parties.

2.3	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent provides the certificate described in Clause 2.2 above, the Creditor Parties authorise (but do not require) the Agent to execute and provide such certificate. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such certificate.

3	Representations

3.1	Facility Agreement representations

On the date of this Agreement and on the Effective Date, each Obligor that is a party to the Facility Agreement makes each of the representations and warranties as set out in clause 11 (Representations and warranties) of the Facility Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and (where relevant) the Amended and Restated Facility Agreement, the Amended and Restated Guarantee and the New Mortgage Addendum, by reference to the circumstances then existing.

3.2	Finance Document representations

On the date of this Agreement and on the Effective Date, each Obligor (save for the Holding) makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated and/or supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, and, where appropriate, the Amended and Restated Guarantee and the New Mortgage Addendum, by reference to the circumstances then existing.

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4	Acknowledgment and Acceptance of the Principles

Each Obligor confirms its acknowledgment to the Principles and full acceptance of all terms, requirements and conditions thereunder. For the avoidance of doubt, and without limiting the generality of the said acknowledgement and acceptance of the Principles, any carve-outs to those Principles shall be documented pursuant to specific provisions as agreed between the parties and as set out in the Amended and Restated Facility Agreement and in the Amended and Restated Guarantee.

5	Amendment and Restatement of Facility Agreement and other Finance Documents

5.1	Specific amendments to the Facility Agreement

With effect on and from the Effective Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

5.2	Specific amendments to the Guarantee

With effect on and from the Effective Date, the Guarantee shall be amended and restated in the form of the Amended and Restated Guarantee and, as so amended and restated, the Guarantor confirms that:

(a)	its Guarantee extends to the obligations of the Borrower under the Finance Documents as amended, restated and/or supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement are included in the Secured Liabilities (as defined in the Facility Agreement); and

(c)	the Guarantee shall continue to be binding on each of the parties to it and have full force and effect in accordance with its terms as so amended and restated.

5.3	Security Confirmation

Without prejudice to the provisions of the New Mortgage Addendum, on the Effective Date, each Obligor confirms that:

(a)	any Security Interest created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement;

(b)	the obligations of the relevant Obligors under the Finance Documents as amended, restated and/or supplemented by this Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which it is a party);

6

(c)	the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents; and

(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Finance Documents in respect of which this confirmation is given.

5.4	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 5.1 (Specific amendments to the Facility Agreement);

(b)	in the case of the Guarantee, as amended and restated pursuant to Clause 5.2 (Specific amendments to the Guarantee);

(c)	the Facility Agreement and the applicable provisions of this Agreement will be read and construed as one document;

(d)	the Guarantee and the applicable provisions of this Agreement will be read and construed as one document; and

(e)	except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other default under the Finance Documents.

6	Further Assurance

Clause 12.19 (Further assurance) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7	Costs, Expenses and Fees

(a)	Clause 10.11 (Transaction Costs) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

(b)	The Borrower shall pay to each of (i) the Agent for its own account, (ii) the Agent (for the account of each Lender) and (iii) SACE such fees in the amount and at the times specified in the 2021 Deferral Fee Letters.

(c)	The Borrower shall, no later than the earlier of (i) 30 days from the date of issuance of the addendum to the SACE Insurance Policy in form and substance acceptable to the Lenders and (ii) the first advance under the 2021 Deferral Tranche, pay to SACE the additional SACE Premium amounting to $1,289,678.22 in relation to the 2021 Deferral Tranche.

8	Notices

Clause 31 (Notices) of the Facility Agreement, as amended and restated by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications.

7

9	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10	Signing Electronically

The Parties acknowledge and agree that they may execute this Agreement and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the documents shall have the same effect as handwritten signatures and the use of an electronic signature on this Agreement shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Agreement, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.

11	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12	Enforcement

12.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

12.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Hannaford Turner LLP, currently of 9 Cloak Lane, London EC4R 2RU, UK as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

8

Explorer I

Amendment and Restatement Agreement

Execution Pages

BORROWER

SIGNED by	)	/s/ Daniel S. Farkas
duly authorised	)	Daniel S. Farkas
for and on behalf of	)
EXPLORER NEW BUILD, LLC	)

GUARANTOR

SIGNED by	)	/s/ Daniel S. Farkas
duly authorised	)	Daniel S. Farkas
for and on behalf of	)
NCL CORPORATION LTD.	)

HOLDING

SIGNED by	)	/s/ Daniel S. Farkas
for and on behalf of	)	Daniel S. Farkas
NORWEGIAN CRUISE LINE	)
HOLDINGS LTD.	)
as its duly appointed attorney-in-fact	)
in the presence of:	)	/s/ Jared G. Silberborn
	)	Jared G. Silberhorn
	)	7665 Corporate Center Drive
	)	Miami, FL 33126

CHARTERER

SIGNED by	)	/s/ Daniel S. Farkas
duly authorised	)	Daniel S. Farkas
for and on behalf of	)
SEVEN SEAS CRUISES S. DE R.L.	)

SHAREHOLDER

SIGNED by	)	/s/ Daniel S. Farkas
duly authorised	)	Daniel S. Farkas
for and on behalf of	)
SEVEN SEAS CRUISES S. DE R.L.	)

Explorer I

Amendment and Restatement Agreement

LENDERS

SIGNED by	)	/s/ Alexia Russell
duly authorised	)	Alexia Russell
for and on behalf of	)	Attorney-in-Fact
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)	/s/ Oliver Baines
duly authorised	)	Oliver Baines
for and on behalf of	)	Attorney-in-Fact
SOCIÉTÉ GÉNÉRALE	)

SIGNED by	)	/s/ Massimiliano Milani
duly authorised	)	Massimiliano Milani
for and on behalf of	)	Relationship Manger
BANCO BPM S.P.A.	)
	)	/s/ Roberta Zanaboni
	)	Roberta Zanaboni
	)	Attorney
)

SIGNED by	)	/s/ Maria Gazi
duly authorised	)	Maria Gazi
for and on behalf of	)	Attorney-in-Fact
KFW IPEX-BANK GMBH	)

SIGNED by	)	/s/ Oliver Baines
duly authorised	)	Oliver Baines
for and on behalf of	)	Attorney-in-Fact
AKA AUSFUHRKREDIT-GESELLSCHAFT	)
MIT BESCHRAENKTER HAFTUNG	)

MANDATED LEAD ARRANGERS

SIGNED by	)	/s/ Alexia Russell
duly authorised	)	Alexia Russell
for and on behalf of	)	Attorney-in-Fact
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

Explorer I

Amendment and Restatement Agreement

SIGNED by	)	/s/ Oliver Baines
duly authorised	)	Oliver Baines
for and on behalf of	)	Attorney-in-fact
SOCIÉTÉ GÉNÉRALE	)

SIGNED by	)	/s/ Mark Looi
duly authorised	)	Mark Looi
for and on behalf of	)
HSBC BANK PLC	)

SIGNED by	)	/s/ Maria Gazi
duly authorised	)	Maria Gazi
for and on behalf of	)	Attorney-in-fact
KFW IPEX-BANK GMBH	)

AGENT

SIGNED by	)	/s/ Alexia Russell
duly authorised	)	Alexia Russell
for and on behalf of	)	Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE AND	)
INVESTMENT BANK	)

SACE AGENT

SIGNED by	)	/s/ Alexia Russell
duly authorised	)	Alexia Russell
for and on behalf of	)	Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE AND	)
INVESTMENT BANK	)

SECURITY TRUSTEE

SIGNED by	)	/s/ Alexia Russell
duly authorised	)	Alexia Russell
for and on behalf of	)	Attorney-in-fact
CRÉDIT AGRICOLE CORPORATE AND	)
INVESTMENT BANK	)

Execution version

APPENDIX

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and

2	deletions are shown by strike-through text in red.

Originally ~~D~~dated 31 July 2013

(as amended and restated by an ~~A~~amendment and ~~R~~restatement ~~A~~agreement dated 31 October 2014 and as amended by a supplemental agreement dated 4 June 2020 and as further amended and restated pursuant to an amendment and restatement agreement dated _______ February 2021)

EXPLORER NEW BUILD, LLC

as Borrower

~~–~~ and ~~–~~

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

~~–~~ and ~~–~~

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

SOCIÉTÉ GÉNÉRALE

HSBC BANK PLC

KFW IPEX-BANK GMBH

as Joint Mandated Lead Arrangers

~~–~~ and~~-~~

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Agent
and SACE Agent

~~–~~ and~~-~~

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Trustee
with the support of

SACE S.p.A.

AMENDED AND RESTATED LOAN AGREEMENT

relating to the part financing of the ~~738~~
passenger cruise ship m.v. “SEVEN SEAS EXPLORER”

~~newbuilding presently designated as~~
~~Hull No. [*] at Fincantieri-Cantieri Navali Italiani S.p.A~~

Index

Clause		Page

1.	Interpretation	~~2~~3
2.	Facility	~~2~~35
3.	Conditions Precedent	~~2~~37
4.	Drawdown	~~31~~44
5.	Repayment	~~33~~47
6.	Interest	~~3~~48
7.	Interest Periods	~~37~~54
8.	SACE Premium and Italian Authorities	~~37~~55
9.	Fees	57~~9~~
10.	Taxes, Increased Costs, Costs and Related Charges	58~~0~~
11.	Representations and Warranties	~~4~~64
12.	General Undertakings	~~52~~70
13.	Ship Undertakings	79~~8~~
14.	Insurance Undertakings	~~64~~86
15.	Security Value Maintenance	90~~8~~
16.	Cancellation, Prepayment and Mandatory Prepayment	~~69~~91
17.	Interest on Late Payments	~~71~~96
18.	Events of Default	~~7~~96
19.	Application of Sums Received	101~~7~~
20.	Indemnities	~~77~~102
21.	Illegality, etc.	~~79~~104
22.	Set-Off	~~8~~106
23.	Changes to the Lenders	~~8~~107
24.	Changes to the Obligors	~~86~~112
25.	Role of the Agent and the Joint Mandated Lead Arrangers	~~8~~112
26.	The Security Trustee	~~9~~118
27.	Conduct of Business by the Creditor Parties	1~~04~~29
28.	Sharing Among the Creditor Parties	1~~04~~30
29.	Payment Mechanics	1~~06~~31
30.	Variations and Waivers	1~~08~~33
31.	Notices	135~~9~~
32.	Confidentiality	1~~11~~37
33.	Supplemental	1~~14~~40
34.	Governing Law	1~~15~~41
35.	Enforcement	1~~15~~41
36	Bail-In	142
37	Confidentiality of Funding Rates and Reference Bank Quotations	142

Schedules

Schedule 1 Lenders and Commitments	1~~16~~40
Schedule 2 Form of Drawdown Notice	1~~17~~42
Schedule 3 Documents to be produced by the Builder to the Agent on Delivery	1~~19~~44
Schedule 4 Form of Transfer Certificate	1~~20~~45
Schedule 5 Qualifying Certificate	1~~2~~49
Schedule 6 Deferred Repayment Schedule	151

Execution

Execution Pages

THIS AGREEMENT is originally made on 31 July 2013 (as amended and restated by ~~the~~an ~~A~~amendment and ~~R~~restatement ~~A~~agreement ~~on~~dated 31 October 2014 and as amended by a supplemental agreement dated 4 June 2020 and as further amended and restated pursuant to an amendment and restatement agreement dated _______ February 2021).

PARTIES

(1)	EXPLORER NEW BUILD, LLC, a limited liability company formed in the state of Delaware whose registered office is at Corporat~~ion~~e ~~Service Company, 2711 Centerville Road,~~Creations Network, Inc., 3411 Silverside Road, Tatnall Building Suite ~~4~~10~~0~~4, Wilmington, ~~Delaware,~~DE 19810~~8~~, United States of America as borrower (the “Borrower”)~~;~~

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (Lenders and Commitments) as lenders (the “Lenders”)~~;~~

(3)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, SOCIÉTÉ GÉNÉRALE, ~~KFW IPEX-BANK GMBH and~~ HSBC BANK PLC and KFW IPEX-BANK GMBH as joint mandated lead arrangers (the “Joint Mandated Lead Arrangers”)~~;~~

(4)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting through its office at 12 Place des États-Unis, CS 70052, 92547, Montrouge Cedex, France, as agent ~~and SACE agent~~ (the “Agent”) and SACE agent (the “SACE Agent”)~~; and~~

(5)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting through its office at 12 Place des États-Unis, CS 70052, 92547, Montrouge Cedex, France, as the security trustee (the “Security Trustee”)~~.~~

BACKGROUND

(A)	By a memorandum of agreement dated October 12th, 2012 (the “MOA”) (as amended from time to time) entered into between (i) Fincantieri - Cantieri Navali Italiani SpA, a company incorporated in Italy with registered office in Trieste, via Genova, 1, and having fiscal code 00397130584 (the “Builder”) and (ii) Prestige Cruise Holdings, Inc. and a shipbuilding contract dated 21 June 2013 (together with the MOA, the “Shipbuilding Contract”) entered into between (i) the Builder and (ii) the Borrower, the Builder ~~has~~ agreed to design, construct and deliver, and the Borrower ~~has~~ agreed to purchase~~, a~~ the 738 passenger cruise ship ~~currently having~~”Seven Seas Explorer” (ex. hull number 6250 ~~as more particularly described in the Shipbuilding Contract to be~~), which was delivered to the Borrower on 30 June 2016 ~~subject to any adjustments of such delivery date in accordance with the Shipbuilding Contract~~.

(B)	The total price payable by the Borrower to the Builder under the Shipbuilding Contract is EUR 343,000,000 (the “Initial Contract Price”) ~~payable~~which has been paid on the following terms:

(i)	as to [*]%, being EUR [*], by an initial payment which is to be within 5 Business Days after the effective date of the Shipbuilding Contract in accordance with Article 10.1(A) of the Shipbuilding Contract;

(ii)	as to [*]%, being EUR [*], on the later of the date of commencement of steel cutting and the date falling 24 months prior to the Delivery Date;

(iii)	as to [*]%, being EUR [*], on the later of keel laying and the date falling 12 months prior to the Delivery Date;

(iv)	as to [*]%, being EUR [*], on the later of float out and the date falling 9 months prior to the Delivery Date; and

(v)	as to [*]%, being EUR [*], on delivery of the Ship,

as each such event is described in the Shipbuilding Contract.

(C)	The agreement was that the Initial Contract Price may be (i) increased or decreased from time to time under Article 24 of the Shipbuilding Contract in the event that the Borrower requests, and the Builder agrees, modifications to the specification or plans constituting a part of the Shipbuilding Contract or in the event that, subsequent to the date of the Shipbuilding Contract, variations are made to its provisions compliance with which is compulsory, the net cost of all such variations being payable on the Delivery Date (the “Change Orders”); and (ii) decreased at delivery of the Ship under Articles 13, 14, 16, 17, 19 and 20 of the Shipbuilding Contract (in aggregate the “Liquidated Damages”) or by mutual agreement between the parties (the Initial Contract Price adjusted as aforesaid being the “Final Contract Price”).

(D)	By a ~~loan~~facility agreement dated 31 July 2013 (the “Original Facility Agreement”) entered into between (i) the Borrower, (ii) the Lenders, (iii) the Joint Mandated Lead Arrangers, (iv) the Agent and the SACE Agent and (v) the Security Trustee, the Lenders ~~have~~ agreed to make available to the Borrower a Dollar loan facility for the purpose of assisting the Borrower in financing, subject to exchange rate fluctuations, up to 80% of the Final Contract Price and 100% of the SACE Premium.

(E)	By ~~the Amendment and~~an amending and restating agreement dated 31 October 2014 (the “2014 Amending and Restat~~eme~~in~~t~~g Agreement”), the parties thereto agreed to, among other things, (1) the Guarantor replacing the Prior Guarantors as a guarantor of the obligations of the Borrower under this Agreement and (2) the amending and restating of ~~this~~the Original Facility Agreement pursuant to the terms set forth herein.

(F)	Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE informed the cruise operators of its availability to evaluate certain measures (the “Temporary Measures”) applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures was subject, amongst other things, to certain principles dated 15 April 2020 for cruise lines offered by SACE (the “Original Principles”).

(G)	Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Original Facility Agreement (as amended and restated by the 2014 Amending and Restating Agreement), and requested, amongst other things, the deferral of repayments of principal under the Original Facility Agreement (as amended and restated by the 2014 Amending and Restating Agreement) for a period of one year from 1 April 2020 to 31 March 2021 (the “First Borrower Request”).

(H)	On 25 May 2020, the Agent (for and on behalf of the Lenders) provided its consent to part of the First Borrower Request in accordance with and subject to certain conditions as set out in an amendment to the Original Facility Agreement (as amended and restated by the 2014 Amending and Restating Agreement) and to the Original Guarantee dated 4 June 2020 between, amongst others, the Borrower, the Agent and the SACE Agent (the “2020 Amendment Agreement”) (the Original Facility Agreement as amended pursuant to the 2014 Amending and Restating Agreement and the 2020 Amendment Agreement, the “Facility Agreement”).

(I)	Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the “Extended Temporary Measures”), again subject to certain principles set out in a document titled “Debt Deferral Extension Framework for ECA-backed Export Financings” dated 26 November 2020 for cruise lines offered by SACE (together with the Original Principles, the “Principles”).

(J)	Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of the wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the Facility Agreement, and requested, amongst other things, the deferral of repayments of principal under the Facility Agreement for a further period of one year from 1 April 2021 to 31 March 2022 (the “Second Borrower Request”).

(K)	On 25 January 2021, the Agent (for and on behalf of the Lenders) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in an amendment and restatement agreement to the Facility Agreement dated _______ February 2021 between, amongst others, the Borrower, the Agent and the SACE Agent (the “2021 Amendment and Restatement Agreement”).

(L)	This Agreement sets out the terms and conditions of the Facility Agreement as amended and restated by the 2021 Amendment and Restatement Agreement.

OPERATIVE PROVISIONS

1	~~1.~~ Interpretation

1.1	Definitions

Subject to Clause 1.5 (~~General Interpretation~~General Interpretation), in this Agreement:

“2014 Amending and Restating Agreement” means the amendment and restatement agreement dated 31 October 2014 and made between (i) the Borrower, (ii) the Lenders, (iii) the Joint Mandated Lead Arrangers, (iv) the Agent and the SACE Agent and (v) the Security Trustee.

“2020 Amendment Agreement” has the meaning given to such term in Recital (H).

“2020 Deferral Commitment” means in relation to any Lender as listed in Schedule 1 (Lenders and Commitments) to the 2020 Amendment Agreement, the amount in Dollars expressed as a percentage set opposite its name under the heading “Commitment” and the amount of any other commitment attributable to it (including the related 2020 Deferral Tranche Premium payable to SACE) under this Agreement in respect of the 2020 Deferral Tranche.

”2020 Deferral Effective Date” has the meaning given to the term Effective Date in the 2020 Amendment Agreement.

”2020 Deferral Fee Letters” means any letter between the Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the 2020 Amendment Agreement.

“2020 Deferral Final Repayment Date” means the Repayment Date falling 3 years and six months after the 2020 Deferral Repayment Starting Point, or, if earlier, the date on which the 2020 Deferral Tranche has been repaid or prepaid in full, as further set out in Schedule 6 (Deferred Repayment Schedule).

”2020 Deferral Period” means the period from 1 April 2020 to 31 March 2021.

”2020 Deferral Repayment Starting Point” means the date of the first Repayment Date falling after 31 March 2021, namely 30 June 2021.

”2020 Deferral Tranche” means the part of the Loan made available to the Borrower to finance the aggregate of the 2020 Deferred Repayment Instalments and the related 2020 Deferral Tranche Premium payable to SACE (amounting to [*]. ([*]) of the Total Commitments as of 1 April 2020) in a principal amount not exceeding thirty-one million, seven hundred and ninety-five thousand, five hundred and one Dollars and eighty-six Cents ($31,795,501.86).

“2020 Deferral Tranche Premium” has the meaning given to such term in paragraph (a) of Clause 8.5 (Deferral Tranches – additional premium).

“2020 Deferred Repayment Instalments” means the repayment instalments due during the 2020 Deferral Period.

“2021 Amendment and Restatement Agreement” has the meaning given to such term in Recital (K).

“2021 Deferral Commitment” means in relation to any Lender as listed in Schedule 1 (Lenders and Commitments) to the 2021 Amendment and Restatement Agreement, the amount in Dollars expressed as a percentage set opposite its name under the heading “Commitment” and the amount of any other commitment attributable to it under this Agreement in respect of the 2021 Deferral Tranche.

“2021 Deferral Effective Date” has the meaning given to the term Effective Date in the 2021 Amendment and Restatement Agreement.

“2021 Deferral Fee Letters” means any letter between the Agent or the SACE Agent and any Obligor which sets out the fees payable in connection with the arrangements contemplated by the 2021 Amendment and Restatement Agreement.

“2021 Deferral Final Repayment Date” means the Repayment Date falling 4 years and six months after the 2021 Deferral Repayment Starting Point, or, if earlier, the date on which the 2021 Deferral Tranche has been repaid or prepaid in full, as further set out in Schedule 6 (Deferred Repayment Schedule).

“2021 Deferral Period” means the period from 1 April 2021 to 31 March 2022.

“2021 Deferred Repayment Instalments” means the repayment instalments due during the 2021 Deferral Period.

“2021 Deferral Repayment Starting Point” means the date of the first Repayment Date falling after 31 March 2022, namely 30 June 2022.

“2021 Deferral Tranche” means the part of the Loan made or to be made available to the Borrower to repay the aggregate of the 2021 Deferred Repayment Instalments, including, for the avoidance of doubt, the repayment instalments due pursuant to paragraph (a) of Clause 5.5 (Repayment of Deferral Tranches).”2021 Deferral Tranche Premium” has the meaning given to such term in Clause 8.5 (Deferral Tranches – additional premium).

“Affiliate” means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

~~“Affected Lender” has the meaning given in Clause 6.5 (Market disruption).~~

“Agent” means Crédit Agricole Corporate and Investment Bank, a French “société anonyme”, having a share capital of EUR ~~7,254,575,271~~7,851,636,342.00 and its registered office located at ~~9, Quai du Président Paul Doumer, 92920 Paris La Défense~~12 Place des États-Unis, CS 70052 92547, Montrouge ~~c~~Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause 25 (~~Role of the Agent and the Joint Mandated Lead Arrangers~~Role of the Agent and the Joint Mandated Lead Arrangers).

~~“Amendment and Restatement Agreement” means the amendment and restatement agreement dated October 2014 and made between (i) the Borrower, (ii) the Lenders, (iii) the Joint Mandated Lead Arrangers, (iv) the Agent and the SACE Agent and (v) the Security Trustee.~~

“Annex VI” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997, 2005, 2007, 2008, 2010 and 2012).

“Approved Broker” means Clarkson ~~PLC~~Platou, Barry Rogliano Salles, RS Platou ASA, Fearnleys AS, Rocca & Partners or such other ~~S~~shipbroker or ship valuer experienced in valuing cruise ships nominated by the Borrower and approved by the Agent and SACE.

“Approved Flag” means the Marshall Islands flag, the Bahamas flag or such other flag as the Agent may, with the authorisation of the Majority Lenders and SACE, approve from time to time.

“Approved Manager” means the Borrower, Seven Seas, Prestige Cruise Services Inc., or any other company (whether or not a member of the Group) which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the manager of the Ship.

“Approved Manager’s Undertaking” means, in the event that the Approved Manager is a company other than the Borrower (or Seven Seas, as bareboat charterer), a letter of undertaking executed or to be executed by the Approved Manager in favour of the Agent, which will include, without limitation, an agreement by the Approved Manager to subordinate its rights against the Ship and the Borrower to the rights of the Secured Parties under the Finance Documents, in the agreed form.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Availability Period” means the period commencing on the date of ~~this~~the Original Facility Agreement and ending on:

(a)	the earlier to occur of (i) the Delivery Date and (ii) 25 February 2017 (or such later date as the Agent may, with the authorisation of the Lenders, agree with the Borrower); or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Base Rate” means one Euro for [*] Dollars.

“Builder” has the meaning given in Recital (A).

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open in London, Frankfurt, Rome and Paris and, in relation to any payment to be made to the Builder, Milan and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City.

“Certified Copy” means in relation to any document delivered or issued by or on behalf of any company, a copy of such document certified as a true, complete and up-to-date copy of the original by any of the directors or the secretary or assistant secretary or any attorney-in-fact for the time being of that company.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of Security Interests pursuant to the Finance Documents.

“CIRR” (Commercial Interest Reference Rate) means 2.13% per annum or any other CIRR rate being the fixed rate for medium and long term export credits in Dollars applicable to the financing of the Ship according to the Organisation for Economic Co-operation and Development rules as determined by the competent Italian Authorities.

“CISADA” means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

“Code” means the United States Internal Revenue Code of 1986.

“Commitment” means, in relation to a Lender, the percentage of the Maximum Loan Amount set opposite its name in Schedule 1 (~~Lenders and Commitments~~Lenders and Commitments) (including, in relation to a Lender, its Deferral Commitments), or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and “Total Commitments” means the aggregate of the Commitments of all the Lenders).

“Compliance Certificate” has the meaning given to the term “Compliance Certificate” in the Guarantee.

“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Loan of which a Creditor Party becomes aware in its capacity as, or for the purpose of becoming, a Creditor Party or which is received by a Creditor Party in relation to, or for the purpose of becoming a Creditor Party under, the Finance Documents or the Loan from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Creditor Party, if the information was obtained by that Creditor Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Creditor Party of Clause 32 (~~Confidentiality)~~Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Creditor Party before the date the information is disclosed to it in accordance with paragraphs ~~(a)~~ (a) or ~~(b)~~ (b) above or is lawfully obtained by that Creditor Party after that date, from a source which is, as far as that Creditor Party is aware, unconnected with the Group and which, in either case, as far as that Creditor Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrower and the Agent.

“Contribution” means, in relation to a Lender, the part of the Loan which is owing to that Lender.

“Conversion Rate” means the rate determined by the Agent on the Conversion Rate Fixing Date and notified to the Borrower as being the lower of:

(a)	the Base Rate; or

(b)	the FOREX Contracts Weighted Average Rate.

“Conversion Rate Fixing Date” means the date falling [*] days before the Intended Delivery Date.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Creditor Party under or in connection with the Finance Documents.

“Creditor Party” means the Agent, the Security Trustee, the SACE Agent, the Joint Mandated Lead Arrangers or any Lender, whether as at the date of ~~this~~the Original Facility Agreement or at any later time.

“Deferral Commitment” means the 2020 Deferral Commitment or the 2021 Deferral Commitment and, together, “Deferral Commitments”.

“Deferral Fee Letters” means any of the 2020 Deferral Fee Letters and/or the 2021 Deferral Fee Letters.

“Deferral Final Repayment Date” means any of the 2020 Deferral Final Repayment Date and/or the 2021 Deferral Final Repayment Date.

“Deferral Period” means the period from 1 April 2020 to 31 March 2022.

“Deferral Prepayment Event” means the occurrence of any event entitling the Agent to exercise any rights granted to it pursuant to Clause 16.5 (Breach of new covenants or the Principles), including, without limitation, the ability to cancel any part, or demand the immediate repayment of, any Deferral Tranche and to terminate the waiver of the covenant granted pursuant to Clause 15 (Security Value Maintenance) or the waiver of the financial covenants granted pursuant to paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee.

“Deferral Tranche” means the 2020 Deferral Tranche or the 2021 Deferral Tranche.

“Deferral Tranche Premia” has the meaning given to such term in Clause 8.5 (Deferral Tranches – additional premium).

“Deferred Costs Percentage” means:

(a)	in relation to the 2020 Deferral Tranche, [*]% p.a.; and

(b)	in relation to the 2021 Deferral Tranche, [*]% p.a..

“Delivery Date” means the date and time of delivery of the Ship by the Builder to the Borrower as stated in the Protocol of Delivery and Acceptance.

“Document of Compliance” has the meaning given to it in the ISM Code.

“Dollar Equivalent” means such amount in Dollars as is calculated by the Agent on the Conversion Rate Fixing Date to be the equivalent of an amount in Euro at the Conversion Rate.

“Dollars” and “$” means the lawful currency for the time being of the United States of America.

“Drawdown Date” means the date on which the Loan is drawn down and applied in accordance with Clause 2 (~~Facility~~Facility).

“Drawdown Notice” means a notice in the form set out in Schedule 2 (~~Form of Drawdown Notice~~Form of Drawdown Notice) (or in any other form which the Agent approves or reasonably requires).

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower or Seven Seas (as bareboat charterer) and which arise out of the use or operation of the Ship, including (but not limited to):

(a)	all freight, hire, fare and passage moneys, compensation payable to the Borrower or the Agent in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; ~~and~~

(c)	all moneys which are at any time payable to the Borrower in respect of the general average contribution; and

(d)	if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date” means the Effective Date defined in the 2014 Amend~~me~~in~~t~~g and Restat~~eme~~in~~t~~g Agreement.

“Eligible Amount” means eighty per cent. (80%) of the lesser of:

(a)	the Dollar Equivalent of EUR355,005,000; and

(b)	the Dollar Equivalent of the Final Contract Price.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)	any release, emission, spill or discharge into the Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from the Ship; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than the Ship and which involves a collision between the Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Ship and/or any Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from the Ship and in connection with which the Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of the Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“EU Blocking Regulation” means EU Regulation (EC) 2271/96 of 22 November 1996.

“Euro” and “EUR” means the single currency of the Participating Member States.

“Event of Default” means any of the events or circumstances described in Clause 18.1 (~~Events of Default~~Events of Default).

“Existing Indebtedness” means (a) Loan Agreement, dated as of July 18, 2008, by and among Marina New Build, LLC, as Borrower, the banks and financial institutions party thereto, Crédit Agricole Corporate and Investment Bank (formerly Calyon) and Société Générale, as Mandated Lead Arrangers, and Crédit Agricole Corporate and Investment Bank, as Agent and as SACE Agent (as amended from time to time); (b) Loan Agreement, dated as of July 18, 2008, by and among Riviera New Build, LLC, as Borrower, the banks and financial institutions party thereto, Crédit Agricole Corporate and Investment Bank (formerly Calyon) and Société Générale, as Mandated Lead Arrangers, and Crédit Agricole Corporate and Investment Bank, as Agent and as SACE Agent (as amended from time to time); (c) Credit Agreement, dated as of July 2, 2013, among Oceania Cruises, Inc., OCI Finance Corp., as Borrowers, the banks and financial institutions party thereto, Deutsche Bank AG, New York Branch, as administrative agent, as collateral agent and as mortgage trustee, Deutsche Bank Securities Inc., Barclays Bank Plc and UBS Securities LLC as co-syndication agents, HSBC Securities (USA) Inc. and Credit Agricole Corporate and Investment Bank as co-documentation agents, Barclays Bank Plc, UBS Securities LLC, HSBC Securities (USA) INC. and Credit Agricole Corporate and Investment Bank, as joint bookrunners, Deutsche Bank Securities Inc., Barclays Bank Plc and Ubs Securities LLC, as joint lead arrangers; (d) Credit Agreement, dated as of August 21, 2012 and amended on February 1, 2013, among Classic Cruises, LLC, Classic Cruises II, LLC, Seven Seas Cruises S. De R.L., a Panamanian sociedad de responsibilidad limitada, SSC Finance Corp., as Borrowers, Deutsche Bank Ag, New York Branch, as Administrative Agent and as Collateral Agent, and each lender from time to time party thereto; (e) $225,000,000 of 9.125% Senior Secured Notes due 2019 and issued under that certain indenture dated as of May 19, 2011, by and among Seven Seas Cruises S. de R.L., as issuer; Celtic Pacific (UK) Two Limited; Supplystill Limited; Prestige Cruise Services (Europe) Limited (f/k/a Regent Seven Seas Cruises UK Limited); Celtic Pacific (UK) Limited; SSC (France) LLC; Mariner, LLC, each of the foregoing (other than the Issuer) as subsidiary guarantors; Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as Trustee and Collateral Agent and any secured hedges in connection with the foregoing; (f) Financial Indebtedness referred to in the financial statements of the Guarantor delivered to the Agent prior to the Effective Date; (g) Credit Agreement, dated as of 14 July 2014, by and among Seahawk Two, Ltd., as borrower, NCL Corporation Ltd., as guarantor, the lenders party thereto, KfW IPEX-Bank GmbH as Hermes agent and KfW IPEX-Bank GmbH as facility agent, as collateral agent and as CIRR agent (as amended from time to time); and (h) Credit Agreement, dated as of 14 July 2014, by and among Seahawk One, Ltd., as borrower, NCL Corporation Ltd., as guarantor, the lenders party thereto, KfW IPEX-Bank GmbH as Hermes agent and KfW IPEX-Bank GmbH as facility agent, as collateral agent and as CIRR agent (as amended from time to time).

“Exporter Declaration” means a declaration in the form required by SIMEST at the relevant time duly signed by an authorised signatory of the Builder.

“External Management Agreement” means, in the event that the Approved Manager is not a member of the Group, the management agreement entered or to be entered into between the Borrower and the Approved Manager with respect to the Ship on terms reasonably acceptable to the Majority Lenders.

“Facility Agreement” has the meaning given to such term in Recital (H).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs ~~(a)~~ (a) or ~~(b)~~ (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs ~~(a)~~ (a) or ~~(b)~~ (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of ~~this~~the Original Facility Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

~~“~~“FATCA Protected Lender~~”~~“ means any Lender irrevocably designated as a FATCA Protected Lender by the Borrower by notice to that Lender and the Agent at least six months prior to the earliest FATCA Application Date for a payment by a Party to that Lender (or to the Agent for the account of that Lender).

“Fee Letter” means any letter dated on or about the date of ~~this~~the Original Facility Agreement between the SACE Agent and the Borrower setting out the fees referred to in paragraph (e) of Clause ~~9.1(d)~~ 9 (~~Fees~~Fees).

“Final Contract Price” has the meaning given in Recital (C).

“Finance Documents” means:

(a)	~~this~~the 2014 Amending and Restating Agreement;

(b)	the 2020 Amendment Agreement;

(c)	the 2021 Amendment and Restatement Agreement;

(d)	this Agreement;

(e)	the Deferral Fee Letters;

(f)	~~(b)~~ any Fee Letter;

(g)	~~(c)~~ the Guarantee;

(h)	~~(d)~~ the Tripartite General Assignment;

(i)	~~(e)~~ the Mortgage;

(j)	the Mortgage Addenda

(k)	~~(f)~~ the Post-Delivery Assignment;

(l)	~~(g)~~ the Limited Liability Company Interests Security Deed;

(m)	~~(h)~~ the Approved Manager’s Undertaking;

(n)	~~(i)~~ the SACE Reimbursement Agreement;

(o)	~~(j)~~ any Transfer Certificate;

(p)	~~(k)~~ any other document (whether creating a Security Interest or not) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; and

(q)	~~(l)~~ any other document (whether creating a Security Interest or not) which is designated as a Finance Document by agreement between the Borrower, SACE and the Agent.

~~“Final Contract Price” has the meaning given in Recital (C).~~

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount;

(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person; or

(g)	receivables sold or discounted (other than receivables to the extent they are sold on a non-recourse basis).

“First Instalment” means the first instalment of the SACE Premium as more particularly described in paragraph (a) of Clause ~~8.1(a)~~8.1.

“Fixed Interest Rate” means, in respect of any Interest Period, the rate per annum determined by the Agent to be the aggregate of:

(a)	the Margin; and

(b)	the CIRR.

“Floating Interest Rate” means, in respect of any Interest Period, the rate per annum determined by the Agent to be the aggregate of:

(a)	the Margin; and

(b)	LIBOR for the relevant period.

“FOREX Contracts” means each actual purchase contract, spot or forward contract and any other contract, such as an option or collar arrangement, which is entered into in the foreign exchange markets for the acquisition of Euro intended to pay the delivery instalment under the Shipbuilding Contract, which:

(a)	matures not later than the Intended Delivery Date, provided that option arrangements may mature up to one month after such date if at the time they are entered into there exists a reasonable uncertainty as to the date on which the Ship will be delivered;

(b)	is entered into by the Borrower or the Guarantor (or, prior to the Effective Date, the Prior Guarantors) or a combination of the foregoing not later than two (2) days before the Conversion Rate Fixing Date so that the Borrower, directly or through the Guarantor, purchases or may purchase Euro with Dollars at a pre-agreed rate; and

(c)	is notified to the Agent within twenty (20) days of its execution but in any event no later than the day preceding the Conversion Rate Fixing Date, with a Certified Copy of each such contract being delivered to the Agent at such time.

“FOREX Contracts Weighted Average Rate” means the rate determined by the Agent on the Conversion Rate Fixing Date in accordance with the following principles which (inter alia) are intended to take into account any maturity mismatch between the maturity of the FOREX Contracts and the Intended Delivery Date as well as FOREX Contracts that are unwound as part of the hedging strategy of the Borrower:

(a)	FOREX Contracts that are spot or forward foreign exchange contracts, if any, shall be valued at the contract value (taking into account any rescheduling);

(b)	the difference between the Euro amount available under ~~(i)~~ (a) above and the Euro amount balance payable to the Builder on the Delivery Date is assumed to be purchased at the official daily fixing rate of the European Central Bank for the purchase of Euro with Dollars as displayed on “Reuters Page ECB 37” (or such other pages as may replace that page on that service or a successor service) at or around 2 p.m. (Paris time) on the Conversion Rate Fixing Date;

(c)	any FOREX Contract which is an option or collar arrangement and is not unwound at the Conversion Rate Fixing Date will be marked to market and the resulting profit or loss shall reduce or increase the Dollar countervalue of the purchased Euro;

(d)	any FOREX Contract which is an option or collar arrangement and is sold or purchased back at the time FOREX Contract(s) are entered into for an identical Euro amount shall be accounted for the net premium cost or profit, as the case may be.

Any marked to market valuation, as required in paragraph (c) above, shall be performed by Crédit Agricole Corporate and Investment Bank’s dedicated desk in accordance with market practices. The Borrower shall have the right to request indicative valuations from time to time prior to the Conversion Rate Fixing Date.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to sub-paragraph (i) of paragraph (e) of Clause 6.10 (Cost of funds).

“GAAP” means generally accepted accounting principles in the United States of America consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies) including, without limitation, those set forth in the opinion and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“German Blocking Provisions” means section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) (in connection with section 4 paragraph 1 a no. 3 German Foreign Trade Law (AWG) (Außenwirtschaftsgesetz)).

“Gross Negligence” means any act or omission, whether deliberate or not, which in the circumstances (including both the probability and seriousness of the consequences likely to result) would reasonably be regarded by those familiar with the nature of the activity in question and with the surrounding circumstances, as amounting to the reckless disregard of, or serious indifference to, the consequences, being in any case more than a negligent failure to exercise proper skill and care.

“Group” means the Guarantor and its Subsidiaries.

“Guarantee” means ~~a guarantee issued on or before the Effective Date by the Guarantor in favour of the Security Trustee in the agreed form.~~the Original Guarantee, as amended pursuant to the 2020 Amendment Agreement and as amended and restated pursuant to the 2021 Amendment and Restatement Agreement and as may be further amended and/or supplemented from time to time.

“Guarantor” means NCL Corporation Ltd., a Bermuda company with its registered office at ~~Cumberland House, 9th Floor, 1 Victoria Street~~Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda.

“Holding” means Norwegian Cruise Line Holdings Ltd., a company incorporated under the laws of Bermuda with its registered office at Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary;

“IAPPC” means a valid international air pollution prevention certificate for the Ship issued under Annex VI.

“Illicit Origin” means any origin which is illicit, fraudulent or in breach of Sanctions including, without limitation, drug trafficking, corruption, organised criminal activities, terrorism, money laundering or fraud.

“Information Package” means:

(a)	the information package in connection with the “Debt Holiday” application in the form set out in Schedule 4 (Information Package) of the 2020 Amendment Agreement, submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Original Principles; and

(b)	the information package in connection with the “Debt Holiday” application in the form set out in Schedule 4 (Information Package) of the 2021 Amendment and Restatement Agreement, submitted by the Borrower (or the Guarantor on its behalf) in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of the Borrower’s and the Guarantor’s obligations under this Agreement.

“Initial Contract Price” has the meaning given in Recital (B).

“Insurances” means:

(a)	all policies and contracts of insurance, including entries of the Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, its Earnings or otherwise in relation to it; and

(b)	all rights and other assets relating to, or derived from any of such policies, contracts or entries, including any rights to a return of a premium.

“Intended Delivery Date” means 30 June 2016 (the date on which the Ship will be ready for delivery pursuant to the Shipbuilding Contract as at the date of ~~this~~the Original Facility Agreement) or any other date notified by the Borrower to the Agent in accordance with ~~Clauses 3.5(a)(i) or 3.7(c)~~paragraph (a)(i) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date) or paragraph (c) of Clause 3.7 (No later than five (5) Business Days before the Intended Delivery Date) as being the date on which the Builder and the Borrower have agreed that the Ship will be ready for delivery pursuant to the Shipbuilding Contract.

“Interest Make-~~u~~Up Agreement” means an interest make up agreement (Capitolato) to be entered into between SIMEST and the Agent on behalf of the Lenders and in form and substance acceptable to the Joint Mandated Lead Arrangers, whereby, inter alia, the return to the Lenders on the Loan made hereunder will be supplemented by SIMEST so that it equals that which the Lenders would have received if interest were payable on the Loan at LIBOR plus the Margin.

“Interest Period” means a period determined in accordance with Clause ~~7~~7 (~~Interest Periods~~Interest Periods).

“Interpolated Screen Rate” means, in relation to the Loan or any part of the Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan or that part of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan or that part of the Loan,

each as of the Specified Time for Dollars.

“ISM Code” means the International Safety Management Code for the safe operation of ships and for pollution prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation as the same may be amended or supplemented from time to time.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code adopted by the International Maritime Organisation (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

“Italian Authorities” means SACE and/or SIMEST and any other relevant Italian authorities involved in the implementation of the Loan.

“Lender” means a bank, financial institution, trust, fund or other entity listed in Schedule 1 (~~Lenders and Commitments~~Lenders and Commitments) and acting through its Facility Office or its transferee, successor or assign.

~~“LIBOR” means, in relation to a particular period, the rate determined by the Agent to be that at which deposits of Dollars in amounts comparable with the amount for which LIBOR is to be determined and for a period equivalent to such period are being offered in the London interbank eurocurrency market at or about 11 a.m. (London time) on the Quotation Date for such period as displayed on the “Reuters Page LIBOR 01 or LIBOR 02” of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters (and if such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower), Provided that if on such date no such rate is so displayed, LIBOR for such period shall be the rate quoted to the Agent by the Lenders at the request of the Agent as the Lenders’ offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period to prime banks in the London interbank eurocurrency market at or about 11 a.m. (London time) on the Quotation Date for such period and provided further that, if the rate displayed on the relevant page is less than zero, LIBOR shall be deemed to be zero.~~

“LIBOR” means, in relation to the Loan or any part of the Loan:

(a)	the applicable Screen Rate as of the Specified Time for Dollars and for a period equal in length to the Interest Period of the Loan or that part of the Loan; or

(b)	as otherwise determined pursuant to Clause 6.7 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Limited Liability Company Interests Security Deed” means a security pledge in relation to the limited liability company interests of the Borrower executed or to be executed by Seven Seas in favour of the Security Trustee in the agreed form.

“Loan” means the loan made or to be made available under this Agreement (including under the Deferral Tranches) or the principal amount outstanding for the time being ~~outstanding under this Agreement~~of that loan.

“Majority Lenders” means:

(a)	before the Loan has been made, Lenders whose Commitments total [*] per cent. of the Total Commitments; and

(b)	after the Loan has been made, Lenders whose Contributions total [*] per cent. of the Loan.

“Margin” means:

(a)	in relation to the Fixed Interest Rate one point thirty per cent. per annum (1.30% p.a.) ~~per annum~~; and

(b)	in relation to the Floating Interest Rate two point eighty per cent. per annum (2.80%~~)~~ p.a.), save for the 2021 Deferral Tranche in respect of which it shall mean three point zero per cent. per annum~~.~~ (3.00% p.a.).

“Maritime Registry” means the maritime registry which the Borrower will specify to the Lenders no later than three (3) months before the Intended Delivery Date, being that of the Marshall Islands, Bahamas or such other registry as the Agent may, with the authorisation of the Majority Lenders and SACE, approve.

“Material Adverse Effect” means the occurrence of any event or circumstance which reasonably would be expected to have a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor or the Group as a whole; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Secured Party under any of the Finance Documents.

~~“Maximum Loan Amount” means the aggregate of:~~

~~(a)~~ “Maximum Loan Amount” means the aggregate of (a) the Dollar Equivalent of Euro 284,004,000;

~~(b)~~ (b) 100% of the First Instalment of the SACE Premium to be paid by the Borrower direct to SACE on or before 30 days following the issuance of the SACE Insurance Policy; and

~~(c)~~ (c) 100% of the Second Instalment of the SACE Premium payable on the original Drawdown Date, with (X) the Loan currently outstanding (including the drawn part of the 2020 Deferral Tranche) on the 2021 Deferral Effective Date being equal to $265,287,622.76 and (Y) an amount equal to $39,081,158.26 under the 2021 Deferral Tranche being available for utilisation, to be made (or deemed to be made) available as provided for in this Agreement.

~~Provided that such amount shall not, at any time, exceed US$440,321,649.~~

~~“Mortgage” means the first priority mortgage on the Ship acceptable for registration on the Approved Flag and, if applicable, deed of covenant, executed or to be executed by the Borrower in favour of the Security Trustee in the agreed form.~~

~~“Negotiation Period” has the meaning given in Clause 6.8 (Negotiation of alternative rate of interest).~~

“Mortgage” means the Original Mortgage, as amended pursuant to both Mortgage Addenda and as may be further amended and/or supplemented from time to time.

“Mortgage Addenda” means:

(a)	the addendum to the Original Mortgage executed pursuant to the 2020 Amendment Agreement on 4 June 2020; and

(b)	the addendum to the Original Mortgage (as amended pursuant to the addendum described in paragraph (a) above) executed pursuant to the 2021 Amendment and Restatement Agreement on or about the date hereof.

“Obligors” means the Borrower, the Guarantor, Seven Seas and (in the event that the Approved Manager is a member of the Group) the Approved Manager.

~~“~~“OFAC~~”~~“ means the Office of Foreign Assets Control of the United States Department of the Treasury.

~~“Overnight LIBOR” means, on any date, the London interbank offered rate, being the day to day rate at which Dollars are offered to prime banks in the London interbank market and published by the British Bankers’ Association at or about 11.00 a.m. London time on page LIBOR01 of the Reuters screen. If the agreed page is replaced or the service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower.~~

“Original Facility Agreement” has the meaning given to such term in Recital (D).

“Original Guarantee” means the guarantee issued by the Guarantor in favour of the Security Trustee on 31 October 2014.

“Original Mortgage” means the first preferred Marshall Islands mortgage on the Ship, executed by the Borrower in favour of the Security Trustee on 30 June 2016.

“Original Principles” has the meaning given to such term in Recital (F).

“Overnight LIBOR” means, in relation to the Loan or any part of the Loan:

(a)	on any date, the applicable day to day Screen Rate as of the Specified Time for Dollars; or

(b)	as otherwise determined pursuant to Clause 6.7 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, Overnight LIBOR shall be deemed to be zero.

“Overseas Regulations” means the United Kingdom Overseas Companies Regulations 2009.

“Parallel Debt” means any amount which an Obligor owes to the Security Trustee under Clause 26.2 (~~Parallel Debt (Covenant to pay the Security Trustee)~~Parallel Debt (Covenant to pay the Security Trustee)).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement from time to time.

“Permitted Financial Indebtedness” means any Financial Indebtedness:

(a)	incurred under the Finance Documents; or

(b)	permitted pursuant to Clause 12.13 (Financial Indebtedness and subordination of indebtedness).

“Permitted Security Interests” means:

(a)	in the case of the Borrower~~,~~:

(i)	any of the Security Interests referred to in paragraph ~~(b)(ii)(A)~~(b)(ii)(A) below, and

(ii)	any of the Security Interests referred to in paragraphs ~~(b)(ii)(B), (b)(ii)(C), (b)(ii)(E), (b)(ii)(H) and (b)(ii)(I)~~(b)(ii)(B), (b)(ii)(C), (b)(ii)(E), (b)(ii)(H) and (b)(ii)(I) below if, by reason of any chartering or management arrangements for the Ship approved by the Agent pursuant to the provisions of this Agreement, such Security Interests are created by the Borrower in the case of paragraphs ~~(b)(ii)(C) or (b)(ii)(E)~~(b)(ii)(C) or (b)(ii)(E) or incurred by the Borrower in the case of paragraphs ~~(b)(ii)(B), (b)(ii)(H) or (b)(ii)(I)~~(b)(ii)(B), (b)(ii)(H) or (b)(ii)(I); and

(b)	in the case of the Guarantor~~,~~:

(i)	any of the Security Interests referred to in paragraphs ~~(ii)(A), (ii)(D), (ii)(F) and (ii)(G)~~(ii)(A), (ii)(D), (ii)(F) and (ii)(G) below, and

(ii)	any of the Security Interests referred to in paragraphs (C), (E), (H) and (I) below if, by reason of any chartering or management arrangements for the Ship approved by the Agent pursuant to the provisions of this Agreement, such Security Interests are created by the Guarantor in the case of paragraphs (C) or (E) or incurred by the Guarantor in the case of paragraphs (H) or (I);

(A)	any Security Interest created by or pursuant to the Finance Documents and any deposits or other Security Interests placed or incurred in connection with any bond or other surety from time to time provided to the US Federal Maritime Commission in order to comply with laws, regulations and rules applicable to the operators of passenger vessels operating to or from ports in the United States of America;

(B)	liens on the Ship up to an aggregate amount at any time not exceeding [*] Dollars ($[*]) for current crew’s wages and salvage and liens incurred in the ordinary course of trading the Ship;

(C)	any deposits or pledges up to an aggregate amount at any time not exceeding [*] Dollars ($[*]) to secure the performance of bids, tenders, bonds or contracts required in the ordinary course of business;

(D)	any other Security Interest including in relation to the Existing Indebtedness over the assets of any Obligor other than the Borrower notified by the Borrower or any of the Obligors to the Agent and SACE and accepted by them prior to the ~~Effective D~~date of this Agreement;

(E)	(without prejudice to the provisions of Clause 12.13 (~~Financial Indebtedness and subordination of indebtedness~~Financial Indebtedness and subordination of indebtedness)) liens on assets leased, acquired or upgraded after the ~~Effective D~~date of the Original Facility Agreement or assets newly constructed or converted after the ~~Effective D~~date of the Original Facility Agreement provided that (i) such liens secure Financial Indebtedness otherwise permitted under this Agreement, (ii) such liens are incurred at the time of such lease, acquisition, upgrade, construction or conversion and (iii) the Financial Indebtedness secured by such liens does not exceed the cost of such upgrade or the cost of such assets acquired or leased;

(F)	other liens arising in the ordinary course of business of the Group unrelated to Financial Indebtedness and securing obligations not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established provided that (i) the aggregate amount of all cash and the fair market value of all other property subject to such liens as are described in this paragraph (F) does not exceed [*] Dollars ($[*]) and (ii) such cash and/or other property is not an asset of the Borrower;

(G)	subject to the other provisions of this Agreement and the Guarantee, any Security Interest in respect of existing Financial Indebtedness of a person which becomes a Subsidiary of the Guarantor or is merged with or into the Guarantor or any of its subsidiaries;

(H)	liens in favour of credit card companies on unearned customer deposits pursuant to agreements therewith; and

(I)	liens in favour of customers on unearned customer deposits.

“Pertinent Document” means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 12 (~~General Undertakings~~General Undertakings) or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)	any document which has been or is at any time sent by or to the Agent in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c).

“Pertinent Matter” means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph ~~(a)~~(a);

and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Post-Delivery Assignment” means an assignment of the rights of the Borrower in respect of the post-delivery guarantee liability of the Builder under Article 25 of the Shipbuilding Contract executed or to be executed by the Borrower in favour of the Security Trustee in the agreed form.

“Prestige Holdings” means Prestige Cruise Holdings Inc. a Panamanian sociedad anonima domiciled in Panama whose resident agent is Arias, Fabrega & Fabrega at Plaza 2000 Building, 16th Floor, 50th Street, Panama, Republic of Panama.

“Prestige Holdings Guarantee” means a guarantee issued by Prestige Holdings in favour of the Security Trustee and terminated on the Effective Date.

“Principles” has the meaning given to such term in Recital (I).

“Prior Guarantees” means the Seven Seas Guarantee and the Prestige Holdings Guarantee.

“Prior Guarantors” means Seven Seas and Prestige Holdings.

“Prohibited Payment” means:

(a)	any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would constitute bribery or an improper gift or payment under, or a breach of Sanctions, any laws of the Republic of Italy, England and Wales, Panama, the United States of America or any other applicable jurisdiction; or

(b)	any offer, gift, payment, promise to pay, commission, fee, loan or other consideration which would or might constitute bribery within the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 17 December 1997.

“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

“Protocol of Delivery and Acceptance” means the protocol of delivery and acceptance of the Ship to be signed by the Borrower and the Builder in accordance with Article 8 of the Shipbuilding Contract.

“Qualifying Certificate” means the certificate to be issued by the Builder on the Delivery Date and issued to the Agent and copied to the Borrower substantially in the form set out in Schedule 5 (Qualifying Certificate).

“Quotation ~~Date~~Day” means, in relation to any ~~Interest Period (or any~~ period for which an interest rate is to be determined ~~under any provision of a Finance Document), the day which is 2~~, two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market ~~for a currency~~, in which case the Quotation ~~Date~~Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation ~~Date~~Day will be the last of those days).

~~“Qualifying Certificate” means the certificate to be issued by the Builder on the Delivery Date and issued to the Agent and copied to the Borrower substantially in the form set out in Schedule 5.~~

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)	if:

(i)	the Reference Bank is a contributor to the Screen Rate; and

(ii)	it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in Dollars for the relevant period with reference to the unsecured wholesale funding market.

“Reference Banks” means such entities as may be appointed by the Agent in consultation with the Borrower.

“Relevant Interbank Market” means the ~~European~~London ~~I~~interbank ~~M~~market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Security Interests created, or intended to be created, under the Finance Documents to which it is a party is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Interests created, or intended to be created, under the Finance Documents to which it is a party.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Repayment Date” means a date on which a repayment is required to be made under Clause ~~5~~5 (~~Repayment~~Repayment).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”.

~~“SACE” means SACE SpA.~~

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Creditor Party” means a Creditor Party which serves a notice pursuant to paragraph (a) of Clause 1.5 (Non-applicable provisions between the Obligors, German Lenders and any Creditor Party subject to the EU Blocking Regulation).

“SACE” means SACE SpA, an Italian joint stock company (società per azioni) with a sole shareholder, whose registered office is located at Piazza Poli 37/42, 00187 Rome, Italy and registered with the Companies Registry of Rome under number 05804521002.

“SACE Agent” means Crédit Agricole Corporate and Investment Bank, a French “société anonyme”, having a share capital of EUR ~~7,254,575,271~~7,851,636,342.00 and its registered office located at ~~9, Quai du Président Paul Doumer, 92920 Paris La Défense~~12 Place des États-Unis, CS 70052 92547, Montrouge ~~c~~Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause 25 (~~Role of the Agent and the Joint Mandated Lead Arrangers~~Role of the Agent and the Joint Mandated Lead Arrangers).

“SACE Insurance Policy” means the insurance policy (as amended and supplemented from time to time) in respect of this Agreement (which, in all material respects, is not inconsistent with the commercial terms of this Agreement) ~~to be~~ issued by SACE for the benefit of the Lenders in respect of 95% of the Loan in form and substance satisfactory to the Agent and the Lenders.

“SACE Premium” means the amount payable by the Borrower to SACE directly or through the Agent in ~~two~~several instalments in respect of the SACE Insurance Policy as set out in Clause 8 (~~SACE Premium and Italian Authorities~~SACE Premium and Italian Authorities), including the Deferral Tranche Premia (provided, for the avoidance of doubt, that the 2021 Deferral Tranche Premium shall not be financed).

“SACE Reimbursement Agreement” means the reimbursement agreement entered into on or before the Effective Date, as the context may require, between the Borrower, the Guarantor, the Agent and SACE.

“SACE Required Documents” means in relation to the Drawdown Notice:

(a)	a duly completed and executed Qualifying Certificate; and

(b)	each of the other documents, information and other evidence specified in or required to be enclosed with such Qualifying Certificate.

“Safety Management Certificate” has the meaning given to it in the ISM Code.

“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or imposed by any member state of the European Union or Switzerland;

(b)	imposed by CISADA or OFAC; or

(c)	otherwise imposed by any law or regulation,

by which any Obligor is bound or to which it is subject or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Screen Rate Contingency Period” means fifteen (15) Business Days.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)	the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(c)	the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or

(d)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Second Instalment” means the second instalment of the SACE Premium as more particularly described in paragraph (b) of Clause ~~8.1(b)~~8.1.

“Secured Liabilities” means all liabilities which the Borrower, the Obligors or any of them have, at the date of ~~this~~the Original Facility Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Secured Party” means SACE, the Agent, the Security Trustee, the SACE Agent, the Joint Mandated Lead Arrangers or any Lender whether at the date of ~~this~~the Original Facility Agreement or any later time.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, assignment, hypothecation or any other security interest of any kind or other agreement or arrangement having the effect of conferring security;

(b)	the security rights of a plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph ~~(c)~~(c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Security Period” means the period commencing on the date of ~~this~~the Original Facility Agreement and ending on the date on which:

(a)	all amounts which have become due for payment by the Borrower or any Obligor under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	neither the Borrower nor any other Obligor has any future or contingent liability under Clause 19 (~~Application of Sums Received~~Application of Sums Received) below or any other provision of this Agreement or another Finance Document; and

(d)	the Agent and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or an Obligor or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document.

“Security Property” means:

(a)	the Security Interests expressed to be granted in favour of the Security Trustee as trustee for the Secured Parties and all proceeds received or recovered by or on behalf of the Security Trustee under or by virtue of any Security Interest including any money or other assets which are received or recovered by it as a result of the enforcement or exercise by it of such a Security Interest or right;

(b)	all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Trustee as trustee for the Secured Parties and secured by the Security Interests together with all representations and warranties expressed to be given by an Obligor in favour of the Security Trustee as trustee for the Secured Parties;

(c)	the Security Trustee’s interest in any turnover trust created under the Finance Documents;

(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Trustee; and

(ii)	any moneys or other assets which the Security Trustee has transferred to the Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

“Security Requirement” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Agent) which is at any relevant time one hundred per cent (100%) of the Loan.

“Security Trustee” means Crédit Agricole Corporate and Investment Bank, a French “société anonyme”, having a share capital of EUR  ~~7,254,575,271~~7,851,636,342.00 and its registered office located at ~~9, Quai du Président Paul Doumer, 92920 Paris La Défense~~12 place des États-Unis, CS 70052 92547, Montrouge ~~c~~Cedex, France, registered under the n° Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre or any successor of it appointed under Clause 26 (~~The Security Trustee~~The Security Trustee).

“Security Value” means the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the Agent) which, at any relevant time, is the aggregate of (i) the market value of the Ship as most recently determined in accordance with Clause 13.4 (~~Valuation of the Ship~~Valuation of the Ship); and (ii) the market value of any additional security for the time being actually provided to the Agent pursuant to Clause 15 (~~Security Value Maintenance~~Security Value Maintenance).

“Servicing Party” means the Agent or the Security Trustee.

“Seven Seas” means Seven Seas Cruises S. ~~DE~~de R.L., a Panamanian soci~~é~~edad de ~~responsibilidad~~responsabilidad limitada domiciled in Panama whose resident agent is ~~Arias, Fabrega & Fabrega at Plaza 2000~~at Arifa Building, ~~16th Floor, 50th Street~~West Boulevard, Santa Maria Business District, Panama, Republic of Panama.

“Seven Seas Charter” means the bareboat charter of the Ship by the Borrower as owner to the Seven Seas as charterer which shall be entered into no later than the Delivery Date in the form of draft approved by the Agent before the date of ~~this~~the Original Facility Agreement with such reasonable changes thereto as the Agent may, with the authority of the Majority Lenders, approve from time to time.

“Seven Seas Guarantee” means a guarantee issued by Seven Seas in favour of the Security Trustee and terminated on the Effective Date.

“Ship” means the passenger cruise ship ~~currently designated with Hull No. [*] (as more particularly described in the Shipbuilding Contract) to be constructed under the Shipbuilding Contract and to be delivered to, and purchased by, the Borrower and registered in its name under an Approved Flag with the name “Explorer”.~~”Seven Seas Explorer” (ex. hull number 6250) in the registered ownership of the Borrower under the Marshall Islands maritime registry (official no. 6712).

“Shipbuilding Contract” has the meaning given in Recital (A).

“SIMEST” means Società Italiana per Le Imprese all’Estero - SIMEST Spa, which grants export subsidies in Italy under and according to the Italian Legislative Decree n. 143/98 and its amendments.

“Specified Time” means a day or time determined in accordance with the following:

(a)	if LIBOR is fixed, the Quotation Day as of 11:00 am London time; and

(b)	in relation to a Reference Bank Rate calculated by reference to the available quotations in accordance with Clause 6.8 (Calculation of Reference Bank Rate), noon on the Quotation Day.

“Subsidiary” has the following meaning:

~~A~~a company (S) is a subsidiary of another company (P) if:

(a)	~~(i)~~ a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	~~(ii)~~ P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	~~(iii)~~ P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	~~(iv)~~ P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

“Tax” means any tax, levy, impost, duty, assessment, fee, deduction or other charge or withholding of a similar nature imposed by any governmental authority (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Total Loss” means:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)	any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the Borrower’s full control;

(c)	any arrest, capture, seizure or detention of the Ship (including any hijacking or theft) unless it is within 1 month redelivered to the Borrower’s full control.

“Total Loss Date” means:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent acting reasonably and in consultation with the Borrower that the event constituting the total loss occurred.

“Transaction Documents” means the Finance Documents and the Underlying Documents.

“Transfer Certificate” means a certificate substantially in the form set out in ~~Schedule 4~~ Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Tripartite General Assignment” means ~~an~~the tripartite general assignment ~~of the Seven Seas Charter, the Earnings, the Insurances and any Requisition Compensation, executed or to be~~dated 30 June 2016 and executed by the Borrower~~, Seven Seas (~~ as owner and Seven Seas as bareboat charterer~~) and, in the event that the Approved Manager is not a member of the Group and is named as a co-assured in the Insurances, the Approved Manager~~ in favour of the Security Trustee ~~in the agreed form~~.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Underlying Documents” means the Shipbuilding Contract, any External Management Agreement, the Seven Seas Charter and any charter and associated guarantee in respect of which a notice of assignment is required to be served under the terms of the Tripartite General Assignment.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph ~~(a)~~(a) above, or imposed elsewhere.

“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)	any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

1.2	Construction of certain terms

In this Agreement:

“Agent”, the “SACE Agent”, the “Joint Mandated Lead Arranger”, the “Security Trustee”, any “Creditor Party”, any “Secured Party”, any “Lender”, any “Obligor” or any other “person”, shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

“company” includes any partnership, joint venture and unincorporated association.

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation.

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained.

“date of this Agreement” means ~~31 July~~_______ February 2021~~3~~.

“document” includes a deed; also a letter~~, fax~~ or electronic mail.

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Taxes including VAT.

“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council.

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation.

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise.

“months” shall be construed in accordance with Clause 1.4 (~~Meaning of “month”~~Meaning of “month”).

“parent company” has the meaning given in the definition of “Subsidiary”.

“person” includes any individual, firm, company, corporation, government, any state, political sub-division of a state and local or municipal authority, agency of a state or any association, trust, joint venture, consortium or partnership; and any international organisation (whether or not having a separate legal personality).

“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

“regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

1.3	Construction of Insurance Terms

“approved” means, for the purposes of Clause 14 (~~Insurance Undertakings~~Insurance Undertakings), approved in writing by the Agent.

“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims.

“obligatory insurances” means all insurances effected, or which the Borrower is obliged to effect, under Clause 14 (~~Insurance Undertakings~~Insurance Undertakings)or any other provision of this Agreement or another Finance Document.

“policy” in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of ~~C~~clause 1 of the Institute Time Clauses (Hulls)(1/10/82) or ~~C~~clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down clause (1/10/71) or any equivalent provision.

“war risks” includes the risk of mines and all risks excluded by ~~C~~clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.4	Meaning of “month”

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.5	Non-applicable provisions between the Obligors, German Lenders and any Creditor Party subject to the EU Blocking Regulation

(a)	A Creditor Party that is incorporated in the Federal Republic of Germany or is otherwise subject to the EU Blocking Regulation may notify the Agent in writing that it elects that any provisions with respect to Sanctions, including, without limitation, the undertakings and covenants given under paragraph (d) of Clause 12.2 (Information), Clause 12.3 (Illicit Payments), Clause 12.4 (Prohibited Payments), Clause 12.24 (Compliance with laws etc.) or provisions contained in Clause 20.3 (Miscellaneous indemnities) or Clause 21.1 (Illegality) and the representations and warranties given under paragraphs (t), (u), (x) and (y) of Clause 11.2 (Continuing representations and warranties) respectively (the “Sanctions Provisions”) shall only enure to the benefit of, and be applicable to, that Creditor Party to the extent that such provisions would not result in: (i) any violation of, conflict with or liability under the EU Blocking Regulation; or (ii) in the case of a Creditor Party that is incorporated in the Federal Republic of Germany only, a violation or conflict with the German Blocking Provisions.

(b)	If a Creditor Party elects to be a Restricted Creditor Party, in respect of any proposed requirement to comply, enforcement, waiver, non-waiver, consent, variation or amendment of or in relation to a Finance Document relating to any Sanctions Provision (a “Relevant Action”), the Restricted Creditor Party shall notify the Agent in writing whether or not it shall be deemed to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve the Relevant Action and upon receipt by the Agent of such notice such Restricted Creditor Party shall be so deemed for such purposes.

1.6	~~1.5~~ General Interpretation

In this Agreement:

(a)	references in Clause 1.1 (~~Definitions~~Definitions) to a Finance Document or any other document being an “agreed form” are to the form agreed between the Agent (acting with the authorisation of each of the Creditor Parties) and the Borrower with any modifications to that form which the Agent (with the authorisation of the Majority Lenders in the case of substantial modifications) approves or reasonably requires;

(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended, amended and restated or supplemented, whether before the date of this Agreement or otherwise;

(c)	references to, or to a provision of, any law or regulation include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(d)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(e)	words denoting the singular number shall include the plural and vice versa; and

(f)	Clauses 1.1 (~~Definitions~~Definitions) to 1.5 (~~General Interpretation~~General Interpretation) apply unless the contrary intention appears.

1.7	~~1.6~~ Headings

In interpreting a Finance Document or any provision of a Finance Document, all clauses, sub-clauses and other headings in that and any other Finance Document shall be entirely disregarded.

1.8	~~1.7~~ Schedules

The schedules form an integral part of this Agreement.

1.9	~~1.8~~ Effective Date

This Agreement is effective from the 2021 Deferral Effective Date.

2	~~2.~~ Facility

2.1	Amount of facility

Subject to the other provisions of this Agreement, the Lenders agree to make available to the Borrower a loan not exceeding the Maximum Loan Amount intended to be applied as follows:

(a)	in payment to the Builder of all or part of 80% of the Final Contract Price up to the Eligible Amount;

(b)	in reimbursement to the Borrower of the amount of the First Instalment of the SACE Premium paid by it to SACE on or before 30 days following the issuance of the SACE Insurance Policy; and

(c)	in payment to SACE of the amount of the Second Instalment of the SACE Premium payable by the Borrower to SACE on the Drawdown Date.

2.2	Lenders’ participations in Loan

Subject to the other provisions of this Agreement, each Lender shall participate in the Loan in the proportion which, as at the Drawdown Date, its Commitment bears to the Total Commitments.

2.3	Purpose of Loan

The Borrower undertakes with each Secured Party to use the Loan only to pay for:

(a)	goods and services of Italian origin incorporated in the design, construction or delivery of the Ship;

(b)	subject to the limits and conditions fixed by the Italian Authorities, goods and services incorporated in the design, construction or delivery of the Ship and originating from countries other than Italy where the provision of such goods or services has been sub-contracted by the Builder and therefore remains the Builder’s responsibility under the Shipbuilding Contract;

(c)	reimbursement to the Borrower of the First Instalment of the SACE Premium paid by the Borrower direct to SACE 30 days following the issuance of the SACE Insurance Policy; ~~and~~

(d)	the Second Instalment of the SACE Premium payable on the Drawdown Date~~.~~; and

(e)	such purposes, relating to the 2020 Deferral Tranche and the 2021 Deferral Tranche, as specified in accordance with the 2020 Amendment Agreement and the 2021 Amendment and Restatement Agreement respectively.

2.4	Creditor Parties’ rights and obligations

(a)	The obligations of each Creditor Party under the Finance Documents are several. Failure by a Creditor Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Creditor Party is responsible for the obligations of any other Creditor Party under the Finance Documents.

(b)	The rights of each Creditor Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Creditor Party from an Obligor shall be a separate and independent debt.

(c)	A Creditor Party may not, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)	Notwithstanding any other provision of the Finance Documents and subject to the prior written consent of SACE, a Creditor Party may separately sue for any Unpaid Sum due to it without the consent of any other Creditor Party or joining any other Creditor Party to the relevant proceedings (it being understood that a Creditor Party may file a claim noting the amounts due to it in the event insolvency proceedings are commenced against the Borrower by a third party.)

2.5	Monitoring

No Creditor Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

2.6	Obligations of Lenders several

The obligations of the Lenders under this Agreement are several; and a failure of a Lender to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders being increased; nor

(b)	any Obligor or any other Lender being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender have any responsibility for a failure of another Lender to perform its obligations under this Agreement or any other Finance Document.

2.7	Independent Repayment Obligations

(a)	The Borrower’s obligations under this Agreement are separate from and are not in any way conditional upon the performance of the Shipbuilding Contract by the Builder or any other person and will not be affected or discharged by any matter affecting the Contract or any other contract or other arrangement between the Builder and any other party to the Contract including, without limitation, the performance, non-performance, frustration or invalidity or the destruction, non-completion, or non-functioning of any of the items to be supplied under the Contract (including those to be supplied by the Builder) or the liquidation or bankruptcy of the Builder.

(b)	The Borrower’s repayment obligations under this Agreement will not be affected in any way by reason of any claim which the Borrower may have or may consider that it has against the Builder or any other person under the Contract.

3	~~3.~~ Conditions Precedent

3.1	General

The Borrower may only draw under the Loan when the following conditions have been fulfilled to the satisfaction of the Agent and provided no Event of Default shall have occurred and remains unremedied or is likely to occur as a consequence of the drawing of the Loan~~:~~. This Clause 3 (Conditions Precedent) shall not apply to the 2020 Deferral Tranche or the 2021 Deferral Tranche, save for Clause 3.14 (Deferral Tranches).

3.2	No later than the date of ~~this~~the Original Facility Agreement

The Agent shall have received no later than the date of ~~this~~the Original Facility Agreement:

(a)	an opinion from legal counsel acceptable to the Secured Parties as to the laws of the state of Delaware in form and substance satisfactory to the Agent and SACE, together with the limited liability company documentation of the Borrower supporting the opinion, including but without limitation the Certificate of Formation and Limited Liability Company Agreement as filed with the competent authorities and a certificate of a competent officer or manager of the Borrower containing specimen signatures of the persons authorised to sign the documents on behalf of the Borrower, including, without limitation:

(i)	the Borrower has been duly formed and is validly existing as a limited liability company under the laws of the state of Delaware;

(ii)	~~this~~the Original Facility Agreement falls within the scope of the Borrower’s limited liability company purpose as defined by its Certificate of Formation and Limited Liability Company Agreement;

(iii)	the Borrower’s representatives were at the date of ~~this~~the Original Facility Agreement fully empowered to sign ~~this~~the Original Facility Agreement;

(iv)	either all administrative requirements applicable to the Borrower (whether in the state of Delaware or elsewhere), concerning the transfer of funds abroad and acquisitions of Dollars to meet its obligations hereunder have been complied with, or that there are no such requirements;

(v)	no withholding tax or stamp duty implications arise by virtue of the Borrower entering into ~~this~~the Original Facility Agreement;

(vi)	a judgment of an English Court in relation to the Original Facility Agreement and any relevant Finance Documents will be recognised by and acknowledged by the Courts in the State of Delaware; and

(vii)	~~this~~the Original Facility Agreement constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms,

and containing such qualifications and assumptions as are standard for opinions of this type;

(b)	an opinion from legal counsel to the Creditor Parties as to English law confirming, without limitation, that (i) the obligations of the Borrower under ~~this~~the Original Facility Agreement and (ii) that the obligations of each Prior Guarantor under the relevant Prior Guarantee are legally valid and binding obligations enforceable by the relevant Creditor Parties;

(c)	an opinion from legal counsel to SACE as to English law (to be solely addressed to the Italian Authorities) in form and substance satisfactory to SACE;

(d)	a Certified Copy of the executed Shipbuilding Contract;

(e)	a confirmation from EC3 Services Limited that it will act for the Borrower as agent for service of process in England in respect of ~~this~~the Original Facility Agreement and any other Finance Document;

(f)	an opinion from legal counsel acceptable to the Secured Parties as to Panamanian law in form and substance satisfactory to the Agent and SACE, together with the corporate documentation of each Prior Guarantor supporting the opinion, including but without limitation the Articles of Incorporation and By-laws as filed with the competent authorities and a certificate of a competent officer of each Prior Guarantor containing specimen signatures of the persons authorised to sign the documents on behalf of the Prior Guarantor including without limitation:

(i)	each Prior Guarantor has been duly organised and is validly existing and in good standing as a Panamanian sociedad anonima or a sociedad de responsibilidad limitada with its domicile in the Republic of Panama and each Prior Guarantor’s Resident Agent being Arias Fabrega & Fabrega with address at Plaza 2000 Building, 16th Floor, 50th Street, Panama;

(ii)	each Prior Guarantee falls within the scope of the relevant Prior Guarantor’s corporate purpose as defined by its Articles of Incorporation and By-laws;

(iii)	each Prior Guarantor’s representative was at the date of the Prior Guarantee issued by it fully empowered to sign and duly execute that Prior Guarantee;

(iv)	either all administrative requirements applicable to each Prior Guarantor (whether in the Republic of Panama) concerning the transfer of funds abroad and acquisitions of Dollars to meet its obligations under the Prior Guarantee issued by it have been complied with, or that there are no such requirements;

(v)	each Prior Guarantee is the legal, valid and binding obligations of the Prior Guarantor which issued it enforceable in accordance with its terms;

(vi)	the Limited Liability Company Interests Security Deed falls within the scope of Seven Seas’ corporate purpose as defined by its Articles of Incorporation and By-laws; and

(vii)	the representative of Seven Seas was at the date of the Limited Liability Company Interests Security Deed fully empowered to sign the Limited Liability Company Interests Security Deed.

(viii)	a judgment of an English Court in relation to the Prior Guarantees will be recognised by and acknowledged by the Courts of Panama; and

(ix)	none of the undertakings of either Prior Guarantor contained in either Prior Guarantee are contrary to public policy in the Republic of Panama,

and containing such qualifications and assumptions as are standard for opinions of this type;

(g)	duly executed originals of the Guarantees and the Limited Liability Security Deed; and

(h)	confirmation from EC3 Services Limited that it will act for each Prior Guarantor as agent for service of process in England in respect of the Prior Guarantee issued by that Prior Guarantor and any other Finance Document.

3.3	No later than ninety (90) days before the Intended Delivery Date

The Agent shall have received no later than ninety (90) days before the Intended Delivery Date:

(a)	notification from the Borrower of its chosen Maritime Registry;

(b)	the SACE Insurance Policy documentation relating to the transaction contemplated by ~~this~~the Original Facility Agreement issued on terms whereby the SACE Insurance Policy will enter into full force and effect upon fulfilment of the conditions specified therein to be fulfilled on or before the Drawdown Date;

(c)	evidence that the Borrower has paid the First Instalment of the SACE Premium to SACE on or before 30 days following the issuance of the SACE Insurance Policy; and

(d)	notification of the Approved Manager.

3.4	No later than the date falling ninety (90) days before the Intended Delivery Date and on each subsequent date on which a Compliance Certificate is to be received by the Security Trustee pursuant to ~~clause 11.3~~paragraph (e) of clause 11.3 of the Original Guarantee a duly completed Compliance Certificate from the Guarantor.

3.5	No later than sixty (60) days before the Intended Delivery Date

(a)	The Agent shall have received from the Borrower no later than sixty (60) days before the Intended Delivery Date:

(i)	notification of the Intended Delivery Date; and

(ii)	notification, signed by a duly authorised signatory of the Borrower, specifying which of the Fixed Interest Rate or the Floating Interest Rate shall be applicable to the Loan until the date of payment of the final repayment instalment of the Loan; and in absence of any such notification, the Borrower shall be deemed to have opted for the Floating Interest Rate; and

(iii)	a US tax opinion from legal counsel to the Creditor Parties in respect of the tax treatment of the entry by the US incorporated Borrower into ~~this~~the Original Facility Agreement and the other Finance Documents substantially in the form notified to the Borrower on or around the date of ~~this~~the Original Facility Agreement and updated to reflect any changes in law;

(b)	The Agent (acting on the instructions of the Lenders) shall notify to the Borrower any documents required under the ISM Code and the ISPS Code which are to be provided at delivery pursuant to paragraph (f) of Clause ~~3.10(f)~~ 3.10 (At Delivery) below.

3.6	No later than fifteen (15) Business Days before the Intended Delivery Date

The Agent shall have received no later than fifteen (15) Business Days before the Intended Delivery Date insurance documents in form and substance satisfactory to the Lenders confirming that the Insurances have been effected and will be in full force and effect on the Delivery Date.

3.7	No later than five (5) Business Days before the Intended Delivery Date

The Agent shall have received no later than five (5) Business Days before the Intended Delivery Date:

(a)	the Drawdown Notice from the Borrower, signed by a duly authorised signatory of the Borrower, specifying the amount of the Loan to be drawn down;

(b)	a Certified Copy of each of the Change Orders, of any amendments to the Shipbuilding Contract and of the power of attorney pursuant to which the authorised signatory of the Borrower signed the Drawdown Notice and a specimen of his signature;

(c)	a final confirmation of the Intended Delivery Date signed by a duly authorised signatory of the Borrower, and counter-signed by a duly authorised signatory of the Builder.

3.8	Examination of documents by the Agent

The Agent shall ensure that an officer or employee or other person designated by it as its authorised representative is present at the Builder on the proposed Drawdown Date for the purpose of examining originals (or certified copies) of the SACE Required Documents duly signed by the parties thereto and collecting copies thereof (which copies shall be certified as true copies by an authorised signatory of the Builder and/or the Borrower, as applicable).

3.9	No later than the Delivery Date

The Agent shall have received no later than the Delivery Date:

(a)	an opinion from legal counsel acceptable to the Secured Parties as to the laws of the state of Delaware in form and substance satisfactory to the Agent and SACE together with the limited liability company documentation of the Borrower and a certificate of a competent officer or manager of the Borrower containing specimen signatures of the persons authorised to sign the documents on behalf of the Borrower, confirming that, without limitation:

(i)	the Original Mortgage, the Tripartite General Assignment, the Post-Delivery Assignment and the Seven Seas Charter fall within the scope of the Borrower’s limited liability company purpose as defined by its Certificate of Formation and Limited Liability Company Agreement and are binding on it; and

(ii)	the Borrower’s representatives are fully empowered to sign the Protocol of Delivery and Acceptance, the Original Mortgage, the Tripartite General Assignment, the Post-Delivery Assignment and the Seven Seas Charter.

(b)	evidence of payment to and receipt by the Builder of:

(i)	the [*] pre-delivery instalments of the Final Contract Price; and

(ii)	any other part of the Final Contract Price as at the Delivery Date not being financed hereunder;

(c)	evidence of payment of all amounts which are due and payable hereunder by the Borrower on or prior to the Delivery Date;

(d)	a certificate from the Borrower, signed by an authorised representative of the Borrower, confirming that the representations and warranties contained in Clause 11 (~~Representations and Warranties~~Representations and Warranties) are true and correct as of the Delivery Date in consideration of the facts and circumstances existing as of the Delivery Date;

(e)	an original of the Interest Make-~~u~~Up Agreement relative to the Loan and in full force and effect;

(f)	a duly executed original of the SACE Reimbursement Agreement;

(g)	an original of the SACE Insurance Policy;

(h)	an original or a certified copy of each of the SACE Required Documents and SACE and the Agent shall be satisfied that the SACE Required Documents on their face appear properly completed and comply with the requirements of ~~this~~the Original Facility Agreement and the requirements of the SACE Insurance Policy; and

provided always that the obligations of the Lenders to make the Loan available on the Delivery Date are subject to the Lenders remaining satisfied that each of the SACE Insurance Policy and the Interest Make-~~u~~Up Agreement will cover the Loan following the advance of the Loan, payment of the Second Instalment of the SACE Premium and delivery to the Agent of the documents listed in Schedule 3 (Documents to be produced by the Builder to the Agent on Delivery).

3.10	At Delivery

Immediately prior to the delivery of the Ship by the Builder to the Borrower, the Agent shall have received:

(a)	evidence that immediately following delivery:

(i)	the Ship will be registered in the name of the Borrower in the Maritime Registry;

(ii)	title to the Ship will be held by the Borrower free of all Security Interests other than any maritime lien in respect of crew’s wages and trade debts arising out of equipment, consumable and other stores placed on board the Ship prior to or concurrently with delivery, none of which is overdue;

(iii)	the Original Mortgage will be duly registered in the Maritime Registry and constitutes a first priority security interest over the Ship and that all taxes and fees payable to the Maritime Registry in respect of the Ship have been paid in full; and

(iv)	the opinions mentioned in ~~Clauses 3.11~~paragraphs (b), (c) and ~~(d)~~ (d) of Clause 3.11 and the documents mentioned in paragraph (e) of Clause ~~3.11(e)~~ 3.11 will be received by the Agent;

(b)	a Certified Copy of a classification certificate (or interim classification certificate) showing the Ship to be classed in accordance with ~~Clause 11.3(c)~~paragraph (c) of Clause 11.3 (Representations on the Delivery Date).

(c)	duly executed originals of the Tripartite General Assignment, any Approved Manager’s Undertaking and the Post-Delivery Assignment together with relevant notices of assignment and the acknowledgement of the notice of assignment to be issued pursuant to the Tripartite General Assignment and the Post-Delivery Assignment;

(d)	a duly executed original of the Limited Liability Company Interests Security Deed (and of each document required to be delivered under the Limited Liability Company Interests Security Deed);

(e)	a Certified Copy of any executed External Management Agreement, the Seven Seas Charter and any time charterparty in respect of the Ship;

(f)	a Certified Copy of any current certificate of financial responsibility in respect of the Ship issued under OPA, a valid Safety Management Certificate (or interim Safety Management Certificate) issued to the Ship in respect of its management by the Approved Manager pursuant to the ISM Code, a valid Document of Compliance (or interim Document of Compliance) issued to the Approved Manager in respect of ships of the same type as the Ship pursuant to the ISM Code, a valid International Ship Security Certificate issued to the Ship in accordance with the ISPS Code and a valid IAPPC issued to the Ship in accordance with Annex VI and, if entered into, any carrier initiative agreement with the United States’ Customs and Border Protection under the Customs-Trade Partnership Against Terrorism (C-TPAT) programme along with any other documents required under the ISM Code and the ISPS Code and notified to the Borrower in accordance with ~~Clause 3.5(b)~~paragraph (b) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date) above;

(g)	a Certified Copy of the power of attorney pursuant to which the authorised signatory(ies) of the Borrower signed the documents referred to in this Clause 3.10 (~~At Delivery~~At Delivery) and to which the Borrower is a party and a specimen of his or their signature(s);

(h)	a confirmation from EC3 Services Limited (or any replacement process agent satisfactory to the Agent acting reasonably) that it will act for each of the relevant Obligors as agent for service of process in England in respect of the deed of covenants constituting part of the Original Mortgage (if applicable), the Tripartite General Assignment and the Post-Delivery Assignment.

3.11	Immediately following the delivery of the Ship by the Builder to the Borrower, the Agent shall receive:

(a)	a duly executed original of the Original Mortgage;

(b)	an opinion from legal counsel acceptable to the Secured Parties as to the law of the Maritime Registry in form and substance satisfactory to the Agent and SACE confirming:

(i)	the valid registration of the Ship in the Maritime Registry; and

(ii)	the Original Mortgage over the Ship has been validly registered in the Maritime Registry;

(c)	an opinion from legal counsel to the Agent as to English law confirming, without limitation, that the obligations of the Borrower under the deed of covenants constituting part of the Original Mortgage (if applicable), the Tripartite General Assignment and the Post-Delivery Assignment are legally valid and binding obligations enforceable by the relevant Creditor Parties in the English courts;

(d)	an opinion from legal counsel to SACE in relation to, inter alia, the English law Finance Documents to be signed on the Delivery Date (to be addressed solely to SACE) in form and substance satisfactory to SACE;

(e)	the documents listed in Schedule 3 (~~Documents to be produced by the Builder to the Agent on Delivery~~Documents to be produced by the Builder to the Agent on Delivery).

3.12	Waiver of conditions precedent

If the Majority Lenders, at their discretion, subject to the prior written consent of SACE, permit the Loan to be borrowed before any of the conditions precedent referred to in Clause 3 (~~Conditions Precedent~~Conditions Precedent) has been satisfied, the Borrower shall ensure that that condition is satisfied within five (5) Business Days after the date (as specified in the relevant part of Clause 3 (~~Conditions Precedent~~Conditions Precedent)) or such later date as the Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrower.

3.13	Changes to SACE requirements

(a)	If SACE notifies the Agent in writing of a change to the requirements of the SACE Insurance Policy with the effect that, in the opinion of the Agent, certain documents which the Borrower is or may be required to provide for the purpose of drawing the Loan under this Agreement are no longer necessary to ensure that:

(i)	such SACE Insurance Policy will apply to the Loan made or to be made under this Agreement; and

(ii)	any claim which may be made in respect of the Loan under such SACE Insurance Policy will be valid and continue to be issued by SACE,

then the Agent shall promptly notify the Borrower of any changes the Agent considers appropriate to be made to this Agreement to reflect such a change in SACE’s requirements.

(b)	If the Agent notifies the Borrower of any proposed changes to this Agreement under paragraph (i) above, and provided that:

(i)	all the Lenders and the Borrower agree with such changes; and

(ii)	the Borrower indemnifies and holds harmless the Agent and the Lenders for any reasonable costs that it may incur arising from or in connection with any such amendments (including legal fees),

then such changes will be made to this Agreement in accordance with the terms hereof.

(c)	If, in the opinion of the Lenders, there are any provisions of this Agreement that contradict or conflict with any provision of the SACE Insurance Policy to an extent that the same may have the effect of rendering all or any part of the SACE Insurance Policy void, voidable or otherwise not in full force and effect, this Agreement will be amended to the extent agreed in writing between the Borrower and the Agent (acting on the instructions of the Majority Lenders) to ensure compliance with the terms of the SACE Insurance Policy.

3.14	Deferral Tranches

The relevant part of a Deferral Tranche shall only be advanced if the Agent shall have received (a) no later than five (5) Business Days before the date of the relevant advance (and only if required under Clause 4.9 (Deferral Tranches) hereunder), a Drawdown Notice from the Borrower, signed by a duly authorised signatory of the Borrower, specifying the amount of the Deferral Tranche to be drawn down, and (b) on the relevant date of the relevant advance or deemed advance (as applicable), confirmation that:

(a)	save as disclosed in writing to the Agent and SACE prior to the date of the 2020 Amendment Agreement, no Event of Default is continuing or would result from such advance or deemed advance (as applicable) and no Deferral Prepayment Event or event or circumstance specified in Clause 18 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default has occurred; and

(b)	save as disclosed in writing to the Agent and SACE prior to the date of the 2020 Amendment Agreement, each of the repeating representations set out in Clause 11 (Representations and warranties) are true as at such date by reference to the facts and circumstances existing at such date, it being provided that two advances under the 2020 Deferral Tranche have been made to the Borrower in respect of the 2020 Deferred Repayment Instalments.

4	~~4.~~ Drawdown

4.1	Borrower’s irrevocable payment instructions

The Lenders shall not be obliged to fulfil their obligation to make the Loan available other than (i) by paying the Builder all or part of 80% of the Final Contract Price up to the Eligible Amount on behalf of and in the name of the Borrower, (ii) by reimbursing the Borrower for the First Instalment of the SACE Premium which was paid by the Borrower to SACE on or before 30 days following the issuance of the SACE Insurance Policy and (iii) by payment to SACE of the Second Instalment of the SACE Premium payable on the Delivery Date. For the avoidance of doubt, the amount of the Loan shall not exceed the Maximum Loan Amount.

The Borrower hereby instructs the Lenders in accordance with this Clause 4.1 (~~Borrower’s irrevocable payment instructions~~Borrower’s irrevocable payment instructions):

(a)	to pay to the Builder all or part of 80% of the Final Contract Price up to the Eligible Amount.

(b)	to reimburse the Borrower the amount of the First Instalment of the SACE Premium already paid by the Borrower to SACE on or before 30 days following the issuance of the SACE Insurance Policy; and

(c)	to pay to the Agent on behalf of the Lenders for onward payment to SACE (such payment to SACE to be made for value on the Drawdown Date), by drawing under the Loan, the amount of the Second Instalment of the related SACE Premium.

Payment to the Builder of the amount drawn under paragraph (a) of Clause ~~4.1(a)~~ 4.1 above shall be made on the Delivery Date of the Ship during usual banking hours in Italy to the Builder’s account as specified by the Builder in accordance with the Shipbuilding Contract after receipt and verification by the Agent of the documents provided under Schedule 3 (~~Documents to be produced by the Builder to the Agent on Delivery~~Documents to be produced by the Builder to the Agent on Delivery).

Save as contemplated in Clause 4.3 (~~Modification of payment terms~~Modification of payment terms) below, the payment instruction contained in this Clause 4.1 (~~Borrower’s irrevocable payment instructions~~Borrower’s irrevocable payment instructions) is irrevocable.

4.2	Conversion Rate for Loan

The Dollar amount to be drawn down under ~~Clause 4.1(a)~~paragraph (a) of Clause 4.1 (Borrower’s irrevocable payment instructions) shall be calculated by the Agent on the Conversion Rate Fixing Date in accordance with the definitions of “Eligible Amount” and “Conversion Rate” in Clause 1.1 (~~Definitions~~Definitions).

4.3	Modification of payment terms

The Borrower expressly acknowledges that the payment terms set out in this Clause may only be modified with the agreement of the Italian Authorities, Agent, the Security Trustee, the Lenders and the Borrower in the case of ~~Clause 4.1(a)~~paragraph (a) of Clause 4.1 (Borrower’s irrevocable payment instructions) and with the agreement of the Italian Authorities, Agent, the Lenders and the Borrower in the case of ~~Clause 4.1(b) and 4.1(c)~~paragraphs (b) and (c) of Clause 4.1 (Borrower’s irrevocable payment instructions); ~~P~~provided that it is the intention of the Borrower, the Lenders, the Security Trustee and the Agent that prior to the Conversion Rate Fixing Date agreement shall be reached with those financial institutions with whom the Borrower has entered into the FOREX Contracts (the “Counterparties”) in order that the Euro payments due from the Counterparties under the FOREX Contracts shall be paid to the Agent for holding in escrow and to be released by the Agent simultaneously with (i) the payment in full to the Builder of the balance of the Final Contract Price denominated in Euro at the time of delivery of the Ship and (ii) the payment to the Counterparties of the Dollars due to them under the relevant FOREX Contracts out of the Dollar amount available under Clause ~~4.1(a)~~paragraph (a) of Clause 4.1 (Borrower’s irrevocable payment instructions), subject only to delivery of the Ship by the Builder to the Borrower taking place as evidenced by the execution and delivery of the Protocol of Delivery and Acceptance and to the Borrower having deposited with the Agent before delivery, if and to the extent required, any Dollar and/or Euro amounts as may be needed to ensure the payment in full of both the balance of the Final Contract Price in Euro and the Dollars owed to the Counterparties under all the relevant FOREX Contracts.

4.4	Availability and conditions

Except as permitted by the provisions of the 2020 Amendment Agreement in respect of the 2020 Deferral Tranche and the 2021 Amendment and Restatement Agreement in respect of the 2021 Deferral Tranche:

(a)	~~D~~drawing may not be made under this Agreement (and the Loan shall not be available) after the earlier of the Delivery Date and the expiry of the Availability Period~~.~~;

(b)	~~T~~there will be only one ~~D~~drawing under this Agreement~~.~~; and

(c)	~~The~~the ~~D~~drawing cannot exceed the Maximum Loan Amount.

4.5	Notification to Lenders of receipt of a Drawdown Notice

The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Loan and the Drawdown Date;

(b)	the amount of that Lender’s participation in the Loan; and

(c)	the duration of the first Interest Period.

4.6	Lenders to make available Contributions

Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent the amount due from that Lender under Clause 2.2 (~~Lenders’ participations in Loan~~Lenders’ participations in Loan).

4.7	Disbursement of Loan

Subject to the provisions of this Agreement, the Agent shall on the Drawdown Date pay the amounts which the Agent receives from the Lenders under Clause 4.6 (~~Lenders to make available Contributions~~Lenders to make available Contributions) in the like funds as the Agent received the payments from the Lenders:

(a)	in the case of the amount referred to in ~~Clause 4.1(a)~~paragraph (a) of Clause 4.1 (Borrower’s irrevocable payment instructions), to the account of the Builder which the Borrower specifies in the Drawdown Notice; and

(b)	in the case of the amount referred to in ~~Clause 4.1(b)~~paragraph (b) of Clause 4.1 (Borrower’s irrevocable payment instructions) to the account of the Borrower which the Borrower shall specify; and

(c)	in the case of the amount referred to in ~~Clause 4.1(c)~~paragraph (c) of Clause 4.1 (Borrower’s irrevocable payment instructions) to the account of SACE which the SACE Agent shall specify.

4.8	Disbursement of Loan to third party

The payment by the Agent under Clause 4.7 (~~Disbursement of Loan~~Disbursement of Loan) shall constitute the making of the Loan and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s Contribution.

4.9	Deferral Tranches

The Lenders have agreed, pursuant to the 2020 Amendment Agreement and the 2021 Amendment and Restatement Agreement, as set out in this Agreement (but without increasing the Maximum Loan Amount and the Total Commitments of each Lender save for the related 2020 Deferral Tranche Premium to be advanced in accordance with paragraph (c) below) to make available to the Borrower the Deferral Tranches as follows, as set out in further detail in Schedule 6 (Deferred Repayment Schedule):

(a)	on each Repayment Date during the 2020 Deferral Period, a portion of the 2020 Deferral Tranche in an amount equal to the relevant 2020 Deferred Repayment Instalment due on such Repayment Date shall be automatically drawn by the Borrower and applied towards repayment of the relevant 2020 Deferred Repayment Instalment due on such date. Each such advance under the 2020 Deferral Tranche shall be automatic and notional only, and effected by means of a book entry to finance the 2020 Deferred Repayment Instalments then due;

(b)	on each Repayment Date during the 2021 Deferral Period, a portion of the 2021 Deferral Tranche in an amount equal to the relevant 2021 Deferred Repayment Instalment due on such Repayment Date shall be automatically drawn by the Borrower and applied towards repayment of the relevant 2021 Deferred Repayment Instalment due on such date. Each such advance under the 2021 Deferral Tranche shall be automatic and notional only, and effected by means of a book entry to finance the 2021 Deferred Repayment Instalments then due; and

(c)	together with the first advance of the 2020 Deferral Tranche under this Clause 4.9 (Deferral Tranches), a portion of the 2020 Deferral Tranche in an amount equal to the amount to be paid to SACE in respect of the 2020 Deferral Tranche Premium payable to SACE due on the first advance under the 2020 Deferral Tranche shall be drawn by the Borrower and paid to SACE as specified in the relevant Drawdown Notice, it being provided that such amount was advanced to the Borrower on 30 June 2020 together with the first advance under the 2020 Deferral Tranche in respect of the 2020 Deferred Repayment Instalments.

Accordingly, the other provisions of this Clause 4 (Drawdown) shall not apply to the advances under the Deferral Tranches and each advance of any Deferral Tranches under this Clause 4.9 (Deferral Tranches) shall be deemed to satisfy the Borrower’s obligations under Clause 5 (Repayment) in respect of the corresponding Deferred Repayment Instalment.

5	~~5.~~ Repayment

5.1	Number of repayment instalments

~~The~~Subject to Clause 5.5 (Repayment of Deferral Tranches), the Borrower shall repay the Loan by twenty-four (24) consecutive six-monthly instalments.

5.2	Repayment Dates

The first instalment shall be repaid on the date falling six (6) months after the Delivery Date and the last instalment on the date falling one hundred and forty four (144) months after the Delivery Date, each date of payment of an instalment being a “Repayment Date”.

5.3	Amount of repayment instalments

Subject to Clause 5.5 (Repayment of Deferral Tranches), ~~E~~each of the twenty-four (24) consecutive six-monthly repayment instalments of the Loan shall be of an equal amount.

5.4	Final Repayment Date

~~On~~Subject to Clause 5.5 (Repayment of Deferral Tranches), on the final Repayment Date, the Borrower shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

5.5	Repayment of Deferral Tranches

Subject to Clause 4.9 (Deferral Tranches):

(a)	the 2020 Deferral Tranche shall be repaid in eight semi-annual instalments beginning on the 2020 Deferral Repayment Starting Point and until the 2020 Deferral Final Repayment Date, as set out in further detail in Schedule 6 (Deferred Repayment Schedule); and

(b)	the 2021 Deferral Tranche shall be repaid in ten semi-annual instalments beginning on the 2021 Deferral Repayment Starting Point and until the 2021 Deferral Final Repayment Date, as set out in further detail in Schedule 6 (Deferred Repayment Schedule).

6	~~6.~~ Interest

6.1	Fixed Interest Rate

If the Borrower has specified a Fixed Interest Rate pursuant to ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the Loan shall bear interest at the Fixed Interest Rate. Such interest shall accrue on the actual number of days elapsed based upon a 360 day year and shall be paid on each Repayment Date.

6.2	Floating Interest Rate

If:

(a)	the Borrower has specified a Floating Interest Rate pursuant to ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date); or

(b)	the Borrower has specified a Fixed Interest Rate pursuant to ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date) but thereafter for any reason whatsoever the Interest Make-~~u~~Up Agreement is suspended or otherwise ceases to be in effect; or

(c)	SIMEST has requested a change of currency pursuant to the Interest Make-Up Agreement and such change of currency is not agreed by the Borrower or Lenders in accordance with Clause ~~6.15 (Change of currency~~6.16 (Change of currency); or

(d)	SIMEST has failed to make a net payment of interest to the Lenders pursuant to the Interest Make-Up Agreement,

the rate of interest on the Loan in respect of any Interest Period shall be the Floating Interest Rate applicable for that Interest Period and the following provisions of this Clause 6 (~~Interest~~Interest) shall apply (in the case of the circumstances referred to in paragraph ~~(b)~~(b) above, with effect from the date on which the Interest Make-~~u~~Up Agreement ceases to be in effect, with such consequential amendments as shall be necessary to give effect to the switch from a Fixed Interest Rate to a Floating Interest Rate).

6.3	Interest in respect of Deferral Tranches

The rate of interest for each Interest Period in respect of each Deferral Tranche shall be the relevant Floating Interest Rate.

6.4	Deferred Costs

Independently to any other obligation to pay costs, expenses or interest under or in connection with this Agreement, the Borrower shall, as a separate obligation, also pay to the Agent (for distribution to each Lender) deferred costs in respect of any drawn portion of a Deferral Tranche at the relevant Deferred Costs Percentage for each Interest Period during which any part of that Deferral Tranche remains outstanding. Whilst not an interest liability, such deferred costs shall be charged from and including the first day of the applicable Interest Period in which an amount of the relevant Deferral Tranche is outstanding to (but not including) the last day of such Interest Period, and will be payable semi-annually in arrears on each interest payment date. Any deferred costs payable in accordance with this Clause 6.4 (Deferred Costs) shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days. Any non-payment of such deferred costs shall be an Event of Default in accordance with Clause 18.2 (Non-payment).

6.5	~~6.3~~ Payment of Floating Interest Rate

Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall accrue on the actual number of days elapsed based upon a 360 day year and shall be paid by the Borrower on the last day of that Interest Period.

6.6	~~6.4~~ Notification of Interest Periods and Floating Interest Rate

The Agent shall notify the Borrower and each Lender of each Floating Interest Rate and the duration of each Interest Period as soon as reasonably practicable after each is determined and no later than the Quotation ~~Date~~Day.

6.7	Unavailability of Screen Rate

(a)	Interpolated Screen Rate

If no Screen Rate is available for LIBOR for the Interest Period of the Loan or any part of the Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(b)	Reference Bank Rate

If no Screen Rate is available for LIBOR for:

(i)	Dollars;

(ii)	the Interest Period of the Loan or any part of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of the Loan or that part of the Loan.

(c)	Cost of funds

If paragraph (b) above applies but no Reference Bank Rate is available for Dollars or the relevant Interest Period there shall be no LIBOR for the Loan or that part of the Loan (as applicable) and Clause 6.10 (Cost of funds) shall apply to the Loan or that part of the Loan for that Interest Period.

6.8	Calculation of Reference Bank Rate

(a)	Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

6.9	~~6.5~~ Market ~~d~~Disruption

~~The following provisions of this Clause 6 (Interest) apply if:~~

~~(a) No rate is quoted on “Reuters Page LIBOR 01 or LIBOR 02” (or any other page replacing it) and the Lenders do not, before 1.00 p.m. (London time) on the Quotation Date for an Interest Period, provide quotations to the Agent in order to fix LIBOR; or~~

If before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan in aggregate exceed [*] per cent. of the Loan or the relevant part of the Loan as appropriate) that the cost to it or each of them of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause 6.10 (Cost of funds) shall apply to the Loan or that part of the Loan (as applicable) for the relevant Interest Period.

6.10	Cost of funds

(a)	If this Clause 6.10 (Cost of funds) applies, the rate of interest on the Loan or the relevant part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select.

(b)	~~at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than [*] per cent. of the Loan (or, if the Loan has not been made, Commitments amounting to more than [*] per cent. of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or~~If this Clause 6.10 (Cost of funds) applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(c)	Subject to Clause 6.11 (Replacement of Screen Rate), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(d)	If paragraph (e) below does not apply and any rate notified to the Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

(e)	If this Clause 6.10 (Cost of funds) applies pursuant to Clause 6.9 (Market Disruption) and:

~~(c) at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the “Affected Lender”) that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.~~

~~6.6 Notification of market disruption~~

~~The Agent shall promptly notify the Borrower and each of the Lenders stating the circumstances falling within Clause 6.5 (Market disruption) which have caused its notice to be given.~~

~~6.7 Suspension of drawdown~~

~~If the Agent’s notice under Clause 6.5 (Market disruption) is served before the Loan is made:~~

~~(a) in a case falling within Clauses 6.5(a) or 6.5(b), the Lenders’ obligations to make the Loan;~~

(i)	~~(b) in~~ a ~~case falling within Clause 6.5(c), the Affected~~ Lender’s ~~obligation to participate in the Loan~~Funding Rate is less than LIBOR; or

~~shall be suspended while the circumstances referred to in the Agent’s notice continue.~~

~~6.8 Negotiation of alternative rate of interest~~

~~If the Agent’s notice under Clause 6.6 (Notification of market disruption) is served after the Loan is made, the Borrower, the Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavours to agree, in consultation with SACE, within the 30 days after the date on which the Agent serves its notice under Clause 6.6 (Notification of market disruption) (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.~~

~~6.9 Application of agreed alternative rate of interest~~

~~Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.~~

~~6.10 Alternative rate of interest in absence of agreement~~

~~If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender (and in consultation with SACE), set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 6.10 (Alternative rate of interest in absence of agreement) shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.~~

(ii)	a Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above,

the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(f)	If this Clause 6.10 (Cost of funds) applies but any Lender does not supply a quotation by the time specified in sub-paragraph (ii) of paragraph (a) above, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

6.11	Replacement of Screen Rate

If a Screen Rate Replacement Event has occurred in relation to the Screen Rate for Dollars, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Benchmark; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(ii)	enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders), SACE and SIMEST (if applicable) and the Borrower.

(c)	If, as at 30 September 2021, this Agreement provides that the rate of interest for the Loan in Dollars is to be determined by reference to the Screen Rate for LIBOR:

(i)	a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate for Dollars; and

(ii)	the Agent (acting on the instructions of the Majority Lenders) and the Obligors shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to Dollars in place of that Screen Rate from and including a date no later than 30 November 2021, unless the Borrower and the Agent (acting on the instructions of the Majority Lenders) agree to defer the date of the negotiations required under this sub-paragraph (ii) together with the date for the use of such a Replacement Benchmark, in which case such dates shall be those so agreed.

(d)	If an amendment is required as contemplated in this Clause 6.11 (Replacement of Screen Rate), the Obligors shall reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including legal fees and other professional expenses) incurred by each Secured Party in relation to such amendment.

6.12	~~6.11~~ Notice of prepayment

If no agreement is reached with the Borrower ~~does not agree with an interest rate set by the Agent~~ under Clause ~~6.10 (Alternative rate of interest in absence of agreement~~6.11 (Replacement of Screen Rate), the Borrower may give the Agent not less than 15 Business Days’, or, if the Fixed Interest Rate has been selected pursuant to ~~Clause 3.5(a)(ii),~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the Borrower may give the Agent not less than 30 days~~,~~’ notice of its intention to prepay at the end of the interest period set by the Agent.

6.13	~~6.12~~ Prepayment; termination of Commitments

A notice under Clause ~~6.11 (Notice of prepayment~~6.12 (Notice of prepayment) shall be irrevocable; the Agent shall promptly notify the Lenders ~~or (as the case may require) the Affected Lender~~ and, if the Fixed Interest Rate has been selected by the Borrower, SIMEST of the Borrower’s notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments ~~or (as the case may require) the Commitment of the Affected Lender~~ shall be cancelled; and

(b)	on the last Business Day of the ~~i~~Interest ~~p~~Period set by the Agent, the Borrower shall prepay (without premium or penalty subject to the provisions of Clause 20.2 (~~Breakage costs~~Breakage costs)) the Loan ~~or, as the case may be, the Affected Lender’s Contribution~~, together with accrued interest thereon at the applicable rate (being either the Floating Interest Rate or the Fixed Interest Rate as specified by the Borrower pursuant to ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date)).

6.14	~~6.13~~ Application of prepayment

The provisions of Clause 16 (~~Cancellation,~~ Cancellation, Prepayment and Mandatory Prepayment) shall apply in relation to the prepayment.

6.15	~~6.14~~ Certain Circumstances

Notwithstanding anything to the contrary in this Agreement:

(a)	in the event of any circumstances falling within Clause ~~6.5~~ 6.9 (Market Disruption) which might affect the advance of the Loan on the Drawdown Date (the ~~“~~“Relevant Circumstances~~”~~“):

(i)	occurring and being continuing on the date falling ninety (90) days before the Intended Delivery Date (the ~~“~~“Relevant Date~~”~~“), each Lender will notify the Borrower (through the Agent) of the Relevant Circumstances on the Relevant Date or, if the Relevant Date is not a Business Day, on the next following Business Day; and

(ii)	occurring after the Relevant Date, each Lender will notify the Borrower (through the Agent) immediately each Lender become aware of the Relevant Circumstances;

(b)	in the event of any Relevant Circumstances falling within Clause~~s 6.5(a) or (b~~6.9 (Market Disruption) (the ~~“~~“Pricing-Related Relevant Circumstances~~”~~“) occurring before the Loan is made available ~~and notwithstanding the provisions of Clause 6.7~~, each Lender will fund its respective Contributions by reference to the agreed alternative rate of interest in accordance with Clauses ~~6.8, 6.9 and 6.10~~ 6.7 (Unavailability of Screen Rate) 6.8 (Calculation of Reference Bank Rate), 6.9 (Market Disruption), 6.10 (Cost of funds) and 6.11 (Replacement of Screen Rate) as if the provisions of such Clauses applied not only in the event that the Pricing-Related Relevant Circumstances have been notified by the Agent to the Borrower after the making of the Loan but also before the making of the Loan.

(c)	in the event of any Relevant Circumstances falling within ~~6.5(c) (the “~~Clause 6.9 (Market Disruption) (the “Availability-Related Relevant Circumstances~~”~~“) occurring before the Loan is made and notwithstanding the provisions of Clause ~~6.7 of the Loan Agreement~~6.7 (Unavailability of Screen Rate), each Lender will enter into good faith discussions with the Borrower for a period not exceeding 10 Business Days in order to discuss a basis on which the Lenders could be able to fund their respective Contributions in Dollars (or, if unavailable in Dollars, then in any available currency). Such discussions shall be without obligation on the Lenders provided that during such discussion period, such circumstances continue.

6.16	~~6.15~~ Change of currency

(a)	In the event that the Agent notifies the Borrower that SIMEST has requested a change in the currency of the Loan in accordance with clause 6.3 of the Interest Make-Up Agreement, the Borrower and the Lenders shall, without obligation, consider such request for a change of currency acting reasonably for a period of not exceeding 10 Business Days. Following such discussions the Agent shall report the decision of the Borrower and the Lenders to SIMEST, providing their reason for any negative decision.

(b)	In the event that a change of currency is agreed the Parties agree to negotiate in good faith the necessary changes to ~~the Loan~~this Agreement and the Finance Documents in order to document the change in currency.

(c)	In the event that a change in currency is not acceptable to the Lenders or the Borrower, the provision of paragraph (c) of Clause ~~6.2(c~~6.2 (Floating Interest Rate) shall apply.

7	~~7.~~ Interest Periods

7.1	Commencement of Interest Periods

The first Interest Period shall commence on the Drawdown Date and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

7.2	Duration of Interest Periods

Each Interest Period shall be 6 months and shall end on the next succeeding Repayment Date.

7.3	The first Interest Period in relation to each advance or deemed advance (as applicable) under each Deferral Tranche shall start on the date of such advance or deemed advance (as applicable) and end on the last day of the current Interest Period in respect of the Loan, following which all Interest Periods will be consolidated.

8	~~8.~~ SACE Premium and Italian Authorities

8.1	SACE Premium

The estimated SACE Premium is due and payable in two instalments as follows:

(a)	the first instalment of the SACE Premium (being an amount of US$[*]) (the “First Instalment”) shall be paid by the Borrower to SACE (provided that the Borrower and the Lenders have been notified by the SACE Agent that the SACE Insurance Policy has been issued) within 30 days of the issuance of the SACE Insurance Policy documentation in accordance with and as required by ~~Clause 3.3(b)~~paragraph (b) of Clause 3.3 (No later than ninety (90) days before the Intended Delivery Date) of this Agreement; and

(b)	the second instalment of the SACE Premium shall be such amount in Dollars as is calculated by SACE as being (i) [*]% of the Loan actually advanced on the Drawdown Date LESS (ii) the amount of the First Instalment (the “Second Instalment”) and shall be payable on or prior to the Drawdown Date.

8.2	Reimbursement by the Borrower of the SACE Premium

The Borrower irrevocably agrees to pay the First Instalment, and to instruct the Lenders to pay the Second Instalment on behalf of the Borrower, as follows:

(a)	The Borrower has requested and the Lenders have agreed to reimburse the payment of one hundred per cent. (100%) of the First Instalment to the Borrower on the Drawdown Date, it being agreed that such First Instalment shall be paid to SACE by the Borrower upon notification by the Agent to the Borrower (i) of the issue of the SACE Insurance Policy documentation in the form required by ~~Clause 3.3(b)~~paragraph (b) of Clause 3.3 (No later than ninety (90) days before the Intended Delivery Date) of this Agreement, and (ii) of the amount of the First Instalment.

(b)	The Borrower has requested and the Lenders have agreed to finance the payment of one hundred per cent. (100%) of the Second Instalment on the Drawdown Date in accordance with paragraph (c) of Clause ~~2.1(c)~~ 2.1 of this Agreement.

Consequently, the Borrower hereby irrevocably instructs the Agent on behalf of the Lenders to pay the Second Instalment to SACE on the Drawdown Date in accordance with paragraph (c) of Clause ~~2.1(c)~~ 2.1 of this Agreement and to reimburse the Borrower by the Borrower drawing under the Loan the amount of the First Instalment in accordance with paragraph (b) of Clause ~~2.1(b)~~ 2.1 of this Agreement.

The First Instalment and Second Instalment each financed by the Loan will be repayable in any event by the Borrower to the Lenders in the manner specified in Clause 5 (~~Repayment~~Repayment) and under any and all circumstances including but without limitation in the event of prepayment or acceleration of the Loan.

8.3	Italian Authorities

(a)	The Borrower acknowledges and agrees that the Agent and the Lenders are entitled to provide the Italian Authorities with any information they may have relative to the Loan and the business of the Group, to allow the Italian Authorities to inspect all their records relating to this Agreement and the other Transaction Documents and to furnish them with copies thereof. Any such information relative to the Loan may also be given by any Italian Authorities to international institutions charged with collecting statistical data.

(b)	The Borrower acknowledges that, in the making of any decision or determination or the exercise of any discretion or the taking or refraining to take any action under this Agreement or any of the other Finance Documents, the Agent and the Lenders shall be deemed to have acted reasonably if they have acted on the instructions of either of the Italian Authorities.

(c)	Each Party further undertakes not to act in a manner which is inconsistent with the terms of the SACE Insurance Policy and the Interest Make Up Agreement.

8.4	Refund

(a)	Provided that no Event of Default has occurred and is then continuing and no loss has occurred under the SACE Insurance Policy, the Borrower shall be entitled to a refund of the First Instalment of the SACE Premium in accordance with the terms of the SACE Insurance Policy exclusively in the event that no disbursements have been made under this Agreement and, as a result thereof, the SACE Insurance Policy has been definitely terminated by mutual consent between the parties thereto.

(b)	Any refund of the SACE Premium, whether in whole or in part, must be expressly requested from SACE by the Borrower in writing. Under the terms of the SACE Insurance Policy, a fixed amount of [*] per cent. ([*]%) shall be withheld from the amount of the SACE Premium to be refunded. Such withholding, charged as a lump sum to cover administration and management costs for the SACE Insurance Policy, may not, in any event, amount to less than the equivalent of €[*], calculated at the exchange rate as at the date of the refund request.

(c)	Except as set out in paragraph ~~(a)~~ (a) and ~~(b)~~ (b) above, no part of the SACE Premium is refundable to any Obligor.

(d)	In no event shall the SACE Agent be liable for any refund of the SACE Premium to be made by SACE.

8.5	Deferral Tranches – additional premium

A premium is payable by the Borrower to SACE in respect of:

(a)	the 2020 Deferral Tranche (the “2020 Deferral Tranche Premium”), it being provided that an amount of $[*] was advanced to the Borrower and paid to SACE on 30 June 2020 with the first Advance under the 2020 Deferral Tranche in respect of the 2020 Deferred Repayment Instalments; and

(b)	the 2021 Deferral Tranche (the “2021 Deferral Tranche Premium” and together with the 2020 Deferral Tranche Premium, the “Deferral Tranche Premia”), payable in an amount of $[*] no later than the earlier of (i) 30 days from the date of issuance of the relevant addendum to the SACE Insurance Policy in form and substance acceptable to the Lenders and (ii) the first Advance under the 2021 Deferral Tranche.

Each of the Deferral Tranche Premia paid or to be paid to SACE is non-refundable, and the 2021 Deferral Tranche Premium will not be financed.

9	~~9.~~ Fees

~~9.1 Fees~~

The following fees shall be paid to the Agent by the Borrower as required hereunder:

(a)	for the benefit of the Lenders, an arrangement fee in Euros, computed at the rate of [*] per cent. ([*]%) flat on EUR 299,866,962.31 being the Maximum Loan Amount converted in to Euros at the Base Rate and payable on the date of ~~this~~the Original Facility Agreement;

(b)	for the benefit of the Lenders, a commitment fee in Dollars for the period from the date of ~~this~~the Original Facility Agreement to the Delivery Date of the Ship, or the date of receipt by the Agent of the written cancellation notice sent by the Borrower as described in Clause ~~15.1 (Security Shortfall~~16.1 (Cancellation), whichever is the earliest, computed at the rate of [*] per cent. ([*]%) per annum and calculated on the undrawn amount of the Maximum Loan Amount and payable in arrears on the date falling six (6) months after the date of ~~this~~the Original Facility Agreement and on each date falling at the end of each following consecutive six (6) month period, with the exception of the commitment fee due in respect of the last period, which shall be paid on the Drawdown Date, or the date of receipt by the Agent of the written cancellation notice sent by the Borrower as described in Clause 16.1 (~~Cancellation~~Cancellation), whichever is the earliest, such commitment fee to be calculated on the actual number of days elapsed divided by three hundred and sixty (360). For the purpose of the computation of the periodical commitment fee payable to the Lenders, the Maximum Loan Amount is assumed to be $440,321,648.78.

(c)	With effect from the date of the 2020 Amendment Agreement, the Borrower shall pay to the Agent (for the account of the Lenders for application pro rata to their Commitments) a commitment fee in the amount of [*] per cent. ([*] %) per annum on the daily undrawn 2020 Deferral Commitment. The commitment fee shall be payable in arrears on the date of each advance or deemed advance, as applicable, of the 2020 Deferral Tranche in accordance with Clause 4.9 (Deferral Tranches) or, if cancelled, on the date of cancellation of the 2020 Deferral Tranche;

(d)	With effect from the date of the 2021 Amendment and Restatement Agreement, the Borrower shall pay to the Agent (for the account of the Lenders for application pro rata to their Commitments) a commitment fee in the amount of [*] per cent. ([*]%) per annum on the daily undrawn 2021 Deferral Commitment. The commitment fee shall be payable in arrears on the date of each advance or deemed advance, as applicable, of the 2021 Deferral Tranche in accordance with Clause 4.9 (Deferral Tranches) or, if cancelled, on the date of cancellation of the 2021 Deferral Tranche;

(e)	~~(c)~~ for the Agent, an agency fee of $[*] payable on the date of ~~this~~the Original Facility Agreement and on or before each anniversary date thereof until total repayment of the Loan unless the Total Commitments are terminated pursuant to Clause 16.1 (~~Cancellation~~Cancellation).

(f)	~~(d)~~ for the SACE Agent a structuring fee in the amount and payable at the time separately agreed in writing between the SACE Agent and the Borrower;

10	~~10.~~ Taxes, Increased Costs, Costs and Related Charges

10.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Secured Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document;

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Secured Party under Clause 10.2 (~~Tax gross-up~~Tax gross-up) or a payment under Clause 10.3 (~~Tax indemnity~~Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 10 (~~Taxes, Increased Costs, Costs and Related Charges~~Taxes, Increased Costs, Costs and Related Charges) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

10.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above if on the date on which the payment falls due the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender (having been given notice of the documentation requested under Clause ~~10.7~~ 10.7 (Lender Status) at least 30 Business Days prior to such payment date) complied with its obligations under Clause 10.7 (~~Lender Status~~Lender Status).

(e)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Secured Party entitled to the payment evidence reasonably satisfactory to that Secured Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3	Tax indemnity

(a)	The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Secured Party:

(A)	under the law of the jurisdiction in which that Secured Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Creditor Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Lender~~’~~’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Secured Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 10.2 (~~Tax gross-up~~Tax gross-up) or would have been compensated for by an increased payment under Clause 10.2 (~~Tax gross-up~~Tax gross-up) but was not so compensated solely because an exclusion in paragraph ~~(d)~~ (d) of Clause 10.2 (~~Tax gross-up~~Tax gross-up) applied, or relates to a FATCA Deduction required to be made by a Party; or

(iii)	with respect to the Taxes in the nature of a branch profits tax imposed by Section 884(a) of the Code that is imposed by any jurisdiction described in paragraph ~~(b)(i)(B)~~ (b)(i)(B) above.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 10.3 (~~Tax indemnity~~Tax indemnity), notify the Agent.

10.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Creditor Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Creditor Party has obtained, retained and utilised that Tax Credit,

the Creditor Party shall pay an amount to the Obligor which that Creditor Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

10.5	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

10.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any Party under a Finance Document and such Secured Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Secured Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 10.6 (~~VAT~~VAT) to any Party being required to account to a tax authority for VAT shall, at any time when such Party is treated as a member of a group for VAT purposes, include a reference to another member of that group being required to so account to the relevant tax authority.

(e)	In relation to any supply made by a Secured Party to any Party under a Finance Document, if reasonably requested by such Secured Party, that Party must promptly provide such Secured Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Secured Party’s VAT reporting requirements in relation to such supply.

10.7	Lender Status

(a)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under a Finance Document shall deliver to the Agent and the Borrower, at the time or times reasonably requested by the Agent or the Borrower, such properly completed and executed documentation reasonably requested by the Agent or the Borrower (and which it is reasonable for the Lender to complete and execute) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Agent or the Borrower, shall deliver such other documentation as prescribed by applicable law and reasonably requested by the Agent or the Borrower as will enable the Agent or the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(b)	Any Lender shall, to the extent it is legally entitled to do so, deliver to the Agent and the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement or promptly thereafter (and from time to time thereafter as prescribed by applicable law or upon the request of the Agent or the Borrower), duly executed and properly completed copies of Internal Revenue Service Form W-9 or W-8, as applicable, certifying that it is not subject to U.S. federal backup withholding or establishing an exemption from, or reduction of, U.S. federal withholding Tax.

10.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Secured Parties.

10.9	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms (including any applicable W8 BEN-E or W9 or other equivalent form), documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Creditor Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)	if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100 per cent., until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

10.10	Increased Costs

(a)	If after the date of ~~this~~the Original Facility Agreement by reason of (x) any change in law or in its interpretation or administration and/or (y) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority including but without limitation the Basel Committee on Banking Regulations and Supervisory Practices whether or not having the force of law:

(i)	any of the Lenders incurs a cost as a result of its performing its obligations under this Agreement and/or its making available its Commitment hereunder; or

(ii)	there is any increase in the cost to any of the Lenders of funding or maintaining all or any of the advances comprised in a class of advances formed by or including its Commitment advanced or to be advanced by it hereunder; or

(iii)	any of the Lenders incurs a cost as a result of its having entered into and/or its assuming or maintaining its commitment under this Agreement; or

(iv)	any of the Lenders becomes liable to make any payment on account of Tax or otherwise (other than Tax on its overall net income) on or calculated by reference to the amount of its Commitment advanced or to be advanced hereunder and/or any sum received or receivable by it hereunder; or

(v)	any of the Lenders suffers any decrease in its rate of return as a result of any changes in the requirements relating to capital ratios, monetary control ratios, the payment of special deposits, liquidity costs or other similar requirements affecting that Lender, then the Borrower shall on demand pay to the Agent for the account of the relevant Lender or Lenders amounts sufficient to indemnify the relevant Lender or Lenders against, as the case may be, such cost, such increased cost (or such proportion of such increased cost as is in the reasonable opinion of the relevant Lender or Lenders attributable to the funding or maintaining of its or their Commitment(s) hereunder) or such liability.

(b)	This Clause 10.10 (~~Increased Costs~~Increased Costs)does not apply to the extent any ~~I~~increased ~~C~~cost is:

(i)	~~A~~attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	~~A~~attributable to a FATCA Deduction required to be made by a Party;

(iii)	~~C~~compensated for by Clause 10.3 (~~Tax indemnity~~Tax indemnity) (or would have been compensated for under Clause 10.3 (~~Tax indemnity~~Tax indemnity) but was not compensated solely because any of the exclusions in paragraph (b) of Clause ~~10.3(b)~~ 10.3 applied); or

(iv)	~~A~~attributable to the wilful breach by the relevant Creditor Party or its Affiliates of any law of regulation.

(c)	In this Clause 10.10 (~~Increased Costs~~Increased Costs), a reference to a ~~“~~“Tax Deduction~~”~~“ has the same meaning given to the term in Clause 10.1 (~~Definitions~~Definitions).

(d)	~~(c)~~ A Lender affected by any provision of this Clause 10.10 (~~Increased Costs~~Increased Costs) shall promptly inform the Agent after becoming aware of the relevant change and its possible results (which notice shall be conclusive evidence of the relevant change and its possible results) and the Agent shall, as soon as reasonably practicable thereafter, notify the Borrower of the change and its possible results. Without affecting the Borrower’s obligations under this Clause 10.10 (~~Increased Costs~~Increased Costs) and in consultation with the Agent and the Italian Authorities, the affected Lender will then take all such reasonable steps as may be open to it to mitigate the effect of the change (for example (if then possible) by changing its Facility Office or transferring some or all of its rights and obligations under this Agreement to another financial institution reasonably acceptable to the Borrower and the Agent and the Italian Authorities). The reasonable costs of mitigating the effect of any such change shall be borne by the Borrower save where such costs are of an internal administrative nature and are not incurred in dealings by any Lender with third parties.

10.11	Transaction Costs

The Borrower undertakes to pay to the Agent, upon demand, all costs and expenses, duties and fees, including but without limitation agreed legal costs (which, for avoidance of doubt are exclusive of VAT and disbursements) out of pocket expenses and travel costs, reasonably incurred by the Italian Authorities, the Joint Mandated Lead Arrangers and the Lenders (but not including any bank which becomes a Lender after the date of ~~this~~the Original Facility Agreement) in connection with the negotiation, preparation and execution of all agreements, guarantees, security agreements and related documents entered into, or to be entered into, for the purpose of the transaction contemplated hereby as well as all costs and expenses, duties and fees incurred by the Agent or the Lenders in connection with the registration, filing, enforcement or discharge of the said guarantees or security agreements, including without limitation the fees and expenses of legal advisers and insurance experts and the fees and expenses of the Italian Authorities (including the fees and expenses of its legal advisers) payable by the Joint Mandated Lead Arrangers to the Italian Authorities, the cost of registration and discharge of security interests and the related travel and out of pocket expenses; the Borrower further undertakes to pay to the Agent all costs, expenses, duties and fees incurred by the Lenders and the Italian Authorities in connection with any variation of this Agreement and the related documents, guarantees and security agreements, any supplements thereto and waiver given in relation thereto, in connection with the investigation of any potential Event of Default, the enforcement or preservation of any rights under this Agreement and/or the related guarantees and security agreements, including in each case the fees and expenses of legal advisers, and in connection with the consultations or proceedings made necessary or in the opinion of the Agent desirable by the acts of, or failure to act on the part of, the Borrower.

10.12	Costs of delayed Delivery Date

The Borrower undertakes to pay to the Agent, upon demand, any costs incurred by the Lenders and/or the Italian Authorities in funding the Loan in the event that the Delivery Date is later than the Intended Delivery Date unless the Borrower has given the Agent at least three (3) Business Days’ notification of such delay in the Delivery Date.

10.13	SACE obligations

To the extent that this Clause 10 (~~Taxes, Increased Costs, Costs and Related Charges~~Taxes, Increased Costs, Costs and Related Charges) imposes obligations or restrictions on a Secured Party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

11	~~11.~~ Representations and Warranties

11.1	Timing and repetition

The following applies in relation to the time at which representations and warranties are made and repeated:

(a)	the representations and warranties in Clause 11.2 (~~Continuing representations and warranties~~Continuing representations and warranties) are made on the date of ~~this~~the Original Facility Agreement (apart from the representation at ~~Clause 11.2 (dd) and 11.2 (ee~~paragraphs (dd) and (ee) of Clause 11.2 (Continuing representations and warranties) which shall only be made on the date of ~~this~~the Original Facility Agreement and shall not be repeated) and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents; and

(b)	the representations and warranties in Clause 11.3 (~~Representations on the Delivery Date~~Representations on the Delivery Date) are made on the Delivery Date and shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made thereafter on each day until the Borrower has no remaining obligations, actual or contingent, under or pursuant to this Agreement or any of the other Finance Documents.

11.2	Continuing representations and warranties

The Borrower represents and warrants to each of the Secured Parties ~~(provided always that the representations in clauses 11.2(t), 11.2(u), 11.2(x) and 11.2(y) below, shall not be made by the Borrower to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Agent) to the extent that the enforcement of such provision by a Lender would (x) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (y) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1)(a)(3) of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany) that:~~that:

(a)	each Obligor is a limited liability company or body corporate duly organised, constituted and validly existing under the laws of the country of its formation or (as the case may be) incorporation, possessing perpetual existence, the capacity to sue and be sued in its own name and the power to own and charge its assets and carry on its business as it is now being conducted;

(b)	the Borrower has an authorised 1000 Common Units all of which have been issued to Seven Seas;

(c)	the legal title to and beneficial interest in the equity in the Borrower is held free of any ~~S~~security or any other claim by Seven Seas;

(d)	none of the equity in the Borrower is subject to any option to purchase, pre-emption rights or similar rights;

(e)	each Obligor has the power to enter into and perform this Agreement and those of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby and has taken all necessary action to authorise the entry into and performance of this Agreement and such other Transaction Documents and such transactions;

(f)	this Agreement and each other Transaction Document constitutes (or will constitute when executed) legal, valid and binding obligations of each Obligor expressed to be a party thereto enforceable in accordance with their respective terms and in entering into this Agreement and borrowing the Loan, the Borrower is acting on its own account;

(g)	the entry into and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not and will not conflict with:

(i)	any law or regulation or any official or judicial order; or

(ii)	the constitutional documents of any Obligor; or

(iii)	any agreement or document to which any Obligor is a party or which is binding upon such Obligor or any of its assets,

nor result in the creation or imposition of any Security Interest on the Borrower or its assets pursuant to the provisions of any such agreement or document, except for Security Interests which qualify as Permitted Security Interests with respect to the Borrower;

(h)	except for:

(i)	the filing of UCC-1 Financing Statements against the Borrower in respect of those Financing Documents to which it is a party and which create Security Interests;

(ii)	the recording of the Original Mortgage in the office of the Maritime Administrator of the Republic of the Marshall Islands; and

(iii)	the registration of the Ship under an Approved Flag,

all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Agreement and each of the other Transaction Documents to which any Obligor is a party and the transactions contemplated thereby have been obtained or effected and are in full force and effect except authorisations, approvals, consents, licences, exemptions, filings and registrations required in the normal day to day course of the operation of the Ship and not already obtained by the Borrower;

(i)	it is disregarded as an entity separate from its owner for U.S. federal Tax purposes;

(j)	all information furnished by any Obligor relating to the business and affairs of any Obligor in connection with this Agreement and the other Transaction Documents was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading;

(k)	each Obligor has fully disclosed to the Agent all facts relating to each Obligor which it knows or should reasonably know and which might reasonably be expected to influence the Lenders in deciding whether or not to enter into this Agreement;

(l)	the obligations of the Borrower and the Guarantor under the Finance Documents rank at least pari passu with all its other present unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law;

(m)	the Borrower is and shall remain, after the advance to it of the Loan, solvent in accordance with the laws of the state of Delaware and the United Kingdom and in particular with the provisions of the Insolvency Act 1986 (as from time to time amended) and the requirements thereof;

(n)	neither the Borrower nor any other Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any of them for the reorganisation, winding-up, dissolution or for the appointment of a liquidator, administrator, receiver, administrative receiver, trustee or similar officer of any of them or any or all of their assets or revenues nor has it sought any other relief under any applicable insolvency or bankruptcy law;

(o)	(A) the consolidated audited accounts of both Prior Guarantors for the period ending on 31 December 2012 and 31 December 2013 (which accounts have been prepared in accordance with GAAP) fairly represent the financial condition of each Prior Guarantor as shown in such audited accounts and (B) (in relation to any date on which this representation and warranty is deemed to be repeated pursuant to paragraph (a) of Clause ~~11.1(a)~~11.1) the latest available annual consolidated audited accounts of the Guarantor at the date of repetition (which accounts have been prepared in accordance with GAAP) fairly represent the financial condition of the Guarantor as shown in such audited accounts;

(p)	none of the Obligors nor any of their respective assets enjoys any right of immunity (sovereign or otherwise) from set-off, suit or execution in respect of their obligations under this Agreement or any of the other Transaction Documents or by any relevant or applicable law;

(q)	all the membership interest in the Borrower and all shares or membership interest in any Approved Manager which is a member of the Group shall be legally and beneficially owned directly or indirectly by (in the case of the Borrower) Seven Seas and (in the case of such Approved Manager) the Guarantor and such structure shall remain so throughout the Security Period;

(r)	the copies of the Shipbuilding Contract, any External Management Agreement, any charter and any charter guarantee which require a notice of assignment to be served under the terms of the Tripartite General Assignment (if any) and any other relevant third party agreements including but without limitation the copies of any documents in respect of the Insurances delivered to the Agent are true and complete copies of each such document constituting valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and, subject to Clause~~s~~ 13.2 (~~Management and employment) and 12.22 (Shipbuilding Contract~~Management and employment) and Clause 12.22 (Shipbuilding Contract), no amendments thereto or variations thereof have been agreed nor has any action been taken by the parties thereto which would in any way render such document inoperative or unenforceable;

(s)	any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and the other Transaction Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended by Directive 2001/97/EC of the European Parliament and of the Council of 4 December 2001); and

(t)	no Obligor is:

(i)	a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or

(iii)	owns or controls a Prohibited Person;

(u)	no proceeds of the Loan shall be made available directly or indirectly to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly applied in a manner or for a purpose prohibited by Sanctions;

(v)	the choice of governing law of each Transaction Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions and any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions;

(w)	for the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated outside of the European Union and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in European Union country;

(x)	no payments made or to be made by the Borrower, Seven Seas or the Guarantor in respect of amounts due under this Agreement or any Finance Document have been or shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Borrower, Seven Seas or the Guarantor in connection with the construction of the Ship or its business are of Illicit Origin;

(y)	to the best of the Borrower’s, Seven Seas~~’~~’ and the Guarantor’s knowledge, no Prohibited Payment has been or will be made or provided, directly or indirectly, by (or on behalf of) it, any of its affiliates, its or its officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, this Agreement and/or the Finance Documents;

(z)	no event has occurred which constitutes a default under or in respect of any Transaction Document to which any Obligor or the Builder is a party or by which any Obligor or the Builder may be bound (including (inter alia) this Agreement) and no event has occurred which constitutes a default under or in respect of any agreement or document to which any Obligor is a party or by which any Obligor may be bound to an extent or in a manner which might have a material adverse effect on the ability of that Obligor to perform its obligations under the Transaction Documents to which it is a party;

(aa)	none of the assets or rights of the Borrower is subject to any Security Interest except any Security Interest which (i) qualifies as a Permitted Security Interest with respect to the Borrower or (ii) is permitted by Clause ~~12.7 of this Agreement~~12.7 (Negative Pledge);

(bb)	no litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, which might, if adversely determined, have a material adverse effect on the ability of an Obligor to perform its obligations under the Transaction Documents to which it is a party;

(cc)	to the best of its knowledge, each of the Obligors has complied with all taxation laws in all jurisdictions in which it is subject to ~~T~~taxation and has paid all Taxes due and payable by it;

(dd)	it is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party with respect to any Lender that provides the documentation described in paragraph (b) of Clause ~~10.7 (b)~~ 10.7 indicating that it is not subject to tax withholding;

(ee)	under the laws of its Relevant Jurisdictions it is not necessary that any stamp or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents;

(ff)	each member of the Group has good and marketable title to all its assets which are reflected in the audited accounts referred to in paragraph (o) of Clause ~~11.2(o)~~11.2;

(gg)	none of the Obligors has a place of business in any jurisdiction (except as already disclosed) which requires any of the Finance Documents to be filed or registered in that jurisdiction to ensure the validity of the Finance Documents to which it is a party;

(hh)	each of the Obligors and each member of the Group:

(i)	is in compliance with all Environmental Laws and Environmental Approvals provided that any non-compliance would not be expected to result in a Material Adverse Effect;

(ii)	has not received any notice or threat of any Environmental Claim against any member of the Group and no person has claimed that an Environmental Incident has occurred in each case that would reasonably be expected to result in a Material Adverse Effect;

(iii)	confirms that no Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred in each case that would reasonably be expected to result in a Material Adverse Effect.

11.3	Representations on the Delivery Date

The Borrower further represents and warrants to each of the Secured Parties ~~at~~on the Delivery Date that:

(a)	the Ship is in its absolute and unencumbered ownership save as contemplated by the Finance Documents;

(b)	the Ship is registered in its name under the laws and flag of the Maritime Registry;

(c)	the Ship is classed with the highest classification available for a Ship of its type free of all recommendations and qualifications with Lloyd’s Register, RINA or Bureau Veritas;

(d)	the Ship is operationally seaworthy and in compliance with all relevant provisions, regulations and requirements (statutory or otherwise) applicable to ships registered under the laws and flag of the Maritime Registry;

(e)	the Ship is in compliance with the ISM Code, the ISPS Code and Annex VI as they relate to the Borrower, any Approved Manager and the Ship;

(f)	the Ship is insured in accordance with the provisions of Clause 14 (~~Insurance Undertakings~~Insurance Undertakings) and in compliance with the requirements therein in respect of such insurances; ~~and~~

(g)	the Ship is managed by the Approved Manager and, in the event that the Approved Manager is not a member of the Group, on and subject to the terms set out in the External Management Agreement~~.~~;

(h)	there is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to the Borrower or any other member of the Group, the Builder or a third party in connection with the purchase by the Borrower of the Ship, other than as disclosed to the Agent in writing on or before the date of this Agreement~~.~~; and

(i)	no Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

12	~~12.~~ General Undertakings

12.1	General

The Borrower undertakes with each Secured Party to comply with the following undertakings during the Security Period ~~(provided always that the undertakings in clauses 12.2(e), 12.3, 12.4 and 12.24 below, shall not be made by the Borrower to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Agent) to the extent that the enforcement of such provision by a Lender would (x) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (y) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1)(a)(3) of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany) that:~~:

12.2	Information

The Borrower will provide to the Agent for the benefit of the Lenders and SACE (or will procure the provision of):

(a)	as soon as practicable (and in any event within one hundred and twenty (120) days after the close of its financial year) a Certified Copy of the audited consolidated accounts of the Guarantor and its subsidiaries for that year (commencing with accounts made up to 31 December 2014 in the case of the consolidated accounts of the Guarantor);

~~(b) as soon as practicable (and in any event within ninety (90) days of the commencement of each financial year) the budgetary forecast (profit and loss statement, balance sheet statement and cash flow statement) for the two following years for the Guarantor;~~

(b)	~~(c)~~ as soon as practicable (and in any event within forty-five (45) days of the end of the contemplated quarter for the first three quarters in any fiscal year and within 90 days for the final quarter) a copy of the unaudited consolidated quarterly management accounts ~~(including current and year-to-date profit and loss statements and balance sheet compared to the previous year and to budget)~~ of the Guarantor (it being understood that the delivery by the Guarantor of quarterly or annual reports as filed with the Securities and Exchange Commission in respect of the Guarantor and its consolidated subsidiaries shall satisfy all the requirements of this paragraph ~~(c)~~(b));

(c)	~~(d)~~ promptly, such further information in its possession or control regarding the condition or operations of the Ship and its financial condition and operations of the Borrower and those of any company in the Group as the Agent may reasonably request for the benefit of the Secured Parties; and

(d)	~~(e)~~ details of any material litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of Sanctions, the ISM Code of the ISPS Code) which affect any company in the Group as soon as the same are instituted and served, or, to the knowledge of the Borrower, threatened (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding twenty million Dollars or the equivalent in another currency provided that this threshold shall not apply to any proceedings relating to Sanctions).

All accounts required under this Clause 12.2 (~~Information~~Information) shall be prepared in accordance with GAAP and shall fairly represent the financial condition of the relevant company.

12.3	Illicit Payments

No payments made by the Borrower, Seven Seas or the Guarantor in respect of amounts due under this Agreement or any Finance Document shall be funded out of funds of Illicit Origin and none of the sources of funds to be used by the Borrower, Seven Seas or the Guarantor in connection with the construction of the Ship or its business shall be of Illicit Origin

12.4	Prohibited Payments

No Prohibited Payment shall be made or provided, directly or indirectly, by (or on behalf of) the Borrower, Seven Seas, the Guarantor or any of their affiliates, officers, directors or any other person acting on its behalf to, or for the benefit of, any authority (or any official, officer, director, agent or key employee of, or other person with management responsibilities in, of any authority) in connection with the Ship, this Agreement and/or the Finance Documents.

12.5	Notification of default

The Borrower will notify the Agent of any Event of Default forthwith upon becoming aware of the occurrence thereof. Upon the Agent’s request from time to time the Borrower will issue a certificate stating whether any Obligor is aware of the occurrence of any Event of Default.

12.6	Consents and registrations

The Borrower will procure that (and will promptly furnish Certified Copies to the Agent on the request of the Agent of) all such authorisations, approvals, consents, licences and exemptions as may be required under any applicable law or regulation to enable it or any Obligor to perform its obligations under, and ensure the validity or enforceability of, each of the Transaction Documents are obtained and promptly renewed from time to time and will procure that the terms of the same are complied with at all times. Insofar as such filings or registrations have not been completed on or before the Drawdown Date the Borrower will procure the filing or registration within applicable time limits of each Finance Document which requires filing or registration together with all ancillary documents required to preserve the priority and enforceability of the Finance Documents.

12.7	Negative pledge

The Borrower will not create or permit to subsist any Security Interest on the whole or any part of its present or future assets, except for the following:

(a)	Security Interests created with the prior consent of the Agent; or

(b)	Security Interests qualifying as Permitted Security Interests with respect to the Borrower and described in paragraphs ~~(a)~~ (a) and ~~(b)~~ (b) of the definition of “Permitted Security Interests” in Clause 1.1 (~~Definitions~~Definitions); or

(c)	Security Interests qualifying as Permitted Security Interests with respect to the Borrower and described in paragraphs (C), (E), (H) or (I) of such definition, provided that insofar as they are enforceable against the Ship they do not prevail over the Mortgage.

12.8	Disposals

Except in the case of a sale of the Ship if the completion of the sale is contemporaneous with prepayment of the Loan in accordance with the provisions of Clause 16.3 (~~Mandatory prepayment~~Mandatory Prepayment – Sale and Total Loss) and except for charters and other arrangements complying with Clause 13.1 (~~Pooling of earnings and charters~~Pooling of earnings and charters) the Borrower shall not without the consent of the Majority Lenders, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, (i) sell, transfer, lease or otherwise dispose of the Ship or any of the Ship’s equipment except in the case of items (a) being replaced (by an equivalent or superior item) or renewed or (b) that are being disposed of in the ordinary course of business provided that in the case of both (a) and (b) the net impact does not reduce the value of the Ship and, in the case of (b), the value of any such disposals during the term of this Agreement do not, in aggregate, exceed US$3,000,000 (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts, or (iv) enter into any other preferential arrangement having the same effect in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness or of financing the acquisition of an asset.

12.9	Change of business

Except with the prior consent of the Agent, the Borrower shall not make or threaten to make any substantial change in its business as presently conducted, namely that of a single ship owning company for the Ship, or carry on any other business which is substantial in relation to its business as presently conducted so as to affect, in the opinion of the Agent, the Borrower’s ability to perform its obligations hereunder.

12.10	Mergers

Except with the prior consent of the Lenders and SACE, the Borrower will not enter into any amalgamation, restructure, substantial reorganisation, merger, de-merger or consolidation or anything analogous to the foregoing nor will it acquire any equity, share capital or obligations of any corporation or other entity.

12.11	Maintenance of status and franchises

The Borrower will do all such things as are necessary to maintain its limited liability company existence in good standing and will ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

12.12	Financial records

The Borrower will keep proper books of record and account, in which proper and correct entries shall be made of all financial transactions and the assets, liabilities and business of the Borrower in accordance with GAAP.

12.13	Financial Indebtedness and subordination of indebtedness

The following restrictions shall apply:

(a)	otherwise than in the ordinary course of business as owner of the Ship, except as contemplated by this Agreement and except any loan, advance or credit extended by the Guarantor or any member of the Group which is a wholly owned Subsidiary of the Guarantor, the Borrower will not create, incur, assume or allow to exist any financial indebtedness, enter into any finance lease or undertake any material capital commitment (including but not limited to the purchase of any capital asset); and

(b)	the Borrower shall procure that any and all indebtedness (and in particular with any other Obligor) is at all times fully subordinated to the Finance Documents and the obligations of the Borrower hereunder. Upon the occurrence of an Event of Default, the Borrower shall not make any repayments of principal, payments of interest or of any other costs, fees, expenses or liabilities arising from or representing such indebtedness. In this paragraph (b) of Clause ~~12.13(b)~~ 12.13 “fully subordinated” shall mean that any claim of the lender against the Borrower in relation to such indebtedness shall rank after and be in all respects subordinate to all of the rights and claims of the Secured Parties under this Agreement and the other Finance Documents and that the lender shall not take any steps to enforce its rights to recover any monies owing to it by the Borrower and in particular but without limitation the lender will not institute any legal or quasi-legal proceedings under any jurisdiction at any time against the Ship, her Earnings or Insurances or the Borrower and it will not compete with the Secured Parties or any of them in a liquidation or other winding-up or bankruptcy of the Borrower or in any proceedings in connection with the Ship, her Earnings or Insurances.

12.14	Investments

The Borrower shall not:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which the Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms’ length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

12.15	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of an Obligor under the Finance Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Transaction Documents;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Security Interest to rank after, or lose its priority to, any other Security Interest; and

(e)	imperil or jeopardise any Security Interest.

12.16	Dividends and dividend restriction

(a)	~~The~~Subject to paragraph (b) below, the Borrower shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital other than dividends and distributions that are transferred to Seven Seas or the Guarantor provided that no Event of Default has occurred or is continuing or would result from the payment of any dividend.

(b)	During the period from the 2020 Deferral Effective Date up to and including the 2021 Deferral Final Repayment Date, the Borrower shall not, and shall procure that the Guarantor, Seven Seas and the Holding shall not:

(i)	declare, make or pay any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	make any repayment of any kind under any shareholder loan; or

(iv)	redeem, repurchase (whether by way of share buy-back program or otherwise), defease, retire or repay any of its share capital or resolve to do so,

except that (A) any Obligor other than the Guarantor may pay dividends and other distributions, directly or indirectly, to the Guarantor for the purpose of providing liquidity to the Guarantor to enable the Guarantor to satisfy payment obligations for which the Guarantor is an obligor and (B) any Obligor may pay dividends in respect of the Tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated Tax returns for each relevant jurisdiction of the Group or the Holding or holder of the Guarantor’s capital stock with respect to income taxable as a result of any member of the Group or the Holding being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the Group, (C) the Guarantor and the Holding may pay dividends and other distributions (x) in respect of a conversion, exchange, or repurchase of convertible or exchangeable notes and any conversion of preference shares to ordinary shares in connection therewith, provided that the cash portion of a repurchase of convertible or exchangeable notes is limited to the amount of interest that would otherwise be payable through maturity on the amount of such convertible or exchangeable notes being repurchased plus any amount in lieu of fractional shares, and (y) to the extent contractually owed to holders of equity in the Guarantor or the Holding and (D) the Guarantor may pay dividends and other distributions to the Holding for the purposes of providing cash to the Holding for the payment of any Tax payable in connection with the Holding’s equity plan, provided that the actions in paragraph (B) and (C) above shall only be permitted if there is no Event of Default which is continuing under this Agreement and no Event of Default would arise from the payment of such dividend.

12.17	Loans and guarantees by the Borrower

Otherwise than in the ordinary course of business in its ownership and operation of the Ship following the Delivery Date, the Borrower will not make any loan or advance or extend credit to any person, firm or corporation or issue or enter into any guarantee or indemnity or otherwise become directly or contingently liable for the obligations of any other person, firm or corporation.

12.18	Acquisition of shares

The Borrower will not:

(a)	acquire any equity, share capital, assets or obligations of any corporation or other entity; or

(b)	permit any of its membership interest to be directly held other than by Seven Seas.

12.19	Further assurance

The Borrower will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent as the Agent may reasonably consider necessary for giving full effect to any of the Transaction Documents, the Interest Make-Up Agreement or the SACE Insurance Policy or securing to the Secured Parties the full benefit of the rights, powers and remedies conferred upon the Secured Parties or any of them in any such Transaction Document the Interest Make-Up Agreement or the SACE Insurance Policy.

12.20	Irrevocable payment instructions

The Borrower shall not modify, revoke or withhold the payment instructions set out in Clause 4.1 (~~Borrower’s irrevocable payment instructions~~Borrower’s irrevocable payment instructions) without the agreement of the Builder (in the case of paragraph (a) of Clause ~~4.1(a)~~ 4.1 only), the Agent, SACE and the Lenders.

12.21	“Know your customer” checks

(a)	If:

(i)	~~(a)~~ the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of ~~this~~the Original Facility Agreement;

(ii)	~~(b)~~ any change in the status of the Borrower after the date of ~~this~~the Original Facility Agreement; or

(iii)	~~(c)~~ a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of ~~Clause 12.21(c)~~paragraph (a)(iii) of this Clause 12.21 (“Know your customer” checks), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it or the Lenders (acting reasonably) require any additional documents to supplement those already provided, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in ~~Clause 12.21(c)~~paragraph (a)(iii) of this Clause 12.21 (“Know your customer” checks), on behalf of any prospective new Lender) in order for the Agent and, such Lender or to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	~~(d)~~ Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

12.22	Shipbuilding Contract

The Shipbuilding Contract constitutes legal, valid and binding and enforceable obligations of the Builder and the Borrower shall not modify the Shipbuilding Contract, directly or indirectly, if such modifications (in aggregate) would result in (i) a change to the type or class of the Ship or (ii) decrease the value of the Ship by equal to or greater than 5 per cent (in aggregate). The Borrower will, therefore, submit to the Agent any proposals for any such modification and SACE and the Agent on behalf of the Lenders will indicate in a timely manner whether the modification proposed will allow the Loan to be maintained. On or about the last day of each successive period of three (3) months commencing on the date of ~~this~~the Original Facility Agreement and on the date of the Drawdown Notice, the Borrower undertakes to provide the Agent and SACE with a copy of any Change Order entered into during that three (3) month or other period. The Borrower also undertakes to notify the Agent of any change in the Intended Delivery Date as soon as practicable after each change has occurred.

12.23	FOREX Contracts

The Borrower shall:

(a)	provide the Agent with a copy of all FOREX Contracts together with all relevant details within twenty (20) days of their execution; and

(b)	inform the Agent, when requested by the Agent, of its intended hedging policy for purchasing Euro with Dollars.

The Agent shall inform the Lenders within ten (10) days of receipt of such information from the Borrower.

12.24	Compliance with laws etc.

The Borrower shall:

(a)	comply, or procure compliance with:

(i)	in all material respects, all laws and regulations relating to its business generally; and

(ii)	in all material respects (except in the case of compliance with Sanctions which must be complied with in all respects), all laws or regulations relating to the Ship, its ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals which are applicable to it; and

(c)	without limiting paragraph ~~(a)~~(a) above, not employ the Ship nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

12.25	New capital raises or financing

(a)	Save as provided below:

(i)	no new debt or equity issuance shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);

(ii)	no non-arm’s length disposals of any asset relating to the Group fleet shall be made; and

(iii)	no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis), during the period up to and including the 2021 Deferral Final Repayment Date.

(b)	The restrictions in paragraph (a) above shall not apply in relation to:

(i)	any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, shall be on terms which include any of the following (evidence of which shall be provided to the Agent by the Guarantor) resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt or equity issuance provided prior to 31 December 2022 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;

(iii)	any debt or equity issuance being raised on or after 31 December 2022 to support the Group with the impact of the Covid-19 pandemic, made with the prior written consent of SACE;

(iv)	any debt or equity issuance being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)	any debt or equity issuance being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the 2021 Deferral Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;

(vii)	any new debt or equity issuance otherwise agreed by SACE; or

(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an “intercompany arrangement”) which:

(A)	is existing as at the date of the 2021 Amendment and Restatement Agreement;

(B)	is made among any Group members or any Group member with the Holding provided that:

(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm’s length basis; and

(2)	the aggregate principal amount of any inter-company arrangements outstanding pursuant to this paragraph (b)(viii)(B) of Clause 12.25 (New capital raises or financing) does not exceed [*] Dollars ([*]) at any time; or

(C)	has been approved with the prior written consent of SACE;

(ix)	any Permitted Security Interest;

(x)	any Security Interest otherwise approved with the prior written consent of SACE;

(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD [*] during any twelve-month period; and

(xii)	without prejudice to Clause 12.10 (Mergers) and 12.14 (Investments) and clause 11.13 (No merger etc.) of the Guarantee, the issuance of share capital by any Group member to another Group member.

12.26	Most favoured nations

(a)	The Borrower shall procure that if at any time after the date of the Original Facility Agreement the Guarantor enters into any financial contract or financial document relating to any Financial Indebtedness with or which has the support of any export credit agency and which contains pari passu provisions or cross default provisions which are more favourable to the lenders than those contained in paragraph (l) of Clause 11.2 (Continuing representations and warranties) and Clause 18.6 (Cross default) respectively, the Borrower or the Guarantor shall immediately notify the Agent of such provisions and the relevant provisions contained in this Agreement shall be deemed amended so that such more favourable pari passu provisions or cross default provisions are granted to the Creditor Parties pursuant to this Agreement.

(b)	The Borrower undertakes that if at any time after the date of this Agreement, it or any other member of the Group is required to grant additional security in relation to a financial contract or financial document relating to any existing Financial Indebtedness:

(i)	with the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall be granted on a pari passu basis to the Lenders (and the Security Trustee agrees to enter and/or procure the entry by the relevant Secured Parties into such intercreditor documentation to reflect such pari passu ranking (in form and substance reasonably satisfactory to the Secured Parties) as may be required in connection with such arrangements); or

(ii)	without the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall (without prejudice to any of the Obligors’ other obligations under the Finance Documents), subject to the provisions of clause 11.11 (Negative pledge) of the Guarantee and Clause 12.7 (Negative pledge), be permitted provided that it shall not have an adverse effect on any Security Interests or other rights granted to the Secured Parties under the Finance Documents.

(c)	In respect of any new Financial Indebtedness (other than Permitted Financial Indebtedness), or any extensions, increases or changes to the terms and conditions of any existing Financial Indebtedness, in each case with or which has the support of any export credit agency, the Borrower shall enter into good faith negotiations with the Security Trustee to grant additional security for the purpose of further securing the Loan, provided that any failure to reach agreement under this paragraph (c) following such good faith negotiations shall not constitute an Event of Default.

13	~~13.~~ Ship Undertakings

13.1	Pooling of earnings and charters

The Borrower will not without the prior written consent of the Agent or SACE enter into in respect of the Ship (such consent for the purposes of paragraph (e) of Clause ~~13.1(e)~~ 13.1 shall not be unreasonably withheld or delayed), nor permit to exist at any time following the Delivery Date:

(a)	any pooling agreement or other arrangement for the sharing of any of the Earnings or the expenses of the Ship except with a member of the Group and provided that it does not adversely affect the rights of the Secured Parties under the Finance Documents in the reasonable opinion of the Agent; or

(b)	any demise or bareboat charter (other than the Seven Seas Charter), provided however that such consent shall not be unreasonably withheld in the event that the Borrower wishes to enter into a bareboat charter in a form approved by the Agent with Seven Seas on condition that if so requested by the Agent and without limitation:

(i)	any such bareboat charterer shall enter into such deeds (including but not limited to a full subordination and assignment deed in respect of its rights under the bareboat charter and its interest in the Insurances and earnings payable to it arising out of its use of the Ship), agreements and indemnities as the Majority Lenders shall require prior to entering into the bareboat charter with the Borrower; and

(ii)	the Borrower shall assign the benefit of any such bareboat charter and its interest in the Insurances to the Secured Parties by way of further security for the Borrower’s obligations under the Finance Documents.; or

(c)	any charter whereunder two (2) months’ charterhire (or the equivalent thereof) is payable in advance in respect of the Ship; or

(d)	any charter of the Ship or employment which, with the exercise of options for extension, could be for a period longer than [*] months; or

(e)	any time charter of the Ship with a company outside the Group (other than a time charter entered into in the ordinary course of business which does not exceed two (2) months provided that any such time charter (y) is assigned to the Security Trustee and (z) during the period of such time charter, the Ship continues to be managed by the existing Approved Manager), provided however that such consent shall not be unreasonably withheld in the event that:

(i)	such time charter is assigned to the Security Trustee and the Borrower agrees to serve a notice of assignment of any time charter, the Earnings therefrom and any guarantee of the charterer’s obligations on the time charterer and any time charter guarantor substantially in the form appended to the Tripartite General Assignment;

(ii)	the Agent and SACE are satisfied that the income from such time charter will be sufficient to cover the expenses of the Ship and to service repayment of the Loan and all other amounts from time to time outstanding under this Agreement; and

(iii)	during the term of such time charter, the Ship continues to be managed by the existing Approved Manager.

13.2	Management and employment

The Borrower will not as from the Delivery Date:

(a)	permit any person other than an Approved Manager to be the manager of, including providing crewing services to, the Ship, at all times acting upon terms approved in writing by the Agent and having entered into (in the case of the Approved Manager) an Approved Manager’s Undertaking; and

(b)	permit any amendment to be made to the terms of any External Management Agreement unless the amendment is advised by the Borrower’s tax counsel or is deemed necessary by the parties thereto to reflect the prevailing circumstances but provided that the amendment does not imperil the security to be provided pursuant to the Finance Documents or adversely affect the ability of any Obligor to perform its obligations under the Transaction Documents; or

(c)	permit the Ship to be employed other than within the Seven Seas brand unless the Borrower notifies the Lenders that they intend to employ the Ship within another brand of the Group and the ship remains employed within the Group.

13.3	Trading with the United States of America

The Borrower shall in respect of the Ship take all reasonable precautions as from the Delivery Date to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America (as the same may be amended and/or re-enacted from time to time hereafter) or any similar legislation applicable to the Ship in any other jurisdiction in which the Ship shall trade (a “Relevant Jurisdiction”) where the Ship trades in the territorial waters of the United States of America or a Relevant Jurisdiction.

13.4	Valuation of the Ship

The following shall apply in relation to the valuation of the Ship:

(a)	the Borrower will ~~within~~on or before 31~~0 Business Days of the anniversary of~~May of each year that commences after the delivery of the Ship and at annual intervals thereafter unless an Event of Default has occurred and remains unremedied, at the Borrower’s expense, procure that the Ship is valued by an Approved Broker (such valuation to be made without taking into account the benefit or otherwise of any fixed employment relating to the Ship);

(b)	the Borrower shall procure that forthwith upon the issuance of any valuation obtained pursuant to this Clause 13.4 (~~Valuation of the Ship~~Valuation of the Ship) a copy thereof is sent directly to the Agent for review; and

(c)	in the event that the Borrower fails to procure a valuation in accordance with paragraph (a) of Clause ~~13.4(a)~~13.4, the Agent shall be entitled to procure a valuation of the Ship on the same basis.

13.5	Earnings

The Borrower will procure that the Earnings (if any) are paid in full without set off and free and clear of and without deduction for any taxes, levies, duties, imposts, charges, fees, restrictions or conditions of any nature whatsoever.

13.6	Operation and maintenance of the Ship

From the Delivery Date until the end of the Security Period at its own expense the Borrower will keep the Ship in a good and efficient state of repair so as to maintain it to the highest classification notation available for the Ship of its age and type free of all recommendations and qualifications with Lloyd’s Register, RINA or Bureau Veritas. On the Delivery Date and annually thereafter, it will furnish to the Agent a statement by such classification society that such classification notation is maintained. It will comply with all recommendations, regulations and requirements (statutory or otherwise) from time to time applicable to the Ship and shall have on board as and when required thereby valid certificates showing compliance therewith and shall procure that all repairs to or replacements of any damaged, worn or lost parts or equipment are carried out (both as regards workmanship and quality of materials) so as not to diminish the value or class of the Ship. It will not make any substantial modifications or alterations to the Ship or any part thereof which would reduce the market and commercial value of the Ship determined in accordance with Clause 13.4 (~~Valuation of the Ship~~Valuation of the Ship);

13.7	Surveys and inspections

The Borrower will:

(a)	submit the Ship to continuous survey in respect of its machinery and hull and such other surveys as may be required for classification purposes and, if so required by the Agent, supply to the Agent copies in English of the survey reports;

(b)	permit surveyors or agents appointed by the Agent to board the Ship at all reasonable times to inspect its condition or satisfy themselves as to repairs proposed or already carried out and afford all proper facilities for such inspections;

13.8	ISM Code

The Borrower will comply, or procure that the Approved Manager will comply, with the ISM Code (as the same may be amended from time to time) or any replacement of the ISM Code (as the same may be amended from time to time) and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISM Code and at all times thereafter:

(a)	~~(i)~~ hold, or procure that the Approved Manager holds, a valid Document of Compliance duly issued to the Borrower or the Approved Manager (as the case may be) pursuant to the ISM Code and a valid Safety Management Certificate duly issued to the Ship pursuant to the ISM Code;

(b)	~~(ii)~~ provide the Agent with copies of any such Document of Compliance and Safety Management Certificate as soon as the same are issued; and

(c)	~~(iii)~~ keep, or procure that there is kept, on board the Ship a copy of any such Document of Compliance and the original of any such Safety Management Certificate~~;~~.

13.9	ISPS Code

The Borrower will comply, or procure that the Approved Manager will comply, with the ISPS Code (as the same may be amended from time to time) or any replacement of the ISPS Code (as the same may be amended from time to time) and in particular, without prejudice to the generality of the foregoing, as and when required to do so by the ISPS Code and at all times thereafter:

(a)	~~(i)~~ keep, or procure that there is kept, on board the Ship the original of the International Ship Security Certificate required by the ISPS Code; and

(b)	~~(ii)~~ keep, or procure that there is kept, on board the Ship a copy of the ship security plan prepared pursuant to the ISPS Code;

13.10	Annex VI

The Borrower will comply with Annex VI (as the same may be amended from time to time) or any replacement of Annex VI (as the same may be amended from time to time) and in particular, without limitation, to:

(a)	~~(i)~~ procure that the Ship’s master and crew are familiar with, and that the Ship complies with, Annex VI; and

(b)	~~(ii)~~ maintain for the Ship throughout the Security Period a valid and current IAPPC and provide a copy to the Agent; and

(c)	~~(iii)~~ notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC;

13.11	Employment of Ship

The Borrower shall:

(a)	not employ the Ship or permit its employment in any trade or business which is forbidden by any applicable law or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render it liable to condemnation in a prize court or to destruction, seizure or confiscation or that may expose the Ship to penalties. In the event of hostilities in any part of the world (whether war be declared or not) it will not employ the Ship or permit its employment in carrying any contraband goods; and

(b)	promptly provide the Agent with (i) all information which the Agent may reasonably require regarding the Ship, its employment, earnings, position and engagements (ii) particulars of all towages and salvages and (iii) copies of all charters and other contracts for its employment and otherwise concerning it;

13.12	Provision of information

The Borrower shall give notice to the Agent promptly and in reasonable detail upon the Borrower or any other Obligor becoming aware of:

(a)	~~(i)~~ accidents to the Ship involving repairs the cost of which will or is likely to exceed [*] Dollars ($[*]);

(b)	~~(ii)~~ the Ship becoming or being likely to become a Total Loss;

(c)	~~(iii)~~ any recommendation or requirement made by any insurer or classification society or by any competent authority which is not complied with, or cannot be complied with, within any time limit relating thereto and that might reasonably affect the maintenance of either the Insurances or the classification of the Ship;

(d)	~~(iv)~~ any writ or claim served against or any arrest of the Ship or the exercise of any lien or purported lien on the Ship, her Earnings or Insurances;

(e)	~~(v)~~ the Ship ceasing to be registered under the flag of the Maritime Registry or anything which is done or not done whereby such registration may be imperilled;

(f)	~~(vi)~~ it becoming impossible or unlawful for it to fulfil any of its obligations under the Finance Documents; and

(g)	~~(vii)~~ anything done or permitted or not done in respect of the Ship by any person which is likely to imperil the security created by the Finance Documents~~;~~.

13.13	Payment of liabilities

(a)	The Borrower shall promptly pay and discharge all debts, damages and liabilities, taxes, assessments, charges, fines, penalties, tolls, dues and other outgoings in respect of the Ship and keep proper books of account in respect thereof provided always that the Borrower shall not be obliged to compromise any debts, damages and liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested debt, damage or liability which, either individually or in aggregate exceeds [*] Dollars ($[*]) shall forthwith be provided to the Agent. As and when the Agent may so require the Borrower will make such books available for inspection on behalf of the Agent and provide evidence satisfactory to the Agent that the wages and allotments and the insurance and pension contributions of the master and crew are being regularly paid, that all deductions of crew’s wages in respect of any tax liability are being properly accounted for and that the master has no claim for disbursements other than those incurred in the ordinary course of trading on the voyage then in progress or completed prior to such inspection;

(b)	promptly pay and discharge all liabilities which have given rise, or may give rise, to liens or claims enforceable against the Ship under the laws of all countries to whose jurisdiction the Ship may from time to time be subject and in particular the Borrower hereby agrees to indemnify and hold the Secured Parties, their successors, assigns, directors, officers, shareholders, employees and agents harmless from and against any and all claims, losses, liabilities, damages, expenses (including attorneys, fees and expenses and consultant fees) and injuries of any kind whatsoever asserted against the Secured Parties, with respect to or as a result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Ship or other properties owned or operated by the Borrower of any hazardous substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all governmental agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

(i)	it is the parties’ understanding that the Secured Parties do not now, have never and do not intend in the future to exercise any operational control or maintenance over the Ship or any other properties and operations owned or operated by the Borrower, nor in the past, presently, or intend in the future to, maintain an ownership interest in the Ship or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lenders’ rights under the Mortgage;

(ii)	unless and until an Event of Default shall have occurred and without prejudice to the right of each Lender to be indemnified pursuant to this paragraph (b) of Clause ~~13.13(b)~~13.13:

(A)	each Lender will, if it is reasonably practicable to do so, notify the Borrower upon receiving a claim in respect of which the relevant Lender is or may become entitled to an indemnity under this paragraph (b) of Clause ~~13.13(b)~~13.13; and

(B)	subject to the prior written approval of the relevant Lender which the Lender shall have the right to withhold, the Borrower will be entitled to take, in the name of the relevant Lender, such action as the Borrower may see fit to avoid, dispute, resist, appeal, compromise or defend any such claims, losses, liabilities, damages, expenses and injuries as are referred to above in this paragraph (b) of Clause ~~13.13(b)~~ 13.13 or to recover the same from any third party, subject to the Borrower first ensuring that the relevant Lender is secured to its reasonable satisfaction against all expenses thereby incurred or to be incurred;

provided always that the Borrower shall not be obliged to compromise any liabilities as aforesaid which are being contested in good faith subject always that full details of any such contested liabilities which, either individually or in aggregate, exceed [*] Dollars ($[*]) shall be forthwith provided to the Agent. If the Ship is arrested or detained for any reason it will procure its immediate release by providing bail or taking such other steps as the circumstances may require;

13.14	Certificate as to liabilities

The Borrower shall give to the Agent at such times as it may from time to time reasonably require a certificate, duly signed on its behalf, as to the total amount of any debts, damages and liabilities relating to the Ship and details of such of those debts, damages and liabilities as are over a certain amount to be specified by the Agent at the relevant time and, if so required by the Agent, forthwith discharge such of those debts, damages and liabilities as the Agent shall require other than those being contested in good faith.

13.15	Modifications

The Borrower shall maintain the type of the Ship as at the Delivery Date and not put the Ship into the possession of any person for the purpose of work being done on it in an amount exceeding or likely to exceed [*] Dollars ($[*]) unless such person shall first have given to the Agent a written undertaking addressed to the Agent in terms satisfactory to the Agent agreeing not to exercise a lien on the Ship or her Earnings for the cost of such work or for any other reason (or the Borrower is able to demonstrate to the reasonable satisfaction of the Agent that the Borrower or Seven Seas has set aside and will have funds readily available for payment when due of the cost of the work (to the extent not fully covered by insurance proceeds in the case of a partial loss));

13.16	Registration of Ship

The Borrower shall maintain the registration of the Ship under and fly the flag of the Maritime Registry and not do or permit anything to be done whereby such registration may be forfeited or imperilled.

13.17	Environmental Law

The Borrower shall comply with all Environmental Laws, obtain, maintain and ensure compliance with all requisite Environmental Approvals, and implement procedures to monitor compliance with and to prevent liability under any Environmental Law.

13.18	Notice of Mortgage

The Borrower shall keep the Mortgage registered against the Ship as a valid first preferred mortgage, carry on board the Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of the Ship a framed printed notice stating that the Ship is mortgaged by the Borrower to the Security Trustee.

13.19	Environmental claims

Each Obligor shall, (through the Guarantor), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim which is likely to result in a Material Adverse Effect against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group which is likely to result in a Material Adverse Effect.

13.20	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), the Borrower shall not cause or permit the Ship to enter or trade to any zone which is declared a war zone by the Ship’s war risks insurers unless:

(a)	the prior written consent of the Security Trustee acting on the instructions of the Majority Lenders has been given; and

(b)	the Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Trustee acting on the instructions of the Majority Lenders may require.

13.21	Poseidon Principles

The Borrower shall, upon the request of the Agent and at the cost of the Borrower, on or before 31st July in each calendar year, supply to the Agent all information necessary in order for the Lenders to comply with their obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship for the preceding calendar year provided always that, for the avoidance of doubt, such information shall be “Confidential Information” for the purposes of Clause 32 (Confidentiality) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Lenders’ portfolio climate alignment.

14	~~14.~~ Insurance Undertakings

14.1	General

The undertakings in this Clause 14 (~~Insurance Undertakings~~Insurance Undertakings) remain in force on and from the Delivery Date and throughout the rest of the Security Period except as the Agent, acting with the authorisation of the Majority Lenders may otherwise permit.

14.2	Maintenance of obligatory insurances

The Borrower shall insure the Ship in its name and keep the Ship insured on an agreed value basis for an amount in the currency in which the Loan is denominated approved by the Agent but not being less than the greater of (x) [*] per cent. ([*]%) of the amount of the Loan; and (y) the full market and commercial value of the Ship determined in accordance with Clause 13.4 (~~Valuation of the Ship~~Valuation of the Ship) from time to time through internationally recognised independent first class insurance companies, underwriters, war risks and protection and indemnity associations acceptable to the Agent in each instance on terms and conditions approved by the Agent including as to deductibles but at least in respect of:

(a)	~~(i)~~ fire and marine risks including but without limitation hull and machinery and all other risks customarily and usually covered by first-class and prudent shipowners in the global insurance markets under English or Norwegian marine policies or Agent-approved policies containing the ordinary conditions applicable to similar Ships;

(b)	~~(ii)~~ war risks (including terrorism, piracy and protection and indemnity war risks) up to the insured amount;

(c)	~~(iii)~~ excess risks that is to say the proportion of claims for general average and salvage charges and under the running down clause not recoverable in consequence of the value at which the Ship is assessed for the purpose of such claims exceeding the insured value;

(d)	~~(iv)~~ protection and indemnity risks with full standard coverage as offered by first-class protection and indemnity associations which are a member of the International Group of P&I Association and up to the highest limit of liability available (for oil pollution risk the highest limit currently available is one billion Dollars (~~USD~~$1,000,000,000) and this to be increased if reasonably requested by the Agent and the increase is possible in accordance with the standard protection and indemnity cover for Ships of its type and is compatible with prudent insurance practice for first class cruise shipowners or operators in waters where the Ship trades from time to time from the Delivery Date until the end of the Security Period);

(e)	~~(v)~~ when and while the Ship is laid-up, in lieu of hull insurance, normal port risks; and

(f)	~~(vi)~~ such other risks as the Agent may from time to time reasonably require~~;~~,

and in any event in respect of those risks and at those levels covered by first class and prudent owners and/or financiers in the international market in respect of similar tonnage provided that if any of such insurances are also effected in the name of any other person (other than the Borrower and/or a Secured Party) such person shall if so required by the Agent execute a first priority assignment of its interest in such insurances in favour of the Secured Parties in similar terms mutatis mutandis to the relevant provisions of the Tripartite General Assignment~~;~~.

14.3	Mortgagee’s interest and pollution risks insurances

The Agent shall take out mortgagee interest insurance on such conditions as the Agent may reasonably require and mortgagee interest insurance for pollution risks as from time to time agreed each for an amount in the currency in which the Loan is denominated of [*] per cent. ([*]%) of the amount of the Loan, the Borrower having no interest or entitlement in respect of such policies; the Borrower shall upon demand of the Agent reimburse the Agent for the costs of effecting and/or maintaining any such insurance(s);

14.4	Trading in the United States of America

If the Ship shall trade in the United States of America and/or the Exclusive Economic Zone of the United States of America (the “EEZ”) as such term is defined in the US Oil Pollution Act 1990 (“OPA”), to comply strictly with the requirements of OPA and any similar legislation which may from time to time be enacted in any jurisdiction in which the Ship presently trades or may or will trade at any time during the existence of this Agreement and in particular before such trade is commenced and during the entire period during which such trade is carried on:

(a)	~~(i)~~ to pay any additional premiums required to maintain full standard protection and indemnity cover for oil pollution up to the highest limit available to it for the Ship in the market;

(b)	~~(ii)~~ to make all such quarterly or other voyage declarations as may from time to time be required by the Ship’s protection and indemnity association and to comply with all obligations in order to maintain such cover, and promptly to deliver to the Agent copies of such declarations;

(c)	~~(iii)~~ to submit the Ship to such additional periodic, classification, structural or other surveys which may be required by the Ship’s protection and indemnity insurers to maintain cover for such trade and promptly to deliver to the Agent copies of reports made in respect of such surveys;

(d)	~~(iv)~~ to implement any recommendations contained in the reports issued following the surveys referred to in paragraph (c) of Clause ~~14.4(iii)~~ 14.4 within the time limit specified therein and to provide evidence satisfactory to the Agent that the protection and indemnity insurers are satisfied that this has been done;

(e)	~~(v)~~ in particular strictly to comply with the requirements of any applicable law, convention, regulation, proclamation or order with regard to financial responsibility for liabilities imposed on the Borrower or the Ship with respect to pollution by any state or nation or political subdivision thereof, including but not limited to OPA, and to provide the Agent on demand with such information or evidence as it may reasonably require of such compliance;

(f)	~~(vi)~~ to procure that the protection and indemnity insurances do not contain a clause excluding the Ship from trading in waters of the United States of America and the EEZ or any other provision analogous thereto and to provide the Agent with evidence that this is so; and

(g)	~~(vii)~~ strictly to comply with any operational or structural regulations issued from time to time by any relevant authorities under OPA so that at all times the Ship falls within the provisions which limit strict liability under OPA for oil pollution~~;~~.

14.5	Protections for Secured Parties

(a)	The Borrower shall give notice forthwith of any assignment of its interest in the Insurances to the relevant brokers, insurance companies, underwriters and/or associations in the form approved by the Agent;

(b)	The Borrower shall execute and deliver all such documents and do all such things as may be necessary to confer upon the Secured Parties legal title to the Insurances in respect of the Ship and to procure that the interest of the Secured Parties is at all times filed with all slips, cover notes, policies and certificates of entry and to procure (a) that a loss payable clause in the form approved by the Agent shall be filed with all the hull, machinery and equipment and war risks policies in respect of the Ship and (b) that a loss payable clause in the form approved by the Agent shall be endorsed upon the protection and indemnity certificates of entry in respect of the Ship; and

(c)	In the event of the Borrower making default in insuring and keeping insured the Ship as hereinbefore provided then the Agent may (but shall not be bound to) insure the Ship or enter the Ship in such manner and to such extent as the Agent in its discretion thinks fit and in such case all the cost of effecting and maintaining such insurance together with interest thereon at the Interest Rate shall be paid on demand by the Borrower to the Agent.

14.6	Copies of polices; letters of undertaking

The Borrower will procure that each of the relevant brokers and associations furnishes the Agent with a letter of undertaking in the standard form available in the relevant insurance market or otherwise in such form as may be required by the Agent and waives any lien for premiums or calls except in relation to premiums or calls solely attributable to the Ship;

14.7	Payment of premiums

The Borrower shall punctually pay all premiums, calls, contributions or other sums payable in respect of the Insurances on the Ship and to produce all relevant receipts when so required by the Agent;

14.8	Renewal of obligatory insurances

The Borrower shall notify the Agent of the renewal of the obligatory insurances at least five (5) days before the expiry thereof and shall procure that the relevant brokers or associations shall promptly confirm in writing to the Agent that such renewal is effected it being understood by the Borrower that any failure to renew the Insurances on the Ship at least two (2) days before the expiry thereof or to give or procure the relevant notices of such renewal shall constitute an Event of Default;

14.9	Guarantees

The Borrower shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity and/or war risks association;

14.10	Provision of insurances information

The Borrower will furnish the Agent from time to time on request with full information about all Insurances maintained on the Ship and the names of the offices, companies, underwriters, associations or clubs with which such Insurances are placed;

14.11	Alteration to terms of insurances

The Borrower shall not make or agree to any variation in the terms of any of the Insurances on the Ship without the prior approval of the Agent nor to do any act or voluntarily suffer or permit any act to be done whereby any Insurances shall or may be rendered invalid, void, voidable, suspended, defeated or unenforceable and not to suffer or permit the Ship to engage in any voyage nor to carry any cargo not permitted under any of the Insurances without first obtaining the consent of the insurers or reinsurers concerned and complying with such requirements as to payment of extra premiums or otherwise as the insurers or reinsurers may impose;

14.12	Settlement of claims

The Borrower shall not settle, compromise or abandon any claim in respect of any of the Insurances on the Ship other than a claim of less than [*] Dollars ($[*]) or the equivalent in any other currency and not being a claim arising out of a Total Loss;

14.13	Application of insurance proceeds

The Borrower shall apply or ensure the appliance of all such sums receivable in respect of the Insurances on the Ship for the purpose of making good the loss and fully repairing all damage in respect whereof the insurance monies shall have been received;

14.14	Insurance advisers

The Agent shall be entitled, immediately prior to the Delivery Date and thereafter no more frequently than annually on renewals but also additionally at any time when there is a proposed change of underwriters or the terms of any Insurances, to instruct independent reputable insurance advisers for the purpose of obtaining any advice or information regarding any matter concerning the Insurances which the Agent shall deem necessary, it being hereby specifically agreed that the Borrower shall reimburse the Agent on demand for the costs and expenses incurred by the Agent in connection with the instruction of such advisers subject to a limit of ten thousand Euro at the time of delivery of the Ship or in the event of a change of underwriters or of terms of any Insurances and otherwise ten thousand Euro annually thereafter.

15	~~15.~~ Security Value Maintenance

15.1	Security Shortfall

If, upon receipt of a valuation of the Ship in accordance with Clause 13.4 (~~Valuation of the Ship~~Valuation of the Ship), the Security Value shall be less than the Security Requirement, the Agent may give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall (unless the Ship has become a Total Loss) either:

(a)	prepay within a period of 30 days of the date of receipt by the Borrower of the Agent’s said notice such sum in Dollars as will result in the Security Requirement after such repayment (taking into account any other repayment of the Loan made between the date of the notice and the date of such prepayment) being equal to the Security Value; or

(b)	within 30 days of the date of receipt by the Borrower of the Agent’s said notice constitute to the reasonable satisfaction of the Agent such further security for the Loan as shall be reasonably acceptable to the Agent having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to the Security Value, shall not be less than the Security Requirement as at such date.

Clauses 15.2 (~~Costs~~Costs) and 15.4 (~~Documents and evidence) and~~Documents and evidence) and paragraph (c) of Clause 16.2 (~~c) (Voluntary prepayment~~Voluntary prepayment) shall apply to prepayments under paragraph (a) of Clause ~~15.1(a)~~15.1.

15.2	Costs

All costs in connection with the Agent obtaining any valuation of the Ship referred to in Clause 13.4 (~~Valuation of the Ship~~Valuation of the Ship), and obtaining any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to paragraph (b) of Clause ~~15.1(b)~~ 15.1 shall be borne by the Borrower.

15.3	Valuation of additional security

For the purpose of this Clause 15 (~~Security Value Maintenance~~Security Value Maintenance), the market value of any additional security provided or to be provided to the Agent shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

15.4	Documents and evidence

In connection with any additional security provided in accordance with this Clause 15 (~~Security Value Maintenance~~Security Value Maintenance), the Agent shall be entitled to receive such evidence and documents of the kind referred to in Clause 3 (~~Conditions Precedent~~Conditions Precedent) in respect of other Finance Documents as may in the Agent’s opinion be appropriate.

15.5	Valuations binding

Any valuation under this Clause 15 (~~Security Value Maintenance~~Security Value Maintenance) shall be binding and conclusive as regards the Borrower.

15.6	Provision of information

(a)	The Borrower shall promptly provide the Agent and any shipbroker acting under this Clause 15 (~~Security Value Maintenance~~Security Value Maintenance) with any information which the Agent or the shipbroker may reasonably request for the purposes of the valuation.

(b)	If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Agent considers prudent.

15.7	Suspension of Event of Default

(a)	Notwithstanding the provisions of Clause 18 (Events of Default), any breach of the provisions of this Clause 15 (Security Value Maintenance) arising between the 2021 Deferral Effective Date and 31 December 2022 shall not (subject further to no (a) Event of Default under Clause 18.7 (Winding-up) to Clause 18.13 (Cessation of business) (inclusive) having occurred and being continuing or (b) Deferral Prepayment Event having occurred) result in an Event of Default.

(b)	For the avoidance of doubt, the Security Value will continue to be calculated in accordance with this Clause 15 (Security Value Maintenance) between the 2021 Deferral Effective Date and 31 December 2022.

16	~~16.~~ Cancellation, Prepayment and Mandatory Prepayment

16.1	Cancellation

At any time prior to the delivery of a Drawdown Notice and not less than ninety (90) Business Days prior to the Intended Delivery Date, the Borrower may give notice to the Agent in writing that it wishes to cancel the Total Commitments in their entirety whereupon (without penalty to the Borrower but without prejudice to any liabilities of the Borrower including, without limitation, in respect of fees payable or accrued under this Agreement, arising prior to the date of such cancellation) the Total Commitments shall terminate upon the date specified in such notice.

16.2	Voluntary prepayment

(a)	The Borrower may prepay all or part of the Loan (but if in part being an amount that reduces the Loan by a minimum amount of one (1) repayment instalment of principal of the Loan) together with interest thereon without penalty provided that the prepayment is made on the last day of an Interest Period and forty five (45) days prior written notice indicating the intended date of prepayment is given to the Agent and the SACE Agent, but the following amounts shall be payable to the Agent for the account of the Lenders or the Italian Authorities in the sum of:

(i)	if the Borrower has specified a Floating Interest Rate pursuant to ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the difference (if positive), calculated by the Lenders and notified by them to the Agent, between the actual cost for the Lenders of the funding for the Loan and the rate of interest for the monies to be invested by the Lenders, applied to the amounts so prepaid for the period from the said prepayment until the last day of the Interest Period during which the prepayment occurs (if prepayment does not occur on the last day of that Interest Period), details of any such calculation being supplied to the Borrower by the Agent on behalf of the Lenders; or

(ii)	if the Borrower has selected the Fixed Interest Rate pursuant to ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the charges (if any) imposed on the Lenders by the Italian Authorities representing funding or breakage costs of the Italian Authorities as more specifically set out in Clause 20 (~~Indemnities~~Indemnities).

(b)	For the avoidance of doubt, if a voluntary prepayment is made other than on the last day of an Interest Period, the prepayment shall be paid together with such other amounts payable in accordance with Clause 20.1 (~~Indemnities regarding borrowing and repayment of Loan) and 20.2 (Breakage costs and SIMEST arrangements~~Indemnities regarding borrowing and repayment of Loan) and 20.2 (Breakage costs and SIMEST arrangements).

(c)	If the Borrower has selected the Fixed Interest Rate pursuant to ~~Clause 3.5(a)(ii~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the SACE Agent shall give SIMEST thirty (30) days written notice of the intended date of prepayment.

(d)	Any voluntary prepayment shall be made in accordance with the provisions of this Clause 16.2 (Voluntary prepayment) and applied against the outstanding repayment instalments in the inverse order of their maturity, save that where there is an amount of a Deferral Tranche outstanding, any such prepayment shall first be applied against such Deferral Tranche in the inverse order of maturity, starting with the 2021 Deferral Tranche.

16.3	Mandatory prepayment – Sale and Total Loss

The Borrower shall be obliged to prepay the whole of the Loan if the Ship is sold or becomes a Total Loss:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)	in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss.

16.4	Mandatory prepayment – SACE Insurance Policy

(a)	The Borrower shall be obliged to prepay the whole of the Loan if the SACE Insurance Policy is revoked, rescinded, cancelled, terminated, suspended or otherwise becomes unenforceable or ceases to be in full force and effect.

(b)	In the event that any other event occurs or any other circumstances arise or develop which would have a Material Adverse Effect on SACE~~’~~’s ability to perform its obligations under the SACE Insurance Policy, the Borrower and the Lenders shall, provided that no Event of Default has occurred and is continuing, negotiate in good faith for a period of not less than 30 days with a view to agreeing such revised terms and conditions as the Lenders may require to enable the Lenders to maintain the entire Loan (and during such 30 day period, no Lender shall be obliged to make available to the Borrower their portion of the Loan to the extent such amounts have not already been drawn). In the event that following such negotiations the Borrower and the Lenders fail to agree on such revised terms, the Borrower shall be obliged to prepay, on demand by the Agent, the outstanding principal amount of the Loan to the extent of the amount covered pursuant to the SACE Insurance Policy. If, during the period while negotiations are on-going pursuant to this paragraph (b) of Clause ~~16.4(b)~~ 16.4 the events described in paragraph (a) of Clause ~~16.4(a)~~ 16.4 should occur, the Borrower shall be obliged to prepay the Loan in full as required by paragraph (a) of Clause ~~16.4(a)~~16.4.

16.5	Breach of new covenants or the Principles

(a)	Failure to comply, until the 2021 Deferral Final Repayment Date, with the provisions of Clause 12.16 (Dividends and dividend restriction) and Clause 12.25 (New capital raises or financing) or the provisions of paragraph (f) of clause 11.3 (Additional financial reporting), paragraph (c) of clause 11.17 (Dividend restriction), clause 11.19 (New capital raises or financing) and clause 11.20 (Payments under the Shipbuilding contacts) of the Guarantee, or to otherwise duly perform and observe the other requirements and obligations set out in the Principles shall, in each case, not constitute an Event of Default under this Agreement but (in the case of any failure that is capable of remedy (in the opinion of the Agent, at its sole discretion)) shall have the following consequences:

(i)	the Agent shall reinstate from the date of such breach the requirement to comply with the covenant granted pursuant to Clause 15 (Security Value Maintenance) and the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended until 31 December 2022;

(ii)	in respect of, specifically, Clause 12.16 (Dividends and dividend restriction) and Clause 12.25 (New capital raises or financing), and paragraph (c) of clause 11.17 (Dividend restriction) and clause 11.19 (New capital raises or financing) of the Guarantee, as well as a failure to perform and observe the other requirements and obligations set out in the Principles (including but not limited to any Obligor (a) commencing, or having commenced against it, any case, proceeding or other action seeking (i) to adjudicate it as bankrupt or insolvent, (ii) reorganization, arrangement, winding-up, liquidation, dissolution, or other relief with respect to it or its debts, (iii) the appointment of a receiver, trustee, or custodian or other similar official for it or for all or a substantial part of its assets, (b) making a general assignment for the benefit of its creditors, (c) being unable to, or admitting in writing its inability to, pay its debts as they become due, or (d) taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in (a), (b) or (c) hereof):

(A)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled; and

(B)	all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause 6.4 (Deferred Costs) and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to Clause 20.2 (Breakage costs and SIMEST arrangements)); and

(iii)	in respect of paragraph (f) of clause 11.3 (Additional financial reporting) and clause 11.20 (Payments under the Shipbuilding contacts) of the Guarantee, shall entitle the Agent, (acting on the instructions of the Lenders), by notice to the Borrower to:

(A)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and

(B)	declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause 6.4 (Deferred Costs) of this Agreement and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches be immediately due and payable, whereupon they shall become immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to Clause 20.2 (Breakage costs and SIMEST arrangements) of this Agreement); and

(b)	Save as permitted by Clause 12.25 (New capital raises or financing), if at any time after the 2021 Deferral Effective Date:

(i)	the Guarantor or any other Group member enters into any financial contract or financial document relating to any Financial Indebtedness and which contains any debt deferral or covenant waivers of existing debt, or the raising of any new debt intended to reimburse existing debt that benefits from additional security or more favourable terms than those available to the Lenders (unless they are granted to the Lenders on a pari passu basis):

(A)	the requirement to comply with the covenant granted pursuant to Clause 15 (Security Value Maintenance) and the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial covenants) of the Guarantee which was otherwise suspended until 31 December 2022 shall be reinstated;

(B)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled; and

(C)	all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause 6.4 (Deferred Costs) and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to Clause 20.2 (Breakage costs and SIMEST arrangements) );

(ii)	the Guarantor or any other Group member makes a prepayment (save for any mandatory prepayment necessary to avoid an event of default (however defined)) of any Financial Indebtedness (unless this is done on a pari passu basis with the obligations owed to the Lenders hereunder):

(A)	the requirement to comply with the covenant granted pursuant to Clause 15 (Security Value Maintenance) and the financial covenants set out in paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee which was otherwise suspended until 31 December 2022 shall be reinstated;

(B)	the Agent shall be entitled (acting on the instructions of the Lenders) to:

(1)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and

(2)	declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to Clause 6.4 (Deferred Costs) and all other amounts accrued or outstanding under this Agreement in connection with the Deferral Tranches will be immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to Clause 20.2 (Breakage costs and SIMEST arrangements)).

16.6	~~16.5~~ Mandatory repayment and cancellation of FATCA Protected Lenders

If on the date falling six months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a ~~“~~“FATCA Event~~”~~“);

(a)	that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date;

(b)	if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing:

(i)	that Lender may, no less than twenty (20) Business Days~~’~~’ before such FATCA Application Date, notify the Agent;

(ii)	the Agent shall, by no less than seventeen (17) Business Days~~’~~’ notice, notify the Borrower and, the Commitment of that Lender will be immediately cancelled upon the expiry of that seventeen (17) Business Days~~’~~’ notice period; and

(iii)	the Borrower shall repay that Lender~~’~~’s participation in the Loan made to the Borrower on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the last Business Day before the relevant FATCA Application Date.

16.7	~~16.6~~ Other amounts

Any prepayment of the whole of the Loan shall be made together with all other sums due under this Agreement (including, without limitation, the compensation calculated in accordance with Clause 16.2 (~~Voluntary prepayment~~Voluntary prepayment)).

16.8	~~16.7~~ Application of partial prepayment

Amounts prepaid shall be applied in accordance with paragraph (b) of Clause ~~19.1(b)~~19.1 (Receipts).

16.9	~~16.8~~ No reborrowing

Amounts prepaid may not be reborrowed.

17	~~17.~~ Interest on Late Payments

17.1	Default rate of interest

Without prejudice to the provisions of Clause 18 (~~Events of Default~~Events of Default) and without this Clause in any way constituting a waiver of terms of payment, all sums due by the Borrower under this Agreement will automatically bear interest on a day to day basis from the date when they are payable until the date of actual payment at a rate per annum equal to the higher of:

(a)	where the Floating Interest Rate is applicable, the aggregate of:

(i)	Overnight LIBOR;

(ii)	the Margin; and

(iii)	[*] per cent. ([*]%) per annum; or

(b)	where the Fixed Interest Rate is applicable, the higher of:

(i)	the Fixed Interest Rate plus [*] per cent. ([*]%) per annum; and

(ii)	Overnight LIBOR plus the Margin plus [*] per cent. ([*]%) per annum.

17.2	Compounding of default interest

Any such interest will itself bear interest at the above rate if it is due for at least three (3) months and thereafter at three monthly intervals.

18	~~18.~~ Events of Default

18.1	Events of Default

An Event of Default occurs if any of the events or circumstances described in Clause 18.2 (~~Non-payment~~Non-payment) to 18.20 (~~Material Adverse Change~~Material Adverse Change) occur.

18.2	Non-payment

Any Obligor fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document and such failure is not remedied within three (3) Business Days of the due date or (if payable on demand) within three (3) Business Days of receiving the demand.

18.3	Non-remediable breaches

The Borrower fails to comply with the provisions of Clauses 12.7 (~~Negative pledge~~Negative pledge), 12.8 (~~Disposals~~Disposals), 12.10 (~~Mergers~~Mergers) or 12.17 (~~Loans and guarantees by the Borrower~~Loans and guarantees by the Borrower).

18.4	Breach of other obligations

(a)	Any Obligor fails to comply with any provision of any Finance Document (other than a failure to comply covered by any of the other provisions of Clauses 18.2 (~~Non-payment~~Non-payment) to 18.20 (~~Material Adverse Change~~Material Adverse Change)) and in particular but without limitation the Guarantor fails to comply with the provisions of Clause ~~11~~ 11 (Undertakings) of its Guarantee or there is any breach in the opinion of the Majority Lenders of any of the Underlying Documents provided that no Event of Default shall be deemed to have occurred if, in the opinion of the Majority Lenders, such failure or breach is capable of remedy and is remedied within the Relevant Period (as defined below) from the date of its occurrence, if the failure was known to that Obligor, or from the date the relevant Obligor is notified by the Agent of the failure, if the failure was not known to that Obligor, unless in any such case as aforesaid the Majority Lenders consider that the failure or breach is or could reasonably be expected to become materially prejudicial to the interests, rights or position of the Lenders, “Relevant Period” meaning for the purposes of this Clause thirty (30) days in respect of a remedy period commencing under this Clause not later than 30 June 2015 and fifteen (15) days in respect of a remedy period commencing after 30 June 2015; or

(b)	If there is a repudiation or termination of any Transaction Document or if any of the parties thereto becomes entitled to terminate or repudiate any of them and evidences an intention so to do. For the avoidance of doubt, the termination of the Prior Guarantees shall not be deemed to be a termination of a Transaction Document.

18.5	Misrepresentation

Any representation, warranty or statement made or repeated in, or in connection with, any Transaction Document or the SACE Insurance Policy or in any accounts, certificate, statement or opinion delivered by or on behalf of any Obligor thereunder or in connection therewith is materially incorrect or misleading when made or would, if repeated at any time hereafter by reference to the facts subsisting at such time, no longer be materially correct.

18.6	Cross default

(a)	Any event of default occurs under any financial contract or financial document relating to any Financial Indebtedness of the Borrower; or

(b)	any such Financial Indebtedness or any sum payable in respect thereof is not paid when due (after the expiry of any applicable grace period(s)) whether by acceleration or otherwise; or

(c)	any other Financial Indebtedness of any member of the Group is not paid when due or is or becomes capable of being declared due prematurely by reason of default or any Security Interest securing the same becomes enforceable by reason of default provided that no Event of Default will arise if the aggregate amount of the relevant Financial Indebtedness and liabilities secured by the relevant Security Interests is less than $[*] or its equivalent in other currencies; ~~and~~or

(d)	any other Security Interest over any assets of any member of the Group securing any alleged liability that does not qualify as Financial Indebtedness becomes enforceable where the alleged liability is in respect of a sum of, or sum aggregating, $[*] or its equivalent in other currencies, unless the alleged liability is being contested in good faith by appropriate means by the relevant Group member and the Agent is reasonably satisfied that the relevant member of the Group has reasonable grounds for succeeding in its action.

(e)	No Event of Default will occur, or be deemed to have occurred, under this Clause 18.6 (Cross default) if such Event of Default occurs before 31 December 2022 (but without prejudice to the rights of the Lenders in respect of any further breach that may occur after 31 December 2022 ) and is caused solely as a result of a breach of the covenant granted pursuant to Clause 15 (Security Value Maintenance) or of the financial covenants in respect of the Group equivalent to those set out in paragraphs (b) and (c) of clause 11.15 (Financial Covenants) of the Guarantee, under, or in relation to, any other SACE-backed facility agreement to which a Guarantor is a Party or has executed a guarantee and to which the Principles apply, unless at the time of such Event of Default, an event resulting in mandatory prepayment of the Loan pursuant to Clause 16.3 (Mandatory prepayment – Sale and Total Loss) or Clause 16.4 (Mandatory prepayment – SACE insurance policy) or a Deferral Prepayment Event has occurred.

18.7	Winding-up

Any order is made or an effective resolution passed or other action taken for the suspension of payments or reorganisation, dissolution, termination of existence, liquidation, winding-up or bankruptcy of any Obligor.

18.8	Appointment of liquidators etc.

A liquidator, trustee, administrator, receiver, administrative receiver, manager or similar officer is appointed in respect of any Obligor or in respect of all or any substantial part of the assets of any Obligor.

18.9	Enforcement of any security

Any corporate action, legal proceeding or other procedure or step is taken in relation to enforcement of any security interests over any assets of the Borrower.

18.10	Insolvency

(a)	An Obligor is unable or admits inability to pay its debts as they fall due, is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent liabilities).

(c)	A moratorium in respect of all or any debts of any Obligor or a compromise, composition, assignment or an arrangement with creditors of any Obligor or any similar proceeding or arrangement by which the assets of any Obligor are submitted to the control of its creditors is applied for, ordered or declared or any Obligor commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of all or a significant part of its Financial Indebtedness. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

18.11	Legal process

Any corporate action, legal proceeding, distress, execution, attachment or other process affects the whole or any substantial part of the assets of any Obligor and remains undischarged for a period of thirty (30) days, any step is taken in relation to enforcement of any security interests over any assets of any Obligor (other than the Borrower) or any uninsured judgment which, in each case, is in excess of [*] Dollars ($[*]) following final appeal, remains unsatisfied for a period of ten (10) days.

18.12	Analogous events

Anything analogous to or having a substantially similar effect to any of the events specified in Clauses 18.7 (~~Winding-up~~Winding-up) to 18.11 (~~Legal process~~Legal process) shall occur under the laws of any applicable jurisdiction.

18.13	Cessation of business

Any Obligor ceases to carry on all or a substantial part of its business.

18.14	Revocation of consents

Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor to comply with any of its obligations under any of the Transaction Documents is materially adversely modified, revoked or withheld or does not remain in full force and effect and within ninety (90) days of the date of its occurrence such event is not remedied to the satisfaction of the Agent and the Majority Lenders consider that such failure is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders provided that the Borrower shall not be entitled to the aforesaid ninety (90) day period if the modification, revocation or withholding of the authorisation, approval or consent is due to an act or omission of any Obligor and the Majority Lenders are satisfied that the Lenders’ interests might reasonably be expected to be materially adversely affected.

18.15	Unlawfulness

At any time it is unlawful or impossible for any Obligor to perform any of its material (to the Secured Parties or any of them) obligations under any Transaction Document to which it is a party or it is unlawful or impossible for the Secured Parties or any Lender to exercise any of their or its rights under any of the Transaction Documents provided that no Event of Default shall be deemed to have occurred where the unlawfulness or impossibility does not relate to the payment obligation of any Obligor under any Transaction Document and is cured within the period of twenty one (21) days of the date of occurrence of the event giving rise to the unlawfulness or impossibility and the affected Obligor performs it obligation within such period.

18.16	Insurances

The Borrower fails to insure the Ship in the manner specified in Clause 14 (~~Insurance Undertakings~~Insurance Undertakings) or fails to renew the Insurances at least five (5) days prior to the date of expiry thereof and produce prompt confirmation of such renewal to the Agent provided that if the insurers withdraw their cover an Event of Default shall be deemed to have occurred upon issue of the insurer’s notice of withdrawal.

18.17	Disposals

If the Borrower or any other Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor with the intention of preferring such creditor over any other creditor.

18.18	Prejudice to security

Anything is done or suffered or omitted to be done by any Obligor which in the reasonable opinion of the Agent would or might be expected to imperil the security created by any of the Finance Documents.

18.19	Governmental intervention

The authority of any Obligor in the conduct of its business is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority and within ninety (90) days of the date of its occurrence any such seizure or intervention is not relinquished or withdrawn and the Agent reasonably considers that the relevant occurrence is or might be expected to become materially prejudicial to the interests, rights or position of the Lenders provided that the Borrower shall not be entitled to the aforesaid ninety (90) day period if the seizure or intervention executed by any authority is due to an act or omission of any Obligor and the Majority Lenders are satisfied that the Lenders’ interest might reasonably be expected to be materially adversely affected.

18.20	Material Adverse Change

Any event or circumstance occurs which results in a Material Adverse Effect.

18.21	Actions following an Event of Default

On, or at any time after, the occurrence of an Event of Default the Agent may, and if so instructed by the Majority Lenders, the Agent shall with the prior consent of SACE:

(a)	serve on the Borrower a notice stating that the Commitments and all other obligations of each Lender to the Borrower under this Agreement are terminated; and/or

(b)	serve on the Borrower a notice stating that the Loan (including but without limitation the amount representing the financed First Instalment and Second Instalment of the SACE Premium), all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

(c)	take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law.

18.22	Termination of Commitments

On the service of a notice under ~~Clause 18.21(a)~~paragraph (a) of Clause 18.21 (Actions following an Event of Default), the Commitments and all other obligations of each Lender to the Borrower under this Agreement shall terminate.

18.23	Acceleration of Loan

On the service of a notice under ~~Clause 18.21(b)~~paragraph (b) of Clause 18.21 (Actions following an Event of Default), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Obligor under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

18.24	Further amounts payable

Upon an acceleration of repayment of the Loan following an Event of Default the Borrower shall be liable to pay compensation calculated in accordance with Clause 16.2 (~~Voluntary prepayment~~Voluntary prepayment).

18.25	Multiple notices; action without notice

The Agent may serve notices under ~~Clauses 18.21(a) and (b)~~paragraphs (a) and (b) of Clauses 18.21 (Actions following an Event of Default) simultaneously or on different dates and it may take any action referred to in ~~Clause 18.21(c)~~paragraph (c) of Clause 18.21 (Actions following an Event of Default) if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

18.26	Notification of Secured Parties and Obligors

The Agent shall send to the Italian Authorities, each Lender and each Obligor a copy or the text of any notice which the Agent serves on the Borrower under Clause 18.21 (~~Actions following an Event of Default~~Actions following an Event of Default); but the notice shall become effective when it is served on the Borrower, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Obligor with any form of claim or defence.

18.27	Lender’s rights unimpaired

Nothing in this Clause 18 (~~Events of Default~~Events of Default) shall be taken to impair or restrict the exercise of any right given to individual Lenders under a Finance Document or the general law; and, in particular, this Clause is without prejudice to Clauses 2.4 (~~Creditor Parties’ rights and obligations~~Creditor Parties’ rights and obligations) and 2.6 (~~Obligations of Lenders several~~Obligations of Lenders several).

18.28	Exclusion of Secured Party liability

No Secured Party, and no receiver or manager appointed by the Agent, shall have any liability to an Obligor:

(a)	for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

(b)	as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset.

19	~~19.~~ Application of Sums Received

19.1	Receipts

Except as any Finance Document may otherwise provide, all sums received under this Agreement or any other Finance Document by the Agent, on behalf of the Lenders, or by any of the Lenders for any reason whatsoever will be applied:

(a)	in priority, to payments of any kind due or in arrears in the order of their due payment dates and first, to fees, charges and expenses, second, to interest payable pursuant to Clause 17 (~~Interest on Late Payments~~Interest on Late Payments), third, to interest payable pursuant to Clause 6 (~~Interest)~~Interest) and to any deferred costs payable pursuant to Clause 6.4 (Deferred Costs), fourth, to the principal of the Loan payable pursuant to Clause 5 (~~Repayment~~Repayment) ~~and~~, fifth, to any other sums due under this Agreement or any other Finance Document and, if relevant, pro rata to each of the Lenders; and sixth, to any sums due pursuant to Clause 20.2 (Breakage costs and SIMEST arrangements); or

(b)	if no payments are in arrears or if these payments have been discharged as set out above, then and to sums remaining due under this Agreement or any other Finance Document and, if relevant, pro rata to each of the Lenders and in each case in inverse order of maturity, the interest being recalculated accordingly.

20	~~20.~~ Indemnities

20.1	Indemnities regarding borrowing and repayment of Loan

The Borrower shall fully indemnify the Agent and each Lender or SIMEST (but without double counting to the extent that a Lender is making a claim in respect of amounts owing to SIMEST) on the Agent’s demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Secured Party, or which that Secured Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender claiming the indemnity;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)	any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 17 (~~Interest on Late Payments~~Interest on Late Payments)); and

(d)	the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Loan under Clause 18 (~~Events of Default~~Events of Default).

20.2	Breakage costs and SIMEST arrangements

Without limiting its generality, Clause 20.1 covers:

(a)	any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount);

(b)	if the Borrower has selected the Fixed Interest Rate in accordance with ~~Clause 3.5(a)(ii)~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), all of the amounts that SIMEST is entitled to charge, whether for taxes, costs, expenses, indemnities, penalties, losses or liabilities whatsoever, under and in accordance with the Interest Make-~~u~~Up Agreement, including without limitation, as a result of any prepayment of all or any part of the Loan under this Agreement (whether voluntary, mandatory, following acceleration of the Loan or otherwise), as a result of an Interest Make-Up Event or as a result of the Borrower deciding to switch from the Fixed Interest Rate to another interest rate after the Drawdown Date and/or (z) an Interest Make-~~u~~Up Event. Such amounts include, without limitation, (i) breakage costs, (ii) any amount due as a consequence of the close-out of any hedging arrangement entered into by SIMEST in relation to this Agreement, (iii) default interest and penalties (maggiorazioni) whenever applicable, and (iv) all amounts (if any) to be returned by the Agent to SIMEST under and pursuant to the Interest Make-Up Agreement; and

(c)	any other costs whatsoever or howsoever arising under or in respect of the Interest Make-Up Agreement which are passed to the Agent,

and any such costs imposed by SIMEST shall be paid by the Borrower to SIMEST through the Agent.

For the purposes of this Clause 20.2 (~~Breakage costs and SIMEST arrangements~~Breakage costs and SIMEST arrangements) “Interest Make-Up Event” means the occurrence of any circumstances which result in the termination, cancellation, revocation, cessation or suspension (in each case, in whole or in part) of the Interest Make-Up Agreement or the Interest Make-Up Agreement otherwise ceases or may cease to be in full force and effect or the Agent notifies the Borrower that the Fixed Interest Rate is not available for any reason, in each case, in accordance with the terms of the Interest Make-Up Agreement.

20.3	Miscellaneous indemnities

The Borrower shall fully indemnify each Secured Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Secured Party, in any country, as a result of or in connection with:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent or any other Secured Party or by any receiver appointed under a Finance Document;

(b)	any other Pertinent Matter,

other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Secured Party concerned.

Without prejudice to its generality, this Clause 20.3 (~~Miscellaneous indemnities~~Miscellaneous indemnities) covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code or any Environmental Laws or any Sanctions.

20.4	Currency indemnity

If any sum due from an Obligor to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against an Obligor, whether in its liquidation, any arrangement involving it or otherwise; or

(b)	obtaining an order or judgment from any court or other tribunal; or

(c)	enforcing any such order or judgment,

the Borrower shall indemnify the Secured Party concerned against the loss arising when the amount of the payment actually received by that Secured Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 20.4 (~~Currency indemnity~~Currency indemnity) the “available rate of exchange” means the rate at which the Secured Party concerned is able at the opening of business (Paris time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 20.4 (~~Currency indemnity~~Currency indemnity) creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

20.5	Certification of amounts

A notice which is signed by 2 officers of a Secured Party, which states that a specified amount, or aggregate amount, is due to that Secured Party under this Clause 20 (~~Indemnities~~Indemnities) and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

20.6	Sums deemed due to a Lender

For the purposes of this Clause 20 (~~Indemnities~~Indemnities), a sum payable by the Borrower to the Agent for distribution to a Lender shall be treated as a sum due to that Lender.

21	~~21.~~ Illegality, etc.

21.1	Illegality

This Clause 21 (~~Illegality, etc.~~Illegality, etc.) applies if

(a)	a Lender (the “Notifying Lender”) notifies the Agent that it has become, or will with effect from a specified date, become:

(i)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied, including for the avoidance of doubt in relation to Sanctions; or

(ii)	contrary to, or inconsistent with, any regulation,

for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement; or

(b)	an Obligor is or becomes a Prohibited Person.

~~Clauses 21.1 (a)(i) and 21.1(b) above shall not apply to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Agent) to the extent that the enforcement of such provision by a Lender would (a) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (b) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1)(a)(3) of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany.~~

21.2	Notification of illegality

(a)	The Agent shall promptly notify the Borrower, the Obligors and the other Lenders of the notice under Clause 21.1 (~~Illegality~~Illegality) which the Agent receives from the Notifying Lender.

(b)	Upon receipt of the notice under paragraph (a) above and provided that such illegality is not applicable with immediate effect (in which case paragraph (a) of Clause 21.3 (~~a) (Prepayment; termination of Commitment~~Prepayment; termination of Commitment) will apply immediately and this paragraph (b) of Clause 21.2 (~~b) (Notification of illegality~~Notification of illegality) will not apply), the Agent shall, where the Borrower has selected the Fixed Interest Rate pursuant to paragraph (a)(ii) of Clause ~~3.5(a)(ii)~~ 3.5 inform SIMEST in writing in order to start consultations between themselves (pursuant to clause 6 of the Interest Make-Up Agreement) with a view to exploring any possible solution to mitigate the unlawfulness preventing that Lender from performing any of its obligations under a Finance Document or funding or maintaining its share in the Loan. Any solution agreed between the Agent and SIMEST at the end of the consultation period (which shall last for a period of ten (10) days from the service of such notice on SIMEST) will be binding among themselves and shall be notified by the Agent to each Obligor immediately thereafter (and in any case no later than ten (10) days following such decision).

(c)	If at the end of the consultation procedure set out in paragraph (b) above, no solution is agreed between the Agent and SIMEST, the Agent must immediately notify the Lenders and the Obligors.

21.3	Prepayment; termination of Commitment

(a)	After notification under paragraph ~~(c) above~~ (c) of Clause 21.2 (Notification of illegality) or (in case the Interest Make-Up Agreement has ceased to be in force and effect or the Fixed Interest Rate has not been selected pursuant to ~~Clause 3.5(a)(ii~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date)) after notification under paragraph ~~(a) above~~ (a) of Clause 21.2 (Notification of illegality) and subject to Clause ~~21.4~~ 21.4 (Mitigation) below the Borrower must repay or prepay that Lender~~’~~’s share in the Loan on the date specified in paragraph (c) below together with any ~~B~~breakage ~~C~~costs payable under Clause ~~20.2~~ 20.2 (Breakage Costs and SIMEST ~~A~~arrangements) and any indemnity payable under ~~Clause 20.2(c~~paragraph (c) of Clause 20.2 (Breakage Costs and SIMEST arrangements) in respect of the Interest Make-Up Agreement;

(b)	On the Agent notifying the Borrower under paragraph (c) of Clause 21.2 (~~c) (Notification of illegality~~Notification of illegality), the Notifying Lender’s Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender’s notice under Clause 21.1 (~~Illegality~~Illegality) as the date on which the notified event would become effective the Borrower shall prepay the Notifying Lender’s Contribution and shall pay compensation to the Notifying Lender calculated in accordance with Clause 16.2 (~~Voluntary prepayment~~Voluntary prepayment).

(c)	The date for repayment or prepayment of a Lender’s share in the Loan will be:

(i)	the date specified by the Agent in the notification under paragraph (b) above; or

(ii)	in case the Interest Make-Up Agreement has ceased to be in force and effect or the Fixed Interest Rate has not been selected pursuant to ~~Clause 3.5(a)(ii~~paragraph (a)(ii) of Clause 3.5 (No later than sixty (60) days before the Intended Delivery Date), the last day of the current Interest Period for the Loan or, if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

21.4	Mitigation

(a)	Each Secured Party shall, in consultation with the Borrower~~s~~, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to Clause 21 (~~Illegality, etc.~~Illegality, etc.) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

22	~~22.~~ Set-Off

22.1	Application of credit balances

Each Creditor Party may without prior notice:

(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from the Borrower to that Creditor Party under any of the Finance Documents; and

(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

22.2	Existing rights unaffected

No Creditor Party shall be obliged to exercise any of its rights under Clause 22.1 (~~Application of credit balances~~Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

22.3	Sums deemed due to a Lender

For the purposes of this Clause 22 (~~Set-Off~~Set-Off), a sum payable by the Borrower to the Agent for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

22.4	No Security Interest

This Clause 22 (~~Set-Off~~Set-Off) gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

23	~~23.~~ Changes to the Lenders

23.1	Transfer by a Lender

Subject to Clause 23.5 (~~No transfer without Transfer Certificate~~No transfer without Transfer Certificate), Clause 23.17 (~~Assignment or transfer to SACE~~Assignment or transfer to SACE) and Clause 23.14 (~~Change of Facility Office~~Change of Facility Office), a Lender (the “Transferor Lender”) may at any time provided they have obtained the prior written consent of the Italian Authorities cause:

(a)	its rights in respect of all or part of its Contribution; or

(b)	its obligations in respect of all or part of its Commitment; or

(c)	a combination of ~~(a)~~ (a) and ~~(b)~~(b),

to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, in whole or in part any of its Affiliates or another bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Transferee Lender”) by delivering to the Agent a completed certificate in the form set out in ~~Schedule 4~~ Schedule 4 (Form of Transfer Certificate) with any modifications approved or required by the Agent (a “Transfer Certificate”) executed by the Transferor Lender and the Transferee Lender.

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the provisions of Clause 25 (~~Role of the Agent and the Joint Mandated Lead Arrangers) and 26 (The Security Trustee~~Role of the Agent and the Joint Mandated Lead Arrangers) and 26 (The Security Trustee) respectively.

23.2	Conditions of assignment or transfer

(a)	The consent of the Borrower is required at all times (subject to the provisions of Clause 23.5 (~~No transfer without Transfer Certificate~~No transfer without Transfer Certificate) and 23.17 (~~Assignment or transfer to SACE~~Assignment or transfer to SACE)) for an assignment or transfer by ~~an~~a Lender (the “Existing Lender”), unless (i) there is an Event of Default or (ii) the assignment or transfer is to another Lender or an Affiliate of a Lender.

(b)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)	The assignment or transfer must be with respect to a minimum Commitment of [*] Dollars ($[*]) or, if less, the Existing Lender’s full Commitment.

23.3	Transfer Certificate, delivery and notification

As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

(a)	sign the Transfer Certificate on behalf of itself, the Borrower, any other Obligors, the Security Trustee and each of the other Lenders;

(b)	on behalf of the Transferee Lender, send to the Borrower and each Obligor letters or ~~faxes~~emails notifying them of the Transfer Certificate and attaching a copy of it; and

(c)	send to the Transferee Lender copies of the letters or ~~faxes~~emails sent under paragraph (b) above,

but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to that Transferee Lender.

23.4	Effective Date of Transfer Certificate

A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date, ~~P~~provided that it is signed by the Agent under Clause 23.3 (~~Transfer Certificate, delivery and notification~~Transfer Certificate, delivery and notification) on or before that date.

23.5	No transfer without Transfer Certificate

Except as provided in Clause 23.16 (~~Security over Lenders’ rights~~Security over Lenders’ rights), no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, the Borrower, any Obligor, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

23.6	Lender re-organisation; waiver of Transfer Certificate

However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in another person (the “successor”), the Agent may, if it sees fit, by notice to the successor and the Borrower and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent’s notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

23.7	Effect of Transfer Certificate

A Transfer Certificate takes effect in accordance with English law as follows:

(a)	to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender’s title and of any rights or equities which the Borrower or any Obligor had against the Transferor Lender;

(b)	the Transferor Lender’s Commitment is discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

(d)	the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

(e)	any part of the Loan which the Transferee Lender advances after the Transfer Certificate’s effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor’s title and any rights or equities of the Borrower or any Obligor against the Transferor Lender had not existed;

(f)	the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause ~~6.5 (Market disruption~~6.9 (Market Disruption) and Clause 9 (~~Fees~~Fees), and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

(g)	in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.

The rights and equities of the Borrower or any Obligor referred to above include, but are not limited to, any right of set off and any other kind of cross-claim.

23.8	Maintenance of register of Lenders

During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the Facility Office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 23.4 (~~Effective Date of Transfer Certificate~~Effective Date of Transfer Certificate)) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and the Borrower during normal banking hours, subject to receiving at least 3 Business Days’ prior notice.

23.9	Reliance on register of Lenders

The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

23.10	Authorisation of Agent to sign Transfer Certificates

The Borrower, the Security Trustee and each Lender irrevocably authorise the Agent to sign Transfer Certificates on its behalf.

23.11	Fees and Costs

In respect of any Transfer Certificate:

(a)	the Agent shall be entitled to recover a registration fee of EUR 5,000 from the Transferor Lender or (at the Agent’s option) the Transferee Lender;

(b)	the Transferee Lender shall pay to the Agent, upon demand, all reasonable costs and expenses, duties and fees, including but without limitation legal costs and out of pocket expenses, incurred by the Agent or the Lenders in connection with any necessary amendment to or supplementing of the Transaction Documents or any of them or the SACE Insurance Policy as a consequence of the assignment or transfer; and

(c)	the Transferee Lender shall pay to the Agent, upon demand, such amount as is payable to the Italian Authorities to cover its costs of giving its approval under Clause 23.1 (~~Transfer by a Lender~~Transfer by a Lender).

23.12	Sub-participation; subrogation assignment

A Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower, any Obligor, the Agent or the Security Trustee but with the prior written consent of SACE.

23.13	Disclosure of information

A Lender may disclose to a potential Transferee Lender or sub participant any information which the Lender has received in relation to the Borrower, any Obligor or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.

23.14	Change of Facility Office

Subject to the prior written consent of SACE, a Lender may change its Facility Office by giving notice to the Agent and the change shall become effective on the later of:

(a)	the date on which the Agent receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect, provided that if (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office, and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment or an increased payment to the new Lender or Lender acting through its new Facility Office under Clause 10 (~~Taxes, Increased Costs, Costs and Related Charges~~Taxes, Increased Costs, Costs and Related Charges), then the new Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

23.15	Notification

On receiving such a notice, the Agent shall notify the Borrower and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the Facility Office of which the Agent last had notice.

23.16	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23 (~~Changes to the Lenders~~Changes to the Lenders), each Lender may without consulting with or obtaining consent from the Borrower or any Obligor but subject to the prior written consent of SACE, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender (i) to the benefit of any Affiliate and/or (ii) within the framework of its, or its Affiliates, direct or indirect funding operations including, without limitation:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	alter the obligations of the Obligor or require any payments to be made by the Borrower or any Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

23.17	Assignment or transfer to SACE

Notwithstanding the above provisions of this Clause 23 (~~Changes to the Lenders~~Changes to the Lenders):

(a)	each Lender and the Agent shall, if so instructed by SACE in accordance with the provisions of the SACE Insurance Policy and without any requirement for the consent of the Borrower, assign its rights or (as the case may be) transfer its rights and obligations to SACE (but for the avoidance of doubt, SACE will not assume any of the Lenders~~’~~’ obligations pursuant to ~~c~~Clause 10 (~~Taxes, Increased Costs, Costs and Related Charges) or 32 (Confidentiality~~Taxes, Increased Costs, Costs and Related Charges) or Clause 32 (Confidentiality) of this Agreement), which assignment or transfer shall take effect upon the date stated in the relevant documentation;

(b)	the Agent shall promptly notify the Borrower of any such assignment or transfer to SACE and the Borrower shall pay to the Agent, upon demand, all reasonable costs and expenses, duties and fees, including but without limitation legal costs and out of pocket expenses, incurred by the Agent or the Lenders in connection with any such assignment or transfer;

(c)	the Borrower and the Agent agree that SACE will be subrogated to the rights of the Lenders to the extent of any payment made by or on behalf of SACE under the SACE Insurance Policy.

24	~~24.~~ Changes to the Obligors

24.1	No change without consent

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25	~~25.~~ Role of the Agent and the Joint Mandated Lead Arrangers

25.1	Appointment of the Agent

(a)	Each other Creditor Party appoints the Agent to act as its agent under and in connection with this Agreement and the other Finance Documents, the SACE Insurance Policy and the Interest Make Up Agreement.

(b)	Each other Creditor Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, it shall promptly notify the other Secured Parties.

(d)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Secured Party (other than the Agent or a Joint Mandated Lead Arranger) under this Agreement it shall promptly notify the other Creditor Parties.

(e)	The Agent’s duties under the Finance Documents are solely administrative in nature.

25.3	Role of the Joint Mandated Lead Arrangers

None of the Joint Mandated Lead Arrangers has any obligations of any kind to any other Party under or in connection with any Transaction Document, the Interest Make-Up Agreement or the SACE Insurance Policy.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or any of the Joint Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor any of the Joint Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Guarantor

The Agent and each of the Joint Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Affiliate or Subsidiary of the Guarantor.

25.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default); and

(ii)	any right, power, authority or discretion vested in any Party or the Lenders has not been exercised.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as the Agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any of the Joint Mandated Lead Arrangers is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7	Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall:

(i)	exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as the Agent); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Creditor Parties.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

(f)	Notwithstanding anything to the contrary, the Lenders agree that if the Agent (acting in its sole discretion) is of the opinion that or if any Lender notifies the Agent that it is of the opinion that, the prior approval of the Italian Authorities should be obtained in relation to the exercise or non-exercise by the Agent or the Lenders of any power, authority or discretion specifically given to them under or in connection with the Finance Documents or in relation to any other incidental rights, powers, authorities or discretions, then the Agent shall seek such approval of the Italian Authorities prior to such exercise or non-exercise.

25.8	Responsibility for documentation

The Agent is not responsible for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, a Joint Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Transaction Document, the SACE Insurance Policy or the Interest Make-Up Agreement; nor for

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document the SACE Insurance Policy or the Interest Make-Up Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Transaction Document, the SACE Insurance Policy or the Interest Make-Up Agreement.

25.9	Exclusion of liability

(a)	Without limiting paragraph (b) of Clause ~~25.9(b)~~25.9, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, the SACE Insurance Policy or the Interest Make-Up Agreement, unless directly caused by its Gross Negligence or wilful misconduct.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, the SACE Insurance Policy or the Interest Make-Up Agreement and any officer, employee or agent of the Agent may rely on this Clause subject to Clause 33.4 (~~Third party rights~~Third party rights) and the provisions of the Third Parties Rights Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents, the SACE Insurance Policy or the Interest Make-Up Agreement to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or a Joint Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Joint Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or a Joint Mandated Lead Arranger.

25.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s Gross Negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Creditor Parties, the Borrower and SACE and with the consent of SACE.

(b)	Alternatively the Agent may resign by giving notice to the other Creditor Parties and the Borrower, in which case the Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)	If the Lenders have not appointed a successor Agent in accordance with paragraph (b) of Clause ~~25.11(b)~~ 25.11 within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (~~Role of the Agent and the Joint Mandated Lead Arrangers~~Role of the Agent and the Joint Mandated Lead Arrangers). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Italian Authorities, the Majority Lenders may subject to the prior consent of the Italian Authorities, by notice to the Agent, require it to resign in accordance with paragraph (b) of Clause ~~25.11(b)~~25.11. In this event, the Agent shall resign in accordance with paragraph (b) of Clause ~~25.11(b)~~ 25.11 but the cost referred to in paragraph ~~(d)~~ (d) above shall be for the account of the Borrower.

25.12	Confidentiality

(a)	In acting as agent for the Creditor Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.13	Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

25.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and each of the Joint Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Guarantor and each Subsidiary of the Guarantor;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any Security Interests or the existence of any Security Interest affecting the Charged Property.

25.15	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.16	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs ~~(a)~~(a), ~~(b)~~ (b) and ~~(c)~~ (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

25.17	SACE Agent, SACE Insurance Policy and Interest Make-Up Agreement

(a)	Where the context permits, references to the Agent shall include the SACE Agent. The Agent and the SACE Agent shall be the same entity throughout the Security Period.

(b)	With the prior written consent of each of the Lenders, the SACE Agent may amend or modify the SACE Insurance Policy and the Interest Make-Up Agreement provided that such amendments are not inconsistent with the commercial terms of this Agreement, otherwise, the SACE Agent undertakes not to amend or modify the SACE Insurance Policy or the Interest Make-Up Agreement.

25.18	Resignation of the Agent in relation to FATCA

The Agent shall resign in accordance with Clause ~~25.11~~ 25.11 (Resignation of the Agent) (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph ~~(c)~~ (c) of Clause ~~25.11~~25.11) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	~~(i)~~ the Agent fails to respond to a request under Clause ~~10.9~~ 10.9 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	~~(ii)~~ the information supplied by the Agent pursuant to Clause ~~10.9~~ 10.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	~~(iii)~~ the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

26	~~26.~~ The Security Trustee

26.1	Trust

(a)	The Security Trustee declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 26 (~~The Security Trustee~~The Security Trustee) and the other provisions of the Finance Documents.

(b)	Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

(c)	The Security Trustee shall not have any liability to any person in respect of its duties, obligations and responsibilities under this Agreement or the other Finance Documents except as expressly set out in paragraph (a) of Clause 26.1 (~~Trust~~Trust) and as excluded or limited by this Clause 26 (~~The Security Trustee~~The Security Trustee) including in particular Clause 26.8 (~~Instructions to Security Trustee and exercise of discretion~~Instructions to Security Trustee and exercise of discretion), Clause 26.13 (~~Responsibility for documentation~~Responsibility for documentation), Clause 26.14 (~~Exclusion of liability~~Exclusion of liability), Clause 26.16 (~~Lenders’ indemnity to the Security Trustee~~Lenders’ indemnity to the Security Trustee), Clause 26.23 (~~Business with the Group~~Business with the Group) and Clause 26.29 (~~Full freedom to enter into transactions~~Full freedom to enter into transactions).

26.2	Parallel Debt (Covenant to pay the Security Trustee)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Trustee its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 26.2 (~~Parallel Debt (Covenant to pay the Security Trustee)~~Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Secured Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)	All amounts received or recovered by the Security Trustee in connection with this Clause 26.2 (~~Parallel Debt (Covenant to pay the Security Trustee)~~Parallel Debt (Covenant to pay the Security Trustee)) to the extent permitted by applicable law, shall be applied in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received).

(f)	This Clause 26.2 (~~Parallel Debt (Covenant to pay the Security Trustee)~~Parallel Debt (Covenant to pay the Security Trustee)) shall apply, with any necessary modifications, to each Finance Document.

26.3	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any Security Interest created by any of the Finance Documents or to exercise any rights or powers arising under the Finance Documents creating the Security Interest except through the Security Trustee.

26.4	Application of receipts

(a)	Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Trustee receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 26 (~~The Security Trustee~~The Security Trustee), the “Recoveries”) shall be transferred to the Agent for application in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Trustee, any receiver:

(i)	under Clause 25.10 (~~Lenders’ indemnity to the Agent~~Lenders’ indemnity to the Agent) to be indemnified out of the Charged Property; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)	Any transfer by the Security Trustee to the Agent in accordance with paragraph ~~(a)~~(a) above shall be a good discharge, to the extent of that payment, by the Security Trustee.

(d)	The Security Trustee is under no obligation to make the payments to the Agent under paragraph (a) of this Clause 26.4 (~~Application of receipts~~Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Secured Party are denominated.

26.5	Deductions from receipts

(a)	Before transferring any moneys to the Agent under Clause 26.4 (~~Application of receipts~~Application of receipts), the Security Trustee may, in its discretion:

(i)	deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Trustee or any receiver and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)	For the purposes of paragraph ~~(a)(i)~~(a)(i) above, if the Security Trustee has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

26.6	Prospective liabilities

Following acceleration of any Security Interest, the Security Trustee may, in its discretion, or at the request of the Agent, hold any ~~r~~Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received) in respect of:

(a)	any sum to the Security Trustee, any receiver; and

(b)	any part of the Secured Liabilities,

that the Security Trustee or, in the case of paragraph ~~(b)~~(b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future.

26.7	Investment of proceeds

Prior to the payment of the proceeds of the ~~r~~Recoveries to the Agent for application in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Trustee’s discretion in accordance with the provisions of this Clause 26.7 (~~Investment of proceeds~~Investment of proceeds).

26.8	Instructions to Security Trustee and exercise of discretion

(a)	Subject to paragraph ~~(d)~~(d) below, the Security Trustee shall act in accordance with any instructions given to it by the Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Trustee and shall be entitled to assume that:

(i)	any instructions received by it from the Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)	The Security Trustee shall be entitled to request instructions, or clarification of any direction, from the Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

(c)	Any instructions given to the Security Trustee by the Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)	Paragraph ~~(a)~~(a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Trustee to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Trustee’s ~~‘s~~ own position in its personal capacity as opposed to its role of Security Trustee for the Creditor Parties including, without limitation, the provisions set out in Clauses 26.10 (~~Security Trustee’s discretions~~Security Trustee’s discretions) to Clause 26.29 (~~Full freedom to enter into transactions~~Full freedom to enter into transactions); and

(iv)	in respect of the exercise of the Security Trustee’s ~~‘s~~ discretion to exercise a right, power or authority under any of Clause 26.5 (~~Deductions from receipts~~Deductions from receipts) and Clause 26.6 (~~Prospective liabilities~~Prospective liabilities).

26.9	Security Trustee’s Actions

Without prejudice to the provisions of Clause 26.4 (~~Application of receipts~~Application of receipts), the Security Trustee may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

26.10	Security Trustee’s discretions

(a)	The Security Trustee may:

(i)	assume (unless it has received actual notice to the contrary from the Agent) that (i) no Event of Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)	assume that any notice or request made by the Borrower (other than the Drawdown Notice) is made on behalf of and with the consent and knowledge of all the Obligors;

(iii)	if it receives any instructions or directions to take any action in relation to a Security Interest under the Finance Documents, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)	engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)	act in relation to the Finance Documents through its personnel and agents;

(vi)	disclose to any other Party any information it reasonably believes it has received as Security Trustee under this Agreement;

(vii)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)	refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.11	Security Trustee’s obligations

The Security Trustee shall promptly:

(a)	copy to the Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)	forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)	inform the Agent of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

26.12	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

(a)	be bound to enquire as to (i) whether or not any Event of Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.

26.13	Responsibility for documentation

None of the Security Trustee, any receiver shall accept responsibility or be liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Agent or otherwise unless directly caused by its Gross Negligence or wilful misconduct;

(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

26.14	Exclusion of liability

(a)	Without limiting Clause 26.15 (~~No proceedings~~No proceedings), none of the Security Trustee or any receiver will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or any Security Interest, unless directly caused by its Gross Negligence or wilful misconduct.

(b)	The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(c)	Nothing in this Agreement shall oblige the Security Trustee to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

26.15	No proceedings

No Party (other than the Security Trustee or that receiver) may take any proceedings against any officer, employee or agent of the Security Trustee or a receiver in respect of any claim it might have against the Security Trustee or a receiver in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Trustee or a receiver may rely on this ~~C~~clause subject to Clause 33.4 (~~Third party rights~~Third party rights) and the provisions of the Third Parties Rights Act.

26.16	Lenders’ indemnity to the Security Trustee

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee and every receiver within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Trustee’s ~~‘s~~ or receiver’s Gross Negligence or wilful misconduct) in acting as Security Trustee or receiver under the Finance Documents (unless the relevant Security Trustee or receiver has been reimbursed by an Obligor pursuant to a Finance Document).

26.17	Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Creditor Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	whether that Creditor Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Security Interests created by the Finance Documents or the existence of any Security Interest affecting the Charged Property, and each Creditor Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

26.18	No responsibility to perfect Security Interests

The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or any Security Interest;

(c)	register, file or record or otherwise protect any Security Interests (or the priority of any of Security Interest) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of any Security Interest;

(d)	take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render any Security Interest effective or to secure the creation of any ancillary ~~S~~security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Finance Documents creating the Security Interests.

26.19	Insurance by Security Trustee

(a)	The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)	Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent shall have requested it to do so in writing and the Security Trustee shall have failed to do so within fourteen (14) days after receipt of that request.

26.20	Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

26.21	Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

26.22	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

26.23	Business with the Group

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

26.24	Winding up of trust

If the Security Trustee, with the approval of the Agent determines that (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents creating the Security Interests have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)	the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Security Interests and the rights of the Security Trustee under each of the Finance Documents creating the Security Interests; and

(b)	any Retiring Security Trustee shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Security Interests.

26.25	Perpetuity period

The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement.

26.26	Powers supplemental

The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

26.27	Trustee division separate

(a)	In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)	If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

26.28	Disapplication

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Trustee shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:

(a)	section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement and the other Finance Documents; and

(b)	where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

26.29	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security trustee for, and/or participating in, other facilities to such Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

26.30	Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint one of its affiliates as successor by giving notice to the Borrower and each Secured Party.

(b)	Alternatively the Security Trustee may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Trustee.

(c)	If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph ~~(b)~~(b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee.

(d)	The retiring Security Trustee (the “Retiring Security Trustee”) shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

(e)	The Security Trustee’s ~~‘s~~ resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.

(f)	Upon the appointment of a successor, the Retiring Security Trustee shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph ~~(b)~~ (b) of Clause 26.24 (~~Winding up of trust~~Winding up of trust) and under paragraph ~~(d)~~(d) above) but shall, in respect of any act or omission by it whilst it was the Security Trustee, remain entitled to the benefit of Clause 26 (~~The Security Trustee~~The Security Trustee), Clause 26.5 (~~Deductions from receipts~~Deductions from receipts), Clause 26.16 (~~Lenders’ indemnity to the Security Trustee~~Lenders’ indemnity to the Security Trustee) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Trustee. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph ~~(b)~~(b) above. In this event, the Security Trustee shall resign in accordance with paragraph ~~(b)~~(b) above but the cost referred to in paragraph ~~(d)~~(d) above shall be for the account of the Borrower.

(h)	The consent of the Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Trustee.

26.31	Delegation

(a)	Each of the Security Trustee or any receiver may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee or that receiver (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

26.32	Additional Security Trustee

(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Trustee shall give prior notice to the Borrower and the Agent of that appointment.

(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

27	~~27.~~ Conduct of Business by the Creditor Parties

27.1	No provision of this Agreement will:

(a)	interfere with the right of any Creditor Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Creditor Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Creditor Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

28	~~28.~~ Sharing Among the Creditor Parties

28.1	Payments to Creditor Parties

If a Creditor Party (a “Recovering Creditor Party”) receives or recovers any amount from an Obligor other than in accordance with this Clause 28 (~~Sharing Among the Creditor Parties~~Sharing Among the Creditor Parties) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Creditor Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Creditor Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received) and Clause 29 (~~Payment Mechanics)~~Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Creditor Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Creditor Party as its share of any payment to be made, in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received) and Clause 29 (~~Payment Mechanics~~Payment Mechanics).

28.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Creditor Parties (other than the Recovering Creditor Party) in accordance with Clause 19 (~~Application of Sums Received~~Application of Sums Received) and Clause 29 (~~Payment Mechanics~~Payment Mechanics).

28.3	Recovering Creditor Party’s rights

(a)	On a distribution by the Agent under Clause 28.2 (~~Redistribution of payments~~Redistribution of payments), the Recovering Creditor Party will, if possible under the relevant applicable laws, be subrogated to the rights of the Creditor Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Creditor Party is not able to rely on its rights under paragraph (a) of Clause ~~28.3(a)~~28.3, the relevant Obligor shall be liable to the Recovering Creditor Party for a debt equal to the Sharing Payment which is immediately due and payable.

28.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Creditor Party becomes repayable and is repaid by that Recovering Creditor Party, then:

(a)	each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (~~Redistribution of payments~~Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Creditor Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor Party for its proportion of any interest on the Sharing Payment which that Recovering Creditor Party is required to pay); and

(b)	that Recovering Creditor Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Creditor Party for the amount so reimbursed.

28.5	Exceptions

(a)	This Clause 28 (~~Sharing Among the Creditor Parties~~Sharing Among the Creditor Parties) shall not apply to the extent that the Recovering Creditor Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Creditor Party is not obliged to share with any other Creditor Party any amount which the Recovering Creditor Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Creditor Party of the legal or arbitration proceedings; and

(ii)	that other Creditor Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

29	~~29.~~ Payment Mechanics

29.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

(c)	Payment shall be made before 11.00 a.m. New York time or 11.00 a.m. Paris time (in the case of a payment in Euro).

(d)	For each payment by the Borrower, it shall notify the Agent on the third Business Day prior to the due date for payment that it will issue to its bank (which shall be named in such notification) to make the payment.

29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (~~Distributions to an Obligor~~Distributions to an Obligor), Clause 29.4 (~~Clawback~~Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

29.3	Distributions to an Obligor

The Agent may in accordance with Clause 22 (~~Set-Off~~Set-Off) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

29.5	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.6	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or unpaid sum under this Agreement interest is payable on the principal or unpaid sum at the rate payable on the original due date.

29.7	Currency of account

(a)	Subject to ~~Clauses 29.7(b) and 29.7(c)~~paragraphs (b) and (c) of Clause 29.7, Dollars is the currency of account and payment for any sum from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

29.8	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Lenders and the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Lenders and the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.9	Distributions under the Interest Make-Up Agreement

Each payment received by the Agent under the Interest Make-Up Agreement for a Lender shall be made available by the Agent as soon as practicable after receipt to the Lender entitled to receive such payment in accordance with this Agreement (for the account of its Facility Office), to such account as that Lender may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

30	~~30.~~ Variations and Waivers

30.1	Variations, waivers etc. by Majority Lenders

Subject to Clause 30.2 (Variations, waivers etc. requiring agreement of all Lenders) and Clause ~~30.4~~30.4 (Other exceptions – FATCA), a document shall be effective to vary, waive, amend, suspend or limit any provision of a Finance Document, or any Creditor Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by ~~fax~~email, by the Borrower, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which an Obligor is party, by an Obligor (provided that no amendment or variation may be made to this Agreement or any other Finance Document without the consent of the Italian Authorities); provided, further, that no amendment or variation may be made before the date falling ten Business Days after the terms of that amendment or variation have been notified by the Agent to the Lenders, unless each Lender is a FATCA Protected Lender. The Agent shall notify the Lenders reasonably promptly of any amendments or variations proposed by the Borrower.

30.2	Variations, waivers etc. requiring agreement of all Lenders

However, as regards the following, Clause 30.1 applies as if the words ~~“~~“by the Agent on behalf of the Majority Lenders~~”~~“ were replaced by the words ~~“~~“by or on behalf of every Lender~~”~~“:

(a)	a reduction in the Margin;

(b)	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees, commission or other sum payable under this Agreement;

(c)	an increase in or extension of any Lender’s Commitment or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Loan;

(d)	a change to the definition of ~~“~~“Majority Lenders~~”~~“;

(e)	a change to Clause 2 (~~Facility~~Facility), Clause 6 (~~Interest~~Interest), Clause 23 (~~Changes to the Lenders~~Changes to the Lenders) or this Clause 30 (~~Variations and Waivers~~Variations and Waivers);

(f)	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document; and

(g)	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender’s consent is required.

30.3	Exclusion of other or implied variations

Except for a document which satisfies the requirements of Clauses 30.1 and 30.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)	a provision of this Agreement or another Finance Document; or

(b)	an Event of Default; or

(c)	a breach by the Borrower or an Obligor of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law,

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

30.4	Other exceptions – FATCA

(a)	If the Agent or a Lender reasonably believes that an amendment or waiver may constitute a ~~“~~“material modification~~”~~“ for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Borrower and the Agent accordingly, that amendment or waiver may, subject to paragraph (b) below, not be effected without the consent of the Agent or that Lender (as the case may be).

(b)	The consent of a Lender shall not be required pursuant to paragraph (a) above if that Lender is a FATCA Protected Lender.

31	~~31.~~ Notices

31.1	General

Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or ~~fax~~email; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

31.2	Addresses for communications

A notice shall be sent:

(a)	to the Borrower: ~~8300 NW 33rd Street #308~~

7665 Corporate Center Drive

Miami FL3312~~2~~6, USA

~~Fax No: (00) 1 305 514 2297~~

Attention:	Chief Financial Officer and General Counsel
Email:	[*] / [*]

(b)	to a Lender:

~~(b) to a Lender:~~ At the address below its name in Schedule 1 (Lenders and Commitments) or (as the case may require) in the relevant Transfer Certificate.

(c)	to the Agent or the SACE	~~9 quai du Président Paul Doumer~~Agent:

~~Agent:~~	~~92920 Paris La Défense Cedex~~
12 Place des États-Unis
~~Paris~~CS 70052
92547 Montrouge Cedex, France
~~Fax No: (33) 1 41 89 29 87~~
~~Attn: Shipping Group - Mr Jerome Leblond~~
~~and~~

Fax No.	(33) 1 41 89 19 34
Attn:	Shipping Middle Office – Ms ~~Sylvie Godet-Couery~~Clémentine Costil and Romy Roussel or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent, the Borrower and the Lenders.

31.3	Effective date of notices

~~Subject to Clauses 31.4 (Service outside business hours) and 31.5 (Electronic communication):~~

~~(a)~~ Subject to Clauses 31.4 (Service outside business hours) and 31.5 (Electronic communication), a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered~~;~~.

~~(b) a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.~~

31.4	Service outside business hours

However, if under Clause 31.3 (~~Effective date of notices~~Effective date of notices) a notice would be deemed to be served:

(a)	on a day which is not a business day in the place of receipt; or

(b)	on such a business day, but after 6 p.m. local time;

the notice shall (subject to Clause 31.5 (~~Electronic communication~~Electronic communication)) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

31.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

31.6	Illegible notices

Clauses 31.3 (~~Effective date of notices~~Effective date of notices) and 31.4 (~~Service outside business hours~~Service outside business hours) do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

31.7	Valid notices

A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

31.8	English language

Any notice under or in connection with a Finance Document shall be in English.

31.9	Meaning of “notice”

In this Clause 31 (~~Notices~~Notices),”notice” includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

32	~~32.~~ Confidentiality

32.1	Confidential Information

Each Creditor Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 32.2 (~~Disclosure of Confidential Information~~Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

32.2	Disclosure of Confidential Information

Any Creditor Party may disclose:

(a)	to the Italian Authorities, any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Creditor Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)	appointed by any Creditor Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;

(viii)	~~(vii)~~ who is a Party, a member of the Group or any related entity of an Obligor;

(ix)	~~(viii)~~ as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	~~(ix)~~ with the consent of the Guarantor; or

(xi)	~~(x)~~ any employee, officer, director or Representative of any Italian Authorities to whom information is required to be disclosed in the course of such person’s employment or duties;

(xii)	~~(xi)~~ to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause 23.16 (~~Security over Lenders’ rights~~Security over Lenders’ rights).

in each case, such Confidential Information as that Creditor Party shall consider appropriate if:

(A)	in relation to paragraphs ~~(b)(i), (b)(ii) and (b)(iii)~~ (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph ~~(b)(iv)~~ (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs ~~(b)(v), (b)(vi) and (b)(xi)~~ (b)(v), (b)(vi) and (b)(xii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Creditor Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph ~~(c)~~ (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Creditor Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

32.3	Entire agreement

This Clause 32 (~~Confidentiality~~Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Creditor Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

32.4	Inside information

Each of the Creditor Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Creditor Parties undertakes not to use any Confidential Information for any unlawful purpose.

32.5	Notification of disclosure

Each of the Creditor Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph ~~(b)(v)~~ (b)(v) of Clause 32.2 (~~Disclosure of Confidential Information~~Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 32 (~~Confidentiality~~Confidentiality).

32.6	Continuing obligations

The obligations in this Clause 32 (~~Confidentiality~~Confidentiality) are continuing and, in particular, shall survive and remain binding on each Creditor Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Creditor Party otherwise ceases to be a Creditor Party.

32.7	Disclosure by SACE

Notwithstanding any other provision of this Agreement to the contrary, SACE may disclose any Confidential Information:

(a)	to its ultimate shareholder, holding, subsidiary, parent and affiliate companies;

(b)	to the Ministry of Economy and Finance of the Republic of Italy and its departments, other Italian Ministries (including any of their department), Interministerial committees of the Italian Government and any other Italian authority, committee, agency or governmental entity;

(c)	to providers of reinsurance/counter guarantee or any form of risk enhancement (including their agents, brokers and consultants) subject to such persons undertaking confidentiality obligations with SACE, unless they are subject to professional duties of confidentiality;

(d)	for the purposes of the State guarantee in favour of SACE pursuant to article 32 of law decree n. 91/2014 converted into law 116/2014 and for the purposes of article 2 of law decree 23/2020 converted into law 40/2020; or

(e)	following any payment due under the SACE Insurance Policy.

33	~~33.~~ Supplemental

33.1	Rights cumulative, non-exclusive

The rights and remedies which the Finance Documents give to each Secured Party are:

(a)	cumulative;

(b)	may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

33.2	Severability of provisions

If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

33.3	Counterparts

A Finance Document may be executed in any number of counterparts.

33.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

33.5	No waiver

No failure or delay on the part of a Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof by the Secured Parties or the exercise by the Secured Parties of any other right, power or privilege. The rights and remedies of the Secured Parties herein provided are cumulative and not exclusive of any rights or remedies provided by law.

33.6	Writing required

This Agreement shall not be capable of being modified otherwise than by an express modification in writing signed by the Borrower, the Agent and the Lenders.

34	~~34.~~ Governing Law

34.1	Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

35	~~35.~~ Enforcement

35.1	Jurisdiction of English Courts

The courts of England have exclusive jurisdiction to settle any Dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”). Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

~~This Clause 35.1 (Jurisdiction of English Courts) is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any Creditor Party may take concurrent proceedings in any number of jurisdictions.~~

35.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)	irrevocably appoints ~~EC3 Services Limited of The St Botolph Building, 138 Houndsditch~~Hannaford Turner LLP, currently of 9 Cloak Lane, London EC~~3A 7~~4~~A~~R ~~, United Kingdom~~2RU, UK, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

(c)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 15 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

36	Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37	Confidentiality of Funding Rates and Reference Bank Quotations

37.1	Confidentiality and disclosure

(a)	The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause 6.6 (Notification of Interest Periods and Floating Interest Rate);

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)	The Agent’s obligations in this Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 6.6 (Notification of Interest Periods and Floating Interest Rate) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

37.2	Related obligations

(a)	The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of (c) of Clause 37.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations).

37.3	No Event of Default

No Event of Default will occur under Clause 18.4 (Breach of other obligations) by reason only of an Obligor’s failure to comply with this Clause 37 (Confidentiality of Funding Rates and Reference Bank Quotations).

~~THIS AGREEMENT~~This Agreement has been entered into and amended and restated on the date stated at the beginning of this Agreement.

Execution Pages

BORROWER

SIGNED by	)
)
for and on behalf of	)
EXPLORER NEW BUILD, LLC	)
in the presence of:	)

LENDERS

SIGNED by	)
)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
SOCIÉTÉ GÉNÉRALE	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
BANCO BPM S.P.A.	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
KFW IPEX-BANK GMBH	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
~~HSBC B~~A~~N~~KA ~~PLC~~AUSFUHRKREDIT-GESELLSCHAFT	)
MIT BESCHRAENKTER HAFTUNG	)
in the presence of:	)
AGENT

SIGNED by	)
)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

SACE AGENT

SIGNED by	)
)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

JOINT MANDATED LEAD ARRANGERS

SIGNED by	)
)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
SOCIETE GENERALE	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
~~KFW IPEX-BANK GMBH~~HSBC BANK PLC	)
in the presence of:	)

SIGNED by	)
)
for and on behalf of	)
~~HSBC BANK PLC~~KFW IPEX-BANK GMBH	)
in the presence of:	)

Form of Amended and Restated Guarantee (marked to indicate amendments)

Amendments are indicated as follows:

1	additions are indicated by underlined text in blue; and

2	deletions are shown by strike-through text in red.

Originally dated 31 October 2014 (as amended by a supplemental agreement dated 4 June 2020 and as further amended and restated by an amendment and restatement agreement dated _______ February 2021)

Dated ____~~October~~___ February 2021~~4~~

NCL CORPORATION LTD.

as Guarantor

~~-~~ and ~~-~~

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Security Trustee

and

NORWEGIAN CRUISE LINE HOLDINGS LTD.

as the Holding

AMENDED AND RESTATED Guarantee

relating to
~~a Loan Agreement dated 31 July 2013 in respect of the passenger~~
~~cruise ship newbuilding presently designated as Hull No. [*]~~

a loan agreement dated 31 July 2013 (as amended and restated by an amendment and restatement agreement dated 31 October 2014 and as amended by a supplemental agreement dated 4 June 2020 and as further amended and restated by an amendment and restatement agreement dated _______ February 2021) in respect of the passenger cruise ship m.v. “SEVEN SEAS EXPLORER”

Index

Clause		Page

1	Interpretation	~~2~~3
2	Guarantee	~~3~~4
3	Liability as Principal and Independent Debtor	~~3~~5
4	Expenses	~~4~~6
5	Adjustment of Transactions	~~4~~6
6	Payments	~~4~~6
7	Interest	~~5~~7
8	Subordination	~~5~~8
9	Enforcement	~~6~~8
10	Representations and Warranties	~~7~~9
11	Undertakings	~~8~~11
12	Judgments and Currency Indemnity	~~16~~25
13	Set-Off	~~16~~25
14	Supplemental	~~16~~26
15	Assignment and Transfer	~~18~~28
16	Notices	~~18~~28
17	Invalidity of Loan Agreement	~~1~~29
18	Governing Law and Jurisdiction	~~19~~30

Schedules

Schedule 1 Form of Compliance Certificate	~~22~~30
Schedule 2 Debt Deferral Extension – Regular Monitoring Requirements	32

Execution

Execution Page

THIS GUARANTEE is ~~made on ___October~~originally made on 31 October 2014 (as amended by a supplemental agreement dated 4 June 2020 and as further amended and restated by an amendment and restatement agreement dated _______ February 2021~~4~~)

~~BETWEEN~~Parties

(1)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda with its registered office at ~~Cumberland House, 9th Floor, 1 Victoria Street~~Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda (the “Guarantor”)~~;~~

(2)	CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK a société anonyme, having a share capital of EUR~~7,254,575,271~~ 7,851,636,342.00 and its registered office located at ~~9~~12, ~~quai du Président Paul Doumer, 92920 Paris La Défense~~Place des États-Unis, CS 70052 92547, Montrouge Cedex, France registered under the no. Siren 304 187 701 at the Registre du Commerce et des Sociétés of Nanterre as security trustee on behalf of the Secured Parties (the “Security Trustee”, which expression includes its successors, transferees and assigns)~~.~~

(3)	NORWEGIAN CRUISE LINE HOLDINGS LTD., a company incorporated under the laws of Bermuda with its registered office at Park Place 55, Par-la-Ville Road, Hamilton HM 11, Bermuda (the “Holding”)

~~BACKGROUND~~Background

(A)	By a memorandum of agreement dated October 12th, 2012 (as amended from time to time) entered into between (i) Fincantieri ~~- Cantieri Navali Italiani SpA~~S.p.A, a company incorporated in Italy with registered office in Trieste, via Genova, 1, and having fiscal code 00397130584 (the “Builder”) and (ii) Prestige Cruise Holdings, Inc. and a shipbuilding contract dated 21 June 2013 (as amended from time to time, the “Shipbuilding Contract”) entered into between (i) the Builder and (ii) Explorer New Build, LLC (the ~~“~~“Borrower~~”~~“), the Builder ~~has~~ agreed to design, construct and deliver, and the Borrower ~~has~~ agreed to purchase~~, a~~ the 738 passenger cruise ship ~~currently having~~”Seven Seas Explorer” (ex. hull number 6250 ~~as more particularly described in the Shipbuilding Contract to be~~), which was delivered to the Borrower on 30 June 2016 ~~subject to any adjustments of such delivery date~~ in accordance with the Shipbuilding Contract.

(B)	By a ~~L~~loan ~~A~~agreement dated 31 July 2013 (~~as amended and restated on or about the date hereof and as otherwise amended from time to time, the “~~the “Original Loan Agreement~~”~~“) and made between (i) the Borrower, (ii) the Lenders, (iii) the Joint Mandated Lead Arrangers, (iv) the Agent and SACE Agent and (v) the Security Trustee, it was agreed that the Lenders would make available to the Borrower a loan facility of the Dollar Equivalent of up to EUR 299,866,962.00 (not to exceed USD 440,321,649.00) for the purpose of assisting the Borrower in financing (a) payment or reimbursement under the Shipbuilding Contract of all or part of 80% of the Final Contract Price up to the Eligible Amount, (b) payment to ~~the Borrower of the Dollar Equivalent~~SACE of 100% of the ~~first instalment of the~~ SACE Premium ~~already paid direct to SACE on or before 30 days following the issuance of the SACE Insurance Policy and (c) payment to SACE of the Dollar Equivalent of 100% of the second instalment of the SACE Premium~~(as defined therein).

(C)	By a guarantee dated 31 July 2013 (as amended from time to time) (the ~~“~~“Prestige Guarantee~~”~~“) and made between (i) Prestige Cruise Holdings, Inc. (the ~~“~~“Prestige Guarantor~~”~~“) and (ii) the Security Trustee, the Prestige Guarantor agreed to guarantee the obligations of the Borrower under the Original Loan Agreement.

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(D)	By a guarantee dated 31 July 2013 (as amended from time to time) (the ~~“~~“Seven Seas Guarantee~~”~~“ and together with the Prestige Guarantee, the ~~“~~“Prior Guarantees~~”~~“) and made between (i) Seven Seas Cruises S. de R.L. (the ~~“~~“Seven Seas Guarantor~~”~~“ and together with the Prestige Guarantor, the ~~“~~“Prior Guarantors~~”~~“) and (ii) the Security Trustee, the Seven Seas Guarantor agreed to guarantee the obligations of the Borrower under the Original Loan Agreement.

(E)	By an amendment and restatement agreement dated ~~___~~31 October 2014 (the “Original Amendment and Restatement Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Joint Mandated Lead Arrangers, (iv) the Agent and SACE Agent and (v) the Security Trustee, the parties thereto agreed to, among other things, the Guarantor replacing the Prior Guarantors as a guarantor of the obligations of the Borrower under the Original Loan Agreement with the corresponding termination of the Prior Guarantees and the execution and delivery of ~~this~~a guarantee by the Guarantor which was executed on 31 October 2014 (the “Original Guarantee”).

(F)	The execution and delivery to the Security Trustee of ~~this~~the Original Guarantee ~~is~~was one of the conditions precedent ~~of~~to the ~~continuing~~ availability of the facility under the Original Loan Agreement.

~~IT IS AGREED as follows:~~

(G)	Due to the unprecedented and extraordinary impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE informed the cruise operators of its availability to evaluate certain measures (the “Temporary Measures”) applicable in relation to certain qualifying loan agreements in order to assist companies which are financially sound but dealing with the impact of the temporary but unprecedented Covid-19 pandemic; the possibility to access to such measures was subject, amongst other things, to certain principles dated 15 April 2020 for cruise lines offered by SACE (the “Original Principles”).

(H)	Pursuant to the consent request letter dated 18 April 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of their wish to benefit from the Temporary Measures in relation to certain loan agreements listed therein, including the Original Loan Agreement (as amended and restated pursuant to the Original Amendment and Restatement Agreement), and requested, amongst other things, the deferral of repayments of principal under the Original Loan Agreement (as amended and restated pursuant to the Original Amendment and Restatement Agreement) for a period of one year from 1 April 2020 to 31 March 2021 (the “First Borrower Request”).

(I)	On 25 May 2020, the Agent (for and on behalf of the Lenders) provided its consent to part of the First Borrower Request in accordance with and subject to certain conditions as set out in an amendment to the Original Loan Agreement (as amended and restated pursuant to the Original Amendment and Restatement Agreement) dated 4 June 2020 between, amongst others, the Borrower, the Agent and the SACE Agent (the “2020 Amendment Agreement”) (the Original Loan Agreement as amended and restated pursuant to the Original Amendment and Restatement Agreement and as further amended pursuant to the 2020 Amendment Agreement, the “Amended Loan Agreement”).

(J)	Due to the continued impacts of the Covid-19 pandemic on the cruise sector and cruise operators, SACE confirmed on 31 December 2020 its availability to evaluate an extension of the Temporary Measures (the “Extended Temporary Measures”), again subject to certain principles set out in a document titled “Debt Deferral Extension Framework for ECA-backed Export Financings” dated 26 November 2020 for cruise lines offered by SACE (together with the Original Principles, the “Principles”).

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(K)	Pursuant to the consent request letter dated 3 December 2020, the Borrower and the Guarantor notified the Agent and the SACE Agent of their wish to benefit from the Extended Temporary Measures in relation to certain loan agreements listed therein, including the Amended Loan Agreement, and requested, amongst other things, the deferral of repayments of principal under the Amended Loan Agreement for a period of one year from 1 April 2021 to 31 March 2022 (the “Second Borrower Request”).

(L)	On 25 January 2021, the Agent (for and on behalf of the Lenders) provided its consent to part of the Second Borrower Request in accordance with and subject to certain conditions as set out in an amendment and restatement agreement to the Amended Loan Agreement and to the Original Guarantee (as amended pursuant to the 2020 Amendment Agreement, the “Amended Guarantee”) dated _______ February 2021 between, amongst others, the Borrower, the Guarantor, the Agent and the SACE Agent (the “2021 Amendment and Restatement Agreement”, and the Amended Loan Agreement as amended and restated by the 2021 Amendment and Restatement Agreement, the “Loan Agreement”).

(M)	This Guarantee sets out the terms and conditions of the Amended Guarantee as amended and restated by the 2021 Amendment and Restatement Agreement.

Operative Provisions

1	Interpretation

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires.

1.2	Construction of certain terms

In this Guarantee:

~~“Amendment and Restatement Agreement” means the amendment and restatement agreement referred to in Recital (E) above.~~

~~“Apollo” means the Fund and any Fund Affiliate.~~

“~~b~~Bankruptcy” includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country.

“Capital Stock” means:

(a)	in the case of a corporation or company, corporate stock or shares;

(b)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

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(d)	any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

“First Financial Quarter” means the financial quarter ending immediately prior to or on the date falling 90 days before the Intended Delivery Date~~;~~.

“Loan Agreement” has the meaning given to such term in Recital (L).

~~“Fund” means Apollo Management VI, L.P. and other co-investment partnerships managed by Apollo Management VI, L.P..~~

~~“Fund Affiliate” means (i) each Affiliate of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company” and (ii) any individual who is a partner or employee of Apollo Management, L.P., Apollo Management VI, L.P. or Apollo Management V, L.P..~~

~~“Loan Agreement” means the loan agreement originally dated 31 July 2013 and as amended and restated pursuant to the Amendment and Restatement Agreement referred to in Recital (B) and includes any existing or future amendments, restatements, or supplements, whether made with the Guarantor’s consent or otherwise.~~

“Management” means the employees of the Guarantor and its subsidiaries or their dependants or any trust for which such persons are the intended beneficiary.

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 (Construction of certain terms) to 1.5 (General Interpretation) of the Loan Agreement apply, with any necessary modifications, to this Guarantee.

1.4	~~Effective Date of~~Inconsistency between Loan Agreement provisions and this Guarantee

~~This Guarantee is effective from the Effective Date as such term is defined in the Amendment and Restatement Agreement.~~

This Guarantee shall be read together with the Loan Agreement, but in case of any conflict between the Loan Agreement and this Guarantee, unless expressly provided to the contrary in this Guarantee, the provisions of the Loan Agreement shall prevail.

2	Guarantee

2.1	Guarantee and indemnity

The Guarantor unconditionally and irrevocably:

(a)	guarantees to the Security Trustee punctual performance by the Borrower of all the Borrower’s obligations under or in connection with the Loan Agreement and every other Finance Document;

(b)	undertakes to the Security Trustee that whenever the Borrower does not pay any amount when due under or in connection with the Loan Agreement and the other Finance Documents, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor;

(c)	agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Security Trustee and each other Secured Party immediately on demand by the Security Trustee against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under the Loan Agreement or any other Finance Document on the date when it would have been due. Any such demand for indemnification shall be made through the Security Trustee, for itself or on behalf of the Secured Parties. The amount payable by ~~a~~the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause ~~2.1~~ 2.1 (Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

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2.2	No limit on number of demands

The Security Trustee may serve any number of demands under Clause ~~2.1~~2.1 (Guarantee and indemnity).

3	Liability as Principal and Independent Debtor

3.1	Principal and independent debtor

The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.

3.2	Waiver of rights and defences

Without limiting the generality of Clause ~~3.1~~3.1 (Principal and independent debtor), the obligations of the Guarantor under this Guarantee will not be affected or discharged by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Guarantee (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any affiliate of the Borrower;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any insolvency or similar proceedings;

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(g)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents;

(h)	any release or loss whatsoever of any guarantee, right or Security Interest created by the Finance Documents;

(i)	any failure whatsoever promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest; ~~or~~

(j)	any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it~~.~~; or

(k)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

4	Expenses

4.1	Costs of preservation of rights, enforcement etc

The Guarantor shall pay to the Security Trustee on its demand the amount of all expenses incurred by the Security Trustee or any other Secured Party in connection with any matter arising out of this Guarantee or any Security Interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a Security Interest.

4.2	Fees and expenses payable under Loan Agreement

Clause ~~4.1~~ 4.1 (Costs of preservation of rights, enforcement etc) is without prejudice to the Guarantor’s liabilities in respect of the Borrower’s obligations under clauses 9 (Fees) and 10 (Taxes, Increased Costs, Costs and Related Charges) of the Loan Agreement and under similar provisions of other Finance Documents.

5	Adjustment of Transactions

5.1	Reinstatement of obligation to pay

The Guarantor shall pay to the Security Trustee on its demand any amount which any Secured Party is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in bankruptcy of the Borrower or of any other Obligor (or similar person) on the ground that the Loan Agreement or any other Finance Document, or a payment by the Borrower or of such other Obligor, was invalid or on any similar ground.

6	Payments

6.1	Method of payments

Any amount due under this Guarantee shall be paid:

(a)	in immediately available funds;

(b)	to such account as the Security Trustee may from time to time notify to the Guarantor;

(c)	without any form of set-off, cross-claim or condition; and

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(d)	free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.

6.2	Grossing-up for taxes

If the Guarantor is required by law to make a tax deduction, the amount due to the Security Trustee shall be increased by the amount necessary to ensure that the Security Trustee and (if the payment is not due to the Security Trustee for its own account) the Secured Party beneficially interested in the payment receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.

6.3	Tax Credits

If an additional payment is made by the Guarantor under this Clause and any Secured Party determines that it has received or been granted a credit against or relief of or calculated with reference to the deduction giving rise to such additional payment, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and provided that it has received the cash benefit of such credit, relief or remission, pay to the Guarantor such amount as such Secured Party shall in its reasonable opinion have concluded to be attributable to the relevant deduction. Any such payment shall be conclusive evidence of the amount due to the Guarantor hereunder and shall be accepted by the Guarantor in full and final settlement of its rights of reimbursement hereunder in respect of such deduction. Nothing herein contained shall interfere with the right of each Secured Party to arrange its tax affairs in whatever manner it thinks fit. Notwithstanding the foregoing, to the extent that this Clause imposes obligations or restrictions on a party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

6.4	To the extent that this Clause ~~6~~ 6 (Payments) imposes obligations or restrictions on a Secured Party, such obligations or restrictions shall not apply to SACE and SACE shall have no obligations hereunder nor be constrained by such restrictions.

7	Interest

7.1	Accrual of interest

Any amount due under this Guarantee shall carry interest after the date on which the Security Trustee demands payment of it until it is actually paid, unless interest on that same amount also accrues under the Loan Agreement.

7.2	Calculation of interest

Interest on sums payable under this Guarantee shall be calculated and accrue in the same way as interest under clause 6 (Interest) of the Loan Agreement.

7.3	Guarantee extends to interest payable under Loan Agreement

For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Loan Agreement, including that payable under clause 17 (Interest of Late Payments) of the Loan Agreement.

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8	Subordination

8.1	Subordination of rights of Guarantor

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, all rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents; and in particular, the Guarantor shall not:

(a)	claim, or in a bankruptcy of the Borrower or any other Obligor prove for, any amount payable to the Guarantor by the Borrower or any other Obligor, whether in respect of this Guarantee or any other transaction;

(b)	take or enforce any Security Interest for any such amount;

(c)	exercise any right to be indemnified by an Obligor;

(d)	bring legal or other proceedings for an order requiring the Borrower or any other Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under this Guarantee;

(e)	claim to set-off any such amount against any amount payable by the Guarantor to the Borrower or any other Obligor; or

(f)	claim any subrogation or right of contribution or other right in respect of any Finance Document or any sum received or recovered by any Secured Party under a Finance Document.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Security Trustee or as the Security Trustee may direct for application in accordance with the Loan Agreement and the Finance Documents.

9	Enforcement

9.1	No requirement to commence proceedings against Borrower

The Guarantor waives any right it may have of first requiring the Security Trustee or any other Secured Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Guarantee. Neither the Security Trustee nor any other Secured Party will need to make any demand under, commence any proceedings under, or enforce any guarantee or any Security Interest contained in or created by, the Loan Agreement or any other Finance Document before claiming or commencing proceedings under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

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9.2	Conclusive evidence of certain matters

However, as against the Guarantor:

(a)	any judgment or order of a court in England or the ~~Marshall Islands~~jurisdiction of the Approved Flag or Bermuda or the United States of America in connection with the Loan Agreement; and

(b)	any statement or admission by the Borrower in connection with the Loan Agreement,

shall be binding and conclusive as to all matters of fact and law to which it relates.

9.3	Suspense account

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Security Trustee and any Secured Party may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf which, in the case of a Secured Party, shall include the Agent and the Security Trustee) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Guarantee.

10	Representations and Warranties

10.1	General

The Guarantor represents and warrants to the Security Trustee as follows on the ~~Effective D~~date of this Guarantee, which representations and warranties shall be deemed to be repeated, with reference mutatis mutandis to the facts and circumstances subsisting, as if made on each day from the ~~Effective D~~date of this Guarantee to the end of the Security Period.

10.2	Status

The Guarantor is duly incorporated and validly existing and in good standing under the laws of Bermuda as an exempted company.

10.3	Corporate power

The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute this Guarantee; and

(b)	to make all the payments contemplated by, and to comply with, this Guarantee.

10.4	Consents in force

All the consents referred to in Clause ~~10.3~~ 10.3 (Corporate power) remain in force and nothing has occurred which makes any of them liable to revocation.

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10.5	Legal validity

This Guarantee constitutes the Guarantor’s legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors’ rights generally.

10.6	No conflicts

The execution by the Guarantor of this Guarantee and its compliance with this Guarantee will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of the Guarantor; or

(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.

10.7	No withholding taxes

All payments which the Guarantor is liable to make under this Guarantee may be made without deduction or withholding for or on account of any tax payable under any law of Bermuda or the United States of America.

10.8	No default

To the knowledge of the Guarantor, no Event of Default has occurred which is continuing.

10.9	Information

All information which has been provided in writing by or on behalf of the Guarantor to the Security Trustee or any other Secured Party in connection with any Finance Document satisfied the requirements of Clause ~~11.2~~11.2 (Information provided to be accurate); all audited and unaudited accounts which have been so provided satisfied the requirements of Clause ~~11.4~~11.4 (Form of financial statements); and there has been no material adverse change in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those accounts.

10.10	No litigation

No legal or administrative action involving the Guarantor has been commenced or taken or, to the Guarantor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor’s financial position or profitability.

10.11	No Security Interests

None of the assets or rights of the Guarantor is subject to any Security Interest except any Security Interest which (i) qualifies as a Permitted Security Interest with respect to the Guarantor or (ii) is permitted by Clause ~~11.11 of this Guarantee~~11.11 (Negative pledge).

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11	Undertakings

11.1	General

The Guarantor undertakes with the Security Trustee to comply with the following provisions of this Clause ~~11~~ 11 (Undertakings) at all times from the date of this ~~Deed~~Guarantee to the end of the Security Period, except as the Security Trustee may otherwise permit.

11.2	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee will be true and not misleading and will not omit any material fact or consideration.

11.3	Provision of financial statements

The Guarantor will send to the Security Trustee:

(a)	as soon as practicable, but in no event later than 120 days after the end of each financial year of the Guarantor beginning with the year ending 31 December 2014, the audited consolidated accounts of the Guarantor and its subsidiaries;

~~(b) [reserved];~~

~~(c) [reserved];~~

(b)	~~(d)~~ as soon as practicable (and in any event within forty-five (45) days of the end of the contemplated quarter in respect of the first three quarters of each fiscal year and 90 days in respect of the final quarter) a copy of the unaudited consolidated quarterly management accounts ~~(including current and year to date profit and loss statements and balance sheet compared to the previous year and to budget)~~ of the Guarantor certified as to their correctness by the chief financial officer of the Guarantor (it being understood that the delivery by the Guarantor of quarterly or annual reports as filed with the Securities and Exchange Commission in respect of the Guarantor and its consolidated subsidiaries shall satisfy all the requirements of this paragraph ~~(d)~~(b));

(c)	~~(e)~~ a compliance certificate in the form set out in ~~Schedule 1~~ Schedule 1 (Form of Compliance Certificate) to this Guarantee or in such other form as the Security Trustee may reasonably require (each a “Compliance Certificate”) at the same time as there is delivered to the Security Trustee, and together with, each set of unaudited consolidated quarterly management accounts under paragraph ~~(d)~~ (b) and, if applicable, audited consolidated accounts under paragraph ~~(a)~~(a), duly signed by the chief financial officer of the Guarantor and certifying whether or not the requirements of Clause ~~11.15~~ 11.15 (Financial Covenants) are then complied with;

(d)	~~(f)~~ such additional financial or other relevant information regarding the Guarantor and the Group as the Security Trustee may reasonably request; and

~~(g) (i) As soon as practicable (and in any event within 120 days after the close of each fiscal year), commencing with the fiscal year ending December 31, 2014, annual cash flow projections on a consolidated basis of the Group showing on a monthly basis advance ticket sales (for at least 12 months following the date of such statement) for the Group;~~

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(e)	~~(ii) As~~as soon as practicable (and in any event not later than ~~January~~ 31 January of each fiscal year):

~~(x) a budget for the Group for such new fiscal year including a 12 month liquidity budget for such new fiscal year;~~

(i)	~~(y)~~ updated financial projections of the Group for at least the next five years (including an income statement, balance sheet statement and cash flow statement and quarterly break downs for the first of those five years); and

(ii)	~~(z)~~ an outline of the assumptions supporting such budget and financial projections including but without limitation any scheduled drydockings~~;~~.

(f)	Additional financial reporting

In addition to the information to be provided in accordance with clause 12.2 (Information) of the Loan Agreement and this Clause 11.3 (Provision of financial statements), the Guarantor undertakes to provide to the Agent a written report (in form and substance satisfactory to SACE) from the 2021 Deferral Effective Date until the 2021 Deferral Final Repayment Date, covering the information requested in the document entitled “Debt Deferral Extension - Regular Monitoring Requirements”, the form of which is included in Schedule 2 (Debt Deferral Extension – Regular Monitoring Requirements), within the timelines specified therein.

(g)	For the avoidance of doubt, subject to the provisions of the Loan Agreement, paragraph (h) below and Clause 11.21 (Breach of new covenants or the Principles), the financial covenants contained in Clause 11.15 (Financial Covenants) will continue to be tested and the reporting obligations shall continue to apply in accordance with this Clause 11.3 (Provision of financial statements) until 31 December 2022.

(h)	Any breach of the financial covenants contained in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) arising on a testing date between the 2021 Deferral Effective Date and 31 December 2022, by reference to the financial position of the Group (on a consolidated basis), shall not (without prejudice to the rights of the Lenders in respect of any further breach of such financial covenants that may occur after 31 December 2022, and subject further to no (a) Event of Default under clauses 18.7 (Winding-up) to clause 18.13 (Cessation of business) (inclusive) of the Loan Agreement having occurred and being continuing or (b) Deferral Prepayment Event having occurred) result in an Event of Default.

11.4	Form of financial statements

All accounts (audited and unaudited) delivered under Clause ~~11.3~~ 11.3 (Provision of financial statements) will:

(a)	be prepared in accordance with GAAP;

(b)	when required to be audited, be audited by the auditors which are the Guarantor’s auditors at the date of this Guarantee or other auditors approved by the Security Trustee, provided that, such approval by the Security Trustee shall not be unreasonably withheld or delayed;

(c)	give a true and fair view of the state of affairs of the Guarantor and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and

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(d)	fully disclose or provide for all significant liabilities of the Guarantor and its subsidiaries.

11.5	Shareholder and creditor notices

The Guarantor will send the Security Trustee, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor’s shareholders or creditors generally or any class of them.

11.6	Consents

The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Security Trustee of, all consents required:

(a)	for the Guarantor to perform its obligations under this Guarantee;

(b)	for the validity or enforceability of this Guarantee;

and the Guarantor will comply with the terms of all such consents.

11.7	Notification of litigation

The Guarantor will provide the Security Trustee with details of any material legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted (and for this purpose proceedings shall be deemed to be material if they involve a claim in an amount exceeding ten million Dollars or the equivalent in another currency).

11.8	Domicile and principal place of business

The Guarantor:

(a)	will maintain its domicile and registered office at the address stated at the commencement of this ~~Agreement~~Guarantee or at such other address in Bermuda as is notified beforehand to the Security Trustee;

(b)	will maintain its principal place of business and keep its corporate documents and records in the United States of America at 7665 Corporate Center Drive, Miami, 33126, Florida ~~(Fax: (305) 436 4140)~~ or at such other address in the United States of America as is notified beforehand to the Security Trustee; and

(c)	will not move its domicile out of Bermuda nor its principal place of business out of the United States of America without the prior agreement of the Security Trustee, acting with the authorisation of the Secured Parties, such agreement not to be unreasonably withheld.

11.9	Notification of default

The Guarantor will notify the Security Trustee as soon as the Guarantor becomes aware of the occurrence of an Event of Default and will thereafter keep the Security Trustee fully up-to-date with all developments.

11.10	Maintenance of status

The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of Bermuda.

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11.11	Negative pledge

The Guarantor shall not, and shall procure that the Borrower will not, create or permit to arise any Security Interest over any asset present or future except Security Interests created or permitted by the Finance Documents and except for the following:

(a)	Security Interests created with the prior consent of the Security Trustee or otherwise permitted by the Finance Documents;

(b)	in the case of the Guarantor, Security Interests which qualify as Permitted Security Interests with respect to the Guarantor;

(c)	in the case of the Borrower, Security Interests permitted under clause 12.7 (~~n~~Negative pledge) of the Loan Agreement;

(d)	Security Interests provided in favour of lenders under and in connection with any refinancing of the Existing Indebtedness or any financing arrangements entered into by any member of the Group for the acquisition of additional or replacement ship(s) (including any refinancing of any such arrangement) but limited to:

(i)	pledges of the share capital of the relevant ship owning subsidiary(/ies); and/or

(ii)	ship mortgages and other securities over the financed ship(s).

11.12	No disposal of assets, change of business

The Guarantor will:

(a)	not, and shall procure that its subsidiaries, as a group, shall not, transfer all or substantially all of the cruise vessels owned by them and shall procure that any cruise vessels which are disposed of in compliance with the foregoing shall be disposed on a willing seller willing buyer basis at or about market rate and at arm’s length subject always to the provisions of any pertinent loan documentation, and

(b)	continue to be a holding company for a group of companies whose main business is the operation of cruise vessels as well as the marketing of cruises on board such vessels and the Guarantor will not change its main line of business so as to affect any Obligor’s ability to perform its obligations under the Finance Documents or to imperil, in the opinion of the Security Trustee, the security created by any of the Finance Documents or the SACE Insurance Policy.

11.13	No merger etc.

The Guarantor shall not enter into any form of merger, sub-division, amalgamation, restructuring, consolidation, winding-up, dissolution or anything analogous thereto or acquire any entity, share capital or obligations of any corporation or other entity (each of the foregoing being a “Transaction”) unless:

(a)	the Guarantor has notified the Security Trustee in writing of the agreed terms of the relevant Transaction promptly after such terms have been agreed as heads of terms (or similar) and thereafter notified the Security Trustee in writing of any significant amendments to such terms during the course of the negotiation of the relevant Transaction; and

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(b)	the relevant Transaction does not require or involve or result in any dissolution of the Guarantor so that at all times the Guarantor remains in existence; and

(c)	each notice delivered to the Security Trustee pursuant to paragraph ~~(a)~~ (a) above is accompanied by a certificate signed by the chief financial officer of the Guarantor whereby the Guarantor represents and warrants to the Security Trustee that the relevant Transaction will not:

(i)	adversely affect the ability of any Obligor to perform its obligations under the Finance Documents;

(ii)	imperil the security created by any of the Finance Documents or the SACE Insurance Policy; or

(iii)	affect the ability of the Guarantor to comply with the financial covenants contained in Clause ~~11.15.~~11.15 (Financial Covenants); and

(d)	if the merger or analogous transaction involves the Guarantor or the Borrower, all the necessary “Know your customer requirements” have been complied with.

11.14	Maintenance of ownership of Seven Seas and Borrower ~~and Guarantor~~.

(a)	The Guarantor shall remain the direct or indirect beneficial owner of the entire issued and allotted share capital of Seven Seas, free from any Security Interest and Seven Seas shall remain the legal holder and direct beneficial owner of all membership interest in the Borrower, free from any Security Interest, except that created in favour of the Security Trustee; or

(b)	no person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (15 USC §78a et seq.) (the “Exchange Act”) as in effect on the Delivery Date) shall acquire beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Guarantor’s equity interests ~~unless a combination of Apollo and Management (the “Permitted Holders”) shall own directly or indirectly, more than such person or “group” on a fully diluted basis of the voting interest in the Guarantor’s equity interests~~.

11.15	Financial Covenants

(a)	The Guarantor will not permit the Free Liquidity to be less than $50,000,000 at any time, save that until 31 December 2022, this amount shall be increased to $200,000,000.

(b)	The Guarantor will not permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than 0.70:1.00 at any time.

(c)	The Guarantor will not permit the ratio of Consolidated EBITDA to Consolidated Debt Service for the Group at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25:1.00 unless the Free Liquidity of the Group at all times during such period of four consecutive fiscal quarters ending as at the end of such fiscal quarter was equal to or greater than $100,000,000.

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11.16	Financial definitions

For the purposes of Clause ~~11.15~~11.15 (Financial Covenants):

(a)	“Cash Balance” shall mean, at any date of determination, the unencumbered and otherwise unrestricted cash and Cash Equivalents of the Group;

(b)	~~“~~“Cash Equivalents~~”~~“ shall mean:

(i)	~~(i)~~ securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition,

(ii)	~~(ii)~~ time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by any person,

(iii)	~~(iii)~~ repurchase obligations with a term of not more than 90 days for underlying securities of the types described in ~~clause (i)~~paragraph (i) above entered into with any bank meeting the qualifications specified in ~~clause (ii)~~paragraph (ii) above,

(iv)	~~(iv)~~ commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least B-1 or the equivalent thereof by Moody~~’~~’s and in each case maturing not more than one year after the date of acquisition by any other person, and

(v)	~~(v)~~ investments in money market funds substantially all of whose assets are comprised of securities of the types described in ~~clauses (i)~~paragraphs (i) through ~~(iv)~~ (iv) above;

(c)	“Consolidated Debt Service” shall mean, for any relevant period, the sum (without double counting), determined in accordance with GAAP, of:

(i)	the aggregate principal payable or paid during such period on any Indebtedness for Borrowed Money of any member of the Group, other than:

(A)	principal of any such Indebtedness for Borrowed Money prepaid at the option of the relevant member of the Group or by virtue of ~~“~~“cash sweep~~”~~“ or ~~“~~“special liquidity~~”~~“ cash sweep provisions (or analogous provisions) in any debt facility of the Group;

(B)	principal of any such Indebtedness for Borrowed Money prepaid upon a sale or a Total Loss of any ship (as if references in that definition were to all ships and not just the Ship) owned or leased under a capital lease by any member of the Group; and

(C)	balloon payments of any such Indebtedness for Borrowed Money payable during such period (and for the purpose of this paragraph ~~(c)~~ (c) a ~~“~~“balloon payment~~”~~“ shall not include any scheduled repayment instal~~l~~ment of such Indebtedness for Borrowed Money which forms part of the balloon);

(ii)	Consolidated Interest Expense for such period;

(iii)	the aggregate amount of any dividend or distribution of present or future assets, undertakings, rights or revenues to any shareholder of any member of the Group (other than the Guarantor, or one of its wholly owned Subsidiaries) or any dividends or distributions other than tax distributions in each case paid during such period; and

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(iv)	all rent under any capital lease obligations by which the Guarantor or any consolidated Subsidiary is bound which are payable or paid during such period and the portion of any debt discount that must be amortized in such period;

as calculated in accordance with GAAP and derived from the then latest accounts delivered under Clause ~~11.3~~11.3 (Provision of financial statements);

(d)	“Consolidated EBITDA” shall mean, for any relevant period, the aggregate of:

(i)	Consolidated Net Income from the Guarantor’s operations for such period; and

(ii)	the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of gains and losses from the sale of assets or reserves relating thereto, Consolidated Interest Expense, depreciation and amortization, impairment charges and any other non-cash charges and deferred income tax expense for such period;

~~it being understood, for the avoidance of doubt, that, for purposes of determining compliance with Clause 11.15 for the first four fiscal quarters ending after the Effective Date of this Guarantee, Consolidated EBITDA for the Group shall include Consolidated EBITDA for the then most recently ended period of four consecutive fiscal quarters for Prestige Holdings and its Subsidiaries;~~

(e)	“Consolidated Interest Expense” shall mean, for any relevant period, the consolidated interest expense (excluding capitalized interest) of the Group for such period;

(f)	“Consolidated Net Income” shall mean, for any relevant period, the consolidated net income (or loss) of the Group for such period as determined in accordance with GAAP;

(g)	~~“~~“Free Liquidity~~”~~“ shall mean, at any date of determination, the aggregate of the Cash Balance or any other amounts available for drawing under other revolving or other credit facilities of the Group, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be repayable within six months;

(h)	~~“~~“Indebtedness~~”~~“ shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent including, without limitation, pursuant to an Interest Rate Protection Agreement or Other Hedging Agreement;

(i)	“Indebtedness for Borrowed Money” shall mean Indebtedness (whether present or future, actual or contingent, long-term or short-term, secured or unsecured) in respect of:

(i)	moneys borrowed or raised;

(ii)	the advance or extension of credit (including interest and other charges on or in respect of any of the foregoing);

(iii)	the amount of any liability in respect of leases which, in accordance with GAAP, are capital leases;

(iv)	the amount of any liability in respect of the purchase price for assets or services payment of which is deferred for a period in excess of 180 days;

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(v)	all reimbursement obligations whether contingent or not in respect of amounts paid under a letter of credit or similar instrument; and

(vi)	(without double counting) any guarantee of Indebtedness falling within paragraphs ~~(i)~~ (i) to ~~(v)~~ (v) above;

~~PROVIDED THAT~~Provided that the following shall not constitute Indebtedness for Borrowed Money:

(A)	loans and advances made by other members of the Group which are subordinated to the rights of the Secured Parties;

(B)	loans and advances made by any shareholder of the Guarantor which are subordinated to the rights of the Secured Parties on terms reasonably satisfactory to the Agent; and

(C)	any liabilities of the Guarantor or any other member of the Group under any Interest Rate Protection Agreement or any Other Hedging Agreement or other derivative transactions of a non-speculative nature;

(j)	~~“~~“Interest Rate Protection Agreement~~”~~“ shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into between a Lender or its Affiliate, or a Joint Mandated Lead Arranger or its Affiliate, and the Guarantor and/or the Borrower in relation to the Secured Liabilities of the Borrower under the Loan Agreement;

(k)	~~“~~“Other Hedging Agreement~~”~~“ shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements entered into between a Lender or its Affiliate, or a Joint Mandated Lead Arranger or its Affiliates, and the Guarantor and/or the Borrower in relation to the Secured Liabilities of the Borrower under the Loan Agreement and designed to protect against the fluctuations in currency or commodity values;

(l)	“Total Capitalization” means, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders~~’~~’ equity of the Group at such date determined in accordance with GAAP and derived from the then latest accounts delivered under Clause ~~11.3~~11.3 (Provision of financial statements); provided it is understood that the effect of any impairment of intangible assets shall be added back to stockholders~~’~~’ equity; and

(m)	“Total Net Funded Debt” shall mean, as at any relevant date:

(i)	Indebtedness for Borrowed Money of the Group on a consolidated basis; and

(ii)	the amount of any Indebtedness for Borrowed Money of any person which is not a member of the Group but which is guaranteed by a member of the Group as at such date;

less an amount equal to any Cash Balance as at such date; pProvided that any Commitments and other amounts available for drawing under other revolving or other credit facilities of the Group which remain undrawn shall not be counted as cash or indebtedness for the purposes of this Guarantee.

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11.17	Negative Undertakings

(a)	The Guarantor ~~shall~~may, subject to the provisions of paragraph (c) below:

(i)	~~(a) not~~ at any time ~~after~~prior to the end of the First Financial Quarter, declare or pay dividends or make other distributions or payment in respect of Financial Indebtedness owed to its shareholders without the prior written consent of the ~~Security Trustee, provided that~~Agent;

(ii)	~~the Guarantor may~~at any time after the end of the First Financial Quarter, declare ~~and~~or pay dividends ~~to its shareholders after the Delivery Date~~ or make ~~any~~ other distributions or payment~~s~~ in respect of Financial Indebtedness owed to its shareholders without the prior written consent of the Agent, subject to it on each such occasion satisfying the ~~Security Trustee~~Agent acting on behalf of the ~~Secured~~Creditor Parties that it will continue to meet all the requirements of Clause ~~11.15~~11.15 ( Financial Covenants), if such covenants were to be tested immediately following the payment of any such dividend; and

(iii)	pay dividends (x) to persons responsible for paying the tax liability in respect of consolidated, combined, unitary or affiliated tax returns for each relevant jurisdiction of the Group, or (y) to holders of the Guarantor’s Capital Stock with respect to income taxable as a result of a member of the Group being taxed as a pass-through entity for U.S. Federal, state and local income tax purposes or attributable to any member of the Group, provided that the actions in paragraphs (ii) and (III) above shall only be permitted if there is no Event of Default which is continuing under the Loan Agreement and no Event of Default would arise from the payment of such dividend.

(b)	Subject to the restrictions set out in Clause 11.19 (New capital raises or financing), the Guarantor shall not, and shall procure that none of its subsidiaries shall:

(i)	make loans to any person that is not the Guarantor or a direct or indirect subsidiary of the Guarantor; or

(ii)	issue or enter into one or more guarantees covering the obligations of any person which is not the Guarantor or a direct or indirect subsidiary of the Guarantor,

except if such loan is granted to a ~~non~~ non-subsidiary or such guarantee is issued in the ordinary course of business covering the obligations of a ~~non~~ non-subsidiary and the aggregate amount of all such loans and guarantees made or issued by the Guarantor and its subsidiaries does not exceed USD[*] or is otherwise approved by the Security Trustee which approval shall not be unreasonably withheld if such loan or guarantee in respect of a ~~non~~ non-subsidiary would neither:

(A)	affect the ability of any Obligor to perform its obligations under the Finance Documents; nor

(B)	imperil the security created by any of the Finance Documents or the SACE Insurance Policy; nor

(C)	affect the ability of the Guarantor to comply with the financial covenants contained in Clause ~~11.15~~ 11.15 (Financial Covenants) if such covenants were to be tested immediately following the grant of such loan or the issuance of such guarantee, as demonstrated by evidence satisfactory to the Security Trustee.

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(c)	Dividend restriction

During the period up to and including the 2021 Deferral Final Repayment Date, neither the Guarantor nor the Holding shall, and the Guarantor shall procure that none of its subsidiaries shall:

(i)	declare, make or pay any dividend or other distribution (or interest on any unpaid dividend or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	make any repayment of any kind under any shareholder loan; or

(iv)	redeem, repurchase (whether by way of share buy-back program or otherwise), defease, retire or repay any of its share capital or resolve to do so,

except that (A) any Obligor other than the Guarantor may pay dividends and other distributions, directly or indirectly, to the Guarantor for the purpose of providing liquidity to the Guarantor to enable the Guarantor to satisfy payment obligations for which the Guarantor is an obligor, (B) any Obligor may pay dividends in respect of the Tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated Tax returns for each relevant jurisdiction of the Group or the Holding or holder of the Guarantor’s capital stock with respect to income taxable as a result of any member of the Group or the Holding being taxed as a pass-through entity for U.S. Federal, state and local income Tax purposes or attributable to any member of the Group, (C) the Guarantor and the Holding may pay dividends and other distributions (x) in respect of a conversion, exchange, or repurchase of convertible or exchangeable notes and any conversion of preference shares to ordinary shares in connection therewith, provided that the cash portion of a repurchase of convertible or exchangeable notes is limited to the amount of interest that would otherwise be payable through maturity on the amount of such convertible or exchangeable notes being repurchased plus any amount in lieu of fractional shares and (y) to the extent contractually owed to holders of equity in the Guarantor or the Holding and (D) the Guarantor may pay dividends and other distributions to the Holding for the purposes of providing cash to the Holding for the payment of any Tax payable in connection with the Holding’s equity plan, provided that the actions in paragraphs (B) and (C) above shall only be permitted if there is no Event of Default which is continuing under the Loan Agreement and no Event of Default would arise from the payment of such dividend.

(d)	For the avoidance of doubt, the Holding gives no guarantee of any kind nor undertakes any obligations under this Guarantee other than the undertaking as expressly specified in paragraph (c) above.

11.18	Most favoured nations

(a)	The Guarantor undertakes that if at any time after the date of this Guarantee it enters into any financial contract or financial document relating to any Financial Indebtedness with or which has the support of any export credit agency and which contains pari passu provisions or cross default provisions which are more favourable to the lenders than those contained in paragraph (l) of clause 11.2 (Continuing representations and warranties) of the Loan Agreement and clause 18.6 (Cross default) of the Loan Agreement respectively, the Guarantor shall immediately notify the Borrower and the Agent of such provisions and the relevant provisions contained in the Loan Agreement shall be deemed amended so that such more favourable pari passu provisions or cross default provisions are granted to the Creditor Parties pursuant to the Loan Agreement.

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(b)	The Guarantor undertakes that if at any time after the date of this Guarantee, it or any other member of the Group is required to grant additional security in relation to a financial contract or financial document relating to any existing Financial Indebtedness:

(i)	with the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall be granted on a pari passu basis to the Lenders (and the Security Trustee agrees to enter and/or procure the entry by the relevant Secured Parties into such intercreditor documentation to reflect such pari passu ranking (in form and substance reasonably satisfactory to the Secured Parties) as may be required in connection with such arrangements);

(ii)	without the support of any export credit agency (excluding any extensions, increases or changes to the terms and conditions thereof), such security shall (without prejudice to any of the Obligors’ other obligations under the Finance Documents), subject to the provisions of Clause 11.11 (Negative pledge) of this Guarantee and clause 12.7 (Negative pledge) of the Loan Agreement, be permitted provided that it shall not have an adverse effect on any Security Interests or other rights granted to the Secured Parties under the Finance Documents.

(c)	In respect of any new Financial Indebtedness (other than Permitted Financial Indebtedness), or any extensions, increases or changes to the terms and conditions of any existing Financial Indebtedness, in each case with or which has the support of any export credit agency, the Guarantor shall enter into good faith negotiations with the Security Trustee to grant additional security for the purpose of further securing the Loan, provided that any failure to reach agreement under this paragraph (c) following such good faith negotiations shall not constitute an Event of Default.

11.19	New capital raises or financing

(a)	Save as provided below, during the period up to and including the 2021 Deferral Final Repayment Date:

(i)	no new debt or equity issuance shall be raised and no new Financial Indebtedness shall be incurred by the Group (including, for the avoidance of doubt, inter-company loans);

(ii)	no non-arm’s length disposals of any asset relating to the Group fleet shall be made; and

(iii)	no additional Security Interests securing existing Financial Indebtedness will be created or permitted to subsist by any Obligor (unless the Lenders benefit from this new security on a pari passu basis).

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(b)	The restrictions in paragraph (a) above shall not apply in relation to:

(i)	any refinancing of any bond issuance of, or loan entered into by, the Group (A) which matures during such period or (B) where not maturing during such period, which shall be on terms which include any of the following (evidence of which shall be provided to the Agent by the Guarantor) resulting, when taken as a whole, in an improvement of the ability of the Obligors to meet their obligations under the Finance Documents: an extension of the repayment terms; a decrease in the interest rate; or the conversion of such Financial Indebtedness from secured to unsecured or first to second priority;

(ii)	any debt or equity issuance provided prior to 31 December 2022 to provide the Group with crisis and/or recovery related funding in respect of the impact of the Covid-19 pandemic;

(iii)	any debt or equity issuance being raised on or after 31 December 2022 to support the Group with the impact of the Covid-19 pandemic, made with the prior written consent of SACE;

(iv)	any debt or equity issuance being raised to finance any instalment of a cruise vessel already contracted for or contracted for during such period or any refurbishment, maintenance, upgrade or lengthening of a cruise ship during such period (including without limitation any costs incurred by the owner of a cruise ship in connection therewith);

(v)	any debt or equity issuance being raised to finance capital expenditure for projects which are already contracted for but in respect of which committed financing has not yet been obtained, and which, in each case has been (or will be) listed in the Information Package submitted to the Agent prior to the 2021 Deferral Effective Date;

(vi)	any extension or renewal of revolving credit facilities, and made with the prior written consent of SACE if any additional security is to be granted;

(vii)	any new debt or equity issuance otherwise agreed by SACE;

(viii)	any inter-company loan or operating arrangement which from an accounting perspective has the effect of an intercompany loan (an “intercompany arrangement”) which:

(A)	is existing as at the date of the 2021 Amendment and Restatement Agreement;

(B)	is made among any Group members or any Group member with the Holding provided that:

(1)	any inter-company arrangement is made solely for the purpose of regulatory or Tax purposes carried out in the ordinary course of business and on an arm’s length basis; and

(2)	the aggregate principal amount of any inter-company arrangements pursuant to this paragraph (B) does not exceed [*] Dollars ($[*]) at any time;

(C)	has been approved with the prior written consent of SACE;

(ix)	any Permitted Security Interest;

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(x)	any Security Interest otherwise approved with the prior written consent of SACE;

(xi)	any Financial Indebtedness incurred in the ordinary course of business which in the aggregate does not exceed USD [*] during any twelve-month period; or

(xii)	without prejudice to clauses 12.10 (Mergers) and 12.14 (Investments) of the Loan Agreement and Clause 11.13 (No merger etc.), the issuance of share capital by any Group member to another Group member.

11.20	Payments under the Shipbuilding Contracts

Until the 2021 Deferral Final Repayment Date:

(a)	the Guarantor shall and the Guarantor shall procure that any member of the Group that has entered into a shipbuilding contract with a shipbuilder or enters into any such shipbuilding contract, in each case which is financed with the support of SACE (the “Covered Shipbuilding Contracts”) shall continue to perform all of their respective obligations as set out in any Covered Shipbuilding Contract (including without limitation the payment of any instalments due under any Covered Shipbuilding Contract (as the same may have been amended prior to the 2021 Deferral Effective Date), and subject to any amendment agreed pursuant to paragraph (b) below). The Guarantor shall and the Guarantor shall procure that any member of the Group shall promptly notify the Agent and SACE of any failure by it to comply with any due and owing obligations under a Covered Shipbuilding Contract; and

(b)	the Guarantor shall and the Guarantor shall procure that any member of the Group further undertakes to consult with the Agent and SACE in respect of any proposed amendment to a Covered Shipbuilding Contract insofar as any such proposed amendment relates to a payment instalment or (save as expressly permitted by the Loan Agreement) a delivery date or any other substantial amendment which may affect the related financing and to obtain the Agent and SACE’s approval prior to executing any such amendment.

11.21	Breach of new covenants or the Principles

(a)	Failure to comply, until the 2021 Deferral Final Repayment Date, with the provisions of paragraph (f) of Clause 11.3 (Provision of financial statements), paragraph (c) of Clause 11.17 (Negative Undertakings), Clause 11.19 (New capital raises or financing) Clause 11.20 (Payments under the Shipbuilding Contracts), or to otherwise duly perform and observe the other requirements and obligations set out in the Principles shall, in each case, not constitute an Event of Default under the Loan Agreement but (in the case of any failure that is capable of remedy (in the opinion of the Agent, at its sole discretion), including any failure to comply with Clause 11.20 (Payments under the Shipbuilding Contracts) or paragraph (f) of Clause 11.3 (Provision of financial statements), only if such failure is not remedied within the Relevant Period pursuant to clause 18.4 (Breach of other obligations) of the Loan Agreement from the date of such failure to comply) shall have the following consequences:

(i)	the Agent shall reinstate from the date of such breach the requirement to comply with the covenant granted pursuant to clause 15 (Security Value Maintenance) of the Loan Agreement and the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) which was otherwise suspended by operation of the Loan Agreement and this Guarantee;

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(ii)	in respect of paragraph (c) of Clause 11.17 (Negative Undertakings) and 11.19 (New capital raises or financing), as well as a failure to perform and observe the other requirements and obligations set out in the Principles (including but not limited to any Obligor (a) commencing, or having commenced against it, any case, proceeding or other action seeking (i) to adjudicate it as bankrupt or insolvent, (ii) reorganization, arrangement, winding-up, liquidation, dissolution, or other relief with respect to it or its debts, (iii) the appointment of a receiver, trustee, or custodian or other similar official for it or for all or a substantial part of its assets, (b) making a general assignment for the benefit of its creditors, (c) being unable to, or admitting in writing its inability to, pay its debts as they become due, or (d) taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in (a), (b) or (c) hereof):

(A)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled;

(B)	all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs and SIMEST arrangements) of the Loan Agreement); and

(iii)	in respect of Clause 11.20 (Payments under the Shipbuilding Contracts) and paragraph (f) of Clause 11.3 (Provision of financial statements), shall entitle the Agent, (acting on the instructions of the Lenders), by notice to the Guarantor and the Borrower to:

(A)	cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and

(B)	declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches be immediately due and payable, whereupon they shall become immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs sand SIMEST arrangements) of the Loan Agreement); and

(b)	Save as permitted by Clause 11.19 (New capital raises or financing), if at any time after the 2021 Deferral Effective Date:

(i)	the Guarantor or any other Group member enters into any financial contract or financial document relating to any Financial Indebtedness and which contains any debt deferral or covenant waivers of existing debt, or the raising of any new debt intended to reimburse existing debt that benefits from additional security or more favourable terms than those available to the Lenders (unless they are granted to the Lenders on a pari passu basis);

(A)	the requirement to comply with the covenant granted pursuant to clause 15 (Security Value Maintenance) of the Loan Agreement and the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) which was otherwise suspended until 31 December 2022 shall be reinstated;

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(B)	the Deferral Commitments and the availability of the Deferral Tranches will be immediately cancelled; and

(C)	all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches will be immediately due and payable, (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs and SIMEST arrangements) of the Loan Agreement);

(ii)	the Guarantor or any other Group member makes a prepayment (save for any mandatory prepayment necessary to avoid an event of default (however defined)) of any Financial Indebtedness (unless this is done on a pari passu basis with the obligations owed to the Lenders hereunder):

(A)	the requirement to comply with the covenant granted pursuant to clause 15 (Security Value Maintenance) of the Loan Agreement and the financial covenants set out in paragraphs (b) and (c) of Clause 11.15 (Financial Covenants) which was otherwise suspended until 31 December 2022 shall be reinstated;

(B)	the Agent shall be entitled (acting on the instructions of the Lenders) to cancel the Deferral Commitments and the availability of the Deferral Tranches whereupon they shall immediately be cancelled; and

(c)	declare that all or part of the Deferral Tranches, together with accrued interest, deferred costs pursuant to clause 6.4 (Deferred Costs) of the Loan Agreement and all other amounts accrued or outstanding under the Loan Agreement in connection with the Deferral Tranches will be immediately due and payable (including, for the avoidance of doubt, any breakage costs pursuant to clause 20.2 (Breakage costs and SIMEST arrangements) of the Loan Agreement).

12	Judgments and Currency Indemnity

12.1	Judgments relating to Loan Agreement

This Guarantee shall cover any amount payable by the Borrower under or in connection with any judgment relating to the Loan Agreement.

12.2	Currency indemnity

In addition, clause 20.4 (Currency indemnity) of the Loan Agreement shall apply, with any necessary adaptations, in relation to this Guarantee.

13	Set-Off

13.1	Application of credit balances

Each Secured Party may without prior notice:

(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of that Secured Party in or towards satisfaction of any sum then due from the Guarantor to that Secured Party under this Guarantee; and

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(b)	for that purpose:

(i)	break, or alter the maturity of, all or any part of a deposit of the Guarantor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Secured Party concerned considers appropriate.

13.2	Existing rights unaffected

No Secured Party shall be obliged to exercise any of its rights under Clause ~~13.1~~13.1 (Application of credit balances); and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which a Secured Party is entitled (whether under the general law or any document).

13.3	Sums deemed due to a Lender

For the purposes of this Clause ~~13~~13 (Set-Off), a sum payable by the Guarantor to the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender’s proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to that Lender.

14	Supplemental

14.1	Continuing guarantee

This Guarantee shall remain in force as a continuing security at all times during the Security Period, regardless of any intermediate payment or discharge in whole or in part.

14.2	Rights cumulative, non-exclusive

The Security Trustee’s rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

14.3	No impairment of rights under Guarantee

If the Security Trustee omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Security Trustee under this Guarantee.

14.4	Severability of provisions

If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

14.5	Guarantee not affected by other security

This Guarantee is in addition to and shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Security Trustee or any Secured Party may now or later hold in connection with the Loan Agreement.

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14.6	Guarantor bound by Loan Agreement

(a)	The Guarantor is fully familiar with, and agrees to all the provisions of, the Loan Agreement and the other Finance Documents to which it is not a party.

(b)	The Guarantor agrees with the Security Trustee:

(i)	~~The Guarantor agrees with the Security Trustee~~ to be bound by all provisions of the Loan Agreement which are applicable to the Obligors in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee~~.~~; and

(ii)	that any provision of the Loan Agreement which, by its terms, applies or relates to the Finance Documents generally applies to this Guarantee.

(c)	Clause [36] (Bail-In) of the Loan Agreement shall apply to this Guarantee as if it was expressly incorporated in this Guarantee with any necessary modifications.

14.7	Applicability of provisions of Guarantee to other Security Interests

Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses ~~3 and 17~~ 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement) shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses ~~3 and 17~~3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement).

14.8	Applicability of provisions of Guarantee to other rights

Clauses ~~3 and 17~~ 3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement) shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to ~~c~~Clauses ~~3 and 17~~3 (Liability as Principal and Independent Debtor) and 17 (Invalidity of Loan Agreement)), being an agreement referring to this Guarantee.

14.9	Third party rights

Other than a Secured Party or the Italian Authorities, no person who is not a party to this Guarantee has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.

14.10	Waiver of rights against SACE

Nothing in this Guarantee or any of the Finance Documents is intended to grant to the Guarantor or any other person any right of contribution from or any other right or claim against SACE and the Guarantor hereby waives irrevocably any right of contribution or other right or claim as between itself and SACE.

14.11	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Guarantee will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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14.12	Guarantor intent

Without prejudice to the generality of Clause 1.3 (Application of construction and interpretation provisions of Loan Agreement) and Clause 3.2 (Waiver of rights and defences), the Guarantor expressly confirms that it intends that this Guarantee and any Security Interest created by it under any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15	Assignment and Transfer

15.1	Assignment and transfer by Security Trustee

(a)	The Security Trustee may assign or transfer its rights under and in connection with this Guarantee to the same extent as it may assign or transfer its rights under the Loan Agreement.

(b)	The Guarantor may not assign or transfer its rights under and in connection with this Guarantee.

16	Notices

16.1	Notices to Guarantor

Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or ~~fax~~email at:

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami

Florida, 33126

~~Fax: (305) 436 4140~~

Attention: Chief Financial Officer and General Counsel

Email: [*] / [*]

or to such other address which the Guarantor may notify to the Security Trustee.

16.2	Application of certain provisions of Loan Agreement

Clauses 31.3 (Effective date of notices) to 31.9 (Meaning of “notice”) of the Loan Agreement apply to any notice or demand under or in connection with this Guarantee.

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16.3	Validity of demands

A demand under this Guarantee shall be valid notwithstanding that it is served:

(a)	on the date on which the amount to which it relates is payable by the Borrower under the Loan Agreement;

(b)	at the same time as the service of a notice under clause 18.21 (~~a~~Actions following an Event of Default) of the Loan Agreement~~;~~,

and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement without specifying a particular sum or aggregate sum.

16.4	Notices to Security Trustee

Any notice to the Security Trustee under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Security Trustee under the Loan Agreement.

17	Invalidity of Loan Agreement

17.1	Invalidity of Loan Agreement

In the event of:

(a)	the Loan Agreement or any provision thereof now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b)	without limiting the scope of paragraph ~~(a)~~(a), a bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue);

this Guarantee shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid, legal and enforceable, or the Borrower had not suffered bankruptcy, or any combination of such events or circumstances, as the case may be, and the Borrower had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated; and references in this Guarantee to amounts payable by the Borrower under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.

17.2	Invalidity of Finance Documents

Clause ~~17.1~~ 17.1 (Invalidity of Loan Agreement) also applies to each of the other Finance Documents to which the Borrower is a party.

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18	Governing Law and Jurisdiction

18.1	English law

This Guarantee and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

18.2	Exclusive English jurisdiction

~~Subject to Clause 18.3, the~~The courts of England shall have exclusive jurisdiction to settle any Dispute.

~~18.3 Choice of forum for the exclusive benefit of the Security Trustee~~

~~Clause 18.2 is for the exclusive benefit of the Security Trustee, which reserves the rights:~~

~~(a) to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and~~

~~(b) to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.~~

~~The Guarantor shall not commence any proceedings in any country other than England in relation to a Dispute.~~

18.3	~~18.4~~ Process agent

The Guarantor irrevocably appoints ~~EC3 Services Limited at its registered office for the time being~~Hannaford Turner LLP, ~~p~~cur~~es~~rently ~~at The St Botolph Building, 138 Houndsditch~~of 9 Cloak Lane, London~~,~~ EC~~3A 7~~4~~A~~R 2RU, United Kingdom, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

18.4	~~18.5~~ Secured Parties’ rights unaffected

Nothing in this Clause ~~18~~ 18 (Governing Law and Jurisdiction) shall exclude or limit any right which any Secured Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

18.5	~~18.6~~ Meaning of “proceedings”

In this Clause ~~18~~18 (Governing Law and Jurisdiction), “proceedings” means proceedings of any kind, including an application for a provisional or protective measure and a “Dispute” means any dispute arising out of or in connection with this Guarantee (including a dispute relating to the existence, validity or termination of this Guarantee) or any non-contractual obligation arising out of or in connection with this Guarantee.

~~THIS GUARANTEE~~This Amended and Restated Guarantee has been entered into on the date stated at the beginning of this Guarantee.

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~~Execution Page~~

~~GUARANTOR~~
~~SIGNED by~~	~~)~~
~~for and on behalf of~~	~~)~~
~~NCL CORPORATION LTD.~~	~~)~~
~~as its duly appointed attorney-in-fact~~	~~)~~
~~in the presence of:~~	~~)~~
~~SECURITY TRUSTEE~~
~~SIGNED by~~	~~)~~
~~for and on behalf of~~	~~)~~
~~CRÉDIT AGRICOLE CORPORATE~~	~~)~~
~~AND INVESTMENT BANK~~	~~)~~
~~as its duly appointed attorney-in-fact~~	~~)~~
~~in the presence of:~~	~~)~~

Execution Page

GUARANTOR

SIGNED by	)
duly authorised	)
for and on behalf of	)
NCL CORPORATION LTD.	)
as its duly appointed attorney-in-fact	)
in the presence of:	)

SECURITY TRUSTEE

SIGNED by	)
for and on behalf of	)
CRÉDIT AGRICOLE CORPORATE AND	)
INVESTMENT BANK	)
as its duly appointed attorney-in-fact	)
in the presence of:	)

HOLDING

SIGNED by	)
for and on behalf of	)
NORWEGIAN CRUISE LINE HOLDINGS LTD.	)
as its duly appointed attorney-in-fact	)
in the presence of:	)